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                       PETROLEUM HEAT AND POWER CO., INC.



                      ------------------------------------



                                      THIRD
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                           dated as of August 1, 1994



                      -------------------------------------


                                 CHEMICAL BANK,
                                    as Agent




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
                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . . .   22

SECTION 2.  AMOUNT AND TERMS OF WORKING CAPITAL
                 LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     2.1  Working Capital Loan Commitments  . . . . . . . . . . . . . . . .   22
     2.2  Working Capital Notes . . . . . . . . . . . . . . . . . . . . . .   23
     2.3  Procedure for Borrowing Working Capital Loans . . . . . . . . . .   23
     2.4  Use of Proceeds of Working Capital Loans  . . . . . . . . . . . .   24

SECTION 3.  TERMS OF INVENTORY LETTERS OF CREDIT
                 SUB-FACILITY   . . . . . . . . . . . . . . . . . . . . . .   24
     3.1  Inventory L/C Commitment  . . . . . . . . . . . . . . . . . . . .   24
     3.2  Procedure for Issuance of Inventory Letters of Credit . . . . . .   25
     3.3  Fees, Commissions and Other Charges . . . . . . . . . . . . . . .   25
     3.4  Inventory L/C Participations  . . . . . . . . . . . . . . . . . .   26
     3.5  Inventory Reimbursement Obligation of the Company . . . . . . . .   27
     3.6  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . .   27
     3.7  Inventory Letter of Credit Payments . . . . . . . . . . . . . . .   28
     3.8  Application . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 4.  AMOUNT AND TERMS OF ACCEPTANCE
                 SUB-FACILITY   . . . . . . . . . . . . . . . . . . . . . .   28
     4.1  Acceptance Commitments  . . . . . . . . . . . . . . . . . . . . .   28
     4.2  Creation of Acceptances . . . . . . . . . . . . . . . . . . . . .   28
     4.3  Discount of Acceptances . . . . . . . . . . . . . . . . . . . . .   29
     4.4  Acceptance Reimbursement Obligations  . . . . . . . . . . . . . .   30
     4.5  Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . .   30
     4.6  Supply of Drafts  . . . . . . . . . . . . . . . . . . . . . . . .   31
     4.7  Delivery of Certain Documentation . . . . . . . . . . . . . . . .   31
     4.8  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     4.9  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   32

SECTION 5.  AMOUNT AND TERMS OF ACQUISITION R/C LOANS . . . . . . . . . . .   32
     5.1  Acquisition Loan Commitments  . . . . . . . . . . . . . . . . . .   32
     5.2  Acquisition Notes . . . . . . . . . . . . . . . . . . . . . . . .   32
     5.3  Procedure for Borrowing Acquisition R/C Loans . . . . . . . . . .   32
     5.4  Use of Proceeds of Acquisition R/C Loans  . . . . . . . . . . . .   33

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                                                                            ----

SECTION 6.  TERMS OF ACQUISITION LETTER OF CREDIT
                 FACILITY   . . . . . . . . . . . . . . . . . . . . . . . .   33
     6.1  Acquisition L/C Commitment  . . . . . . . . . . . . . . . . . . .   33
     6.2  Procedure for Issuance of Acquisition Letters of Credit . . . . .   34
     6.3  Fees, Commissions and Other Charges . . . . . . . . . . . . . . .   34
     6.4  Acquisition L/C Participations  . . . . . . . . . . . . . . . . .   35
     6.5  Acquisition L/C Reimbursement Obligation of the Company . . . . .   36
     6.6  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . .   36
     6.7  Acquisition Letter of Credit Payments . . . . . . . . . . . . . .   37
     6.8  Application . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
     6.9  Certain Existing Letters of Credit  . . . . . . . . . . . . . . .   37

SECTION 7.  AMOUNT AND TERMS OF ACQUISITION TERM LOANS  . . . . . . . . . .   37
     7.1  Acquisition Term Loan . . . . . . . . . . . . . . . . . . . . . .   37
     7.2  Acquisition Notes . . . . . . . . . . . . . . . . . . . . . . . .   38
     7.3  Procedure for Borrowing Acquisition Term Loans  . . . . . . . . .   38
     7.4  Repayment of Acquisition Term Loans and Cash Collateralization of
          Acquisition Letters of Credit   . . . . . . . . . . . . . . . . .   38
     7.5  Use of Proceeds of Acquisition Term Loans . . . . . . . . . . . .   39

SECTION 8.  PROVISIONS RELATING TO CERTAIN EXTENSIONS
                 OF CREDIT; FEES AND PAYMENTS   . . . . . . . . . . . . . .   39
     8.1  Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . .   39
     8.2  Termination or Reduction of Commitments . . . . . . . . . . . . .   39
     8.3  Payments and Voluntary Prepayments  . . . . . . . . . . . . . . .   39
     8.4  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . .   40
     8.5  Annual Clean-Up . . . . . . . . . . . . . . . . . . . . . . . . .   41
     8.6  Interest Rates and Payment Dates  . . . . . . . . . . . . . . . .   41
     8.7  Computation of Interest and Fees; Payments  . . . . . . . . . . .   42
     8.8  Conversion and Continuation Options . . . . . . . . . . . . . . .   42
     8.9  Minimum Amounts of Tranches . . . . . . . . . . . . . . . . . . .   43
     8.10 Inability to Determine Eurodollar Rate  . . . . . . . . . . . . .   43
     8.11 Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     8.12 Requirements of Law . . . . . . . . . . . . . . . . . . . . . . .   44
     8.13 Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     8.14 Balance Deficiency Fees . . . . . . . . . . . . . . . . . . . . .   45
     8.15 Pro Rata Treatment and Payments . . . . . . . . . . . . . . . . .   46
     8.16 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 9.  CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT AND TO INITIAL
            EXTENSIONS OF CREDIT  . . . . . . . . . . . . . . . . . . . . .   48
     9.1  Conditions to Effectiveness of Initial Extensions of Credit
          hereunder   . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
          (a)  Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . .   48
          (b)  Corporate Proceedings  . . . . . . . . . . . . . . . . . . .   48
          (c)  Corporate Documents  . . . . . . . . . . . . . . . . . . . .   48

                                                                            Page
                                                                            ----

          (d)  Incumbency Certificates  . . . . . . . . . . . . . . . . . .   48
          (e)  Receipt of Certain Documents   . . . . . . . . . . . . . . .   48
          (f)  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
          (g)  Borrowing Base Certificate   . . . . . . . . . . . . . . . .   49
          (h)  Lien Searches  . . . . . . . . . . . . . . . . . . . . . . .   49
          (i)  Legal Matters  . . . . . . . . . . . . . . . . . . . . . . .   49
     9.2  Conditions of All Extensions of Credit  . . . . . . . . . . . . .   50
          (a)  Representations and Warranties; No Default   . . . . . . . .   50
          (b)  Legal Matters  . . . . . . . . . . . . . . . . . . . . . . .   50
     9.3  Additional Conditions of Acquisition R/C Loans  . . . . . . . . .   50
          (a) Covenant Compliance   . . . . . . . . . . . . . . . . . . . .   50
          (b)  Notice of Acquisition  . . . . . . . . . . . . . . . . . . .   50

SECTION 10.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .   51
     10.1  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . .   51
     10.2  Corporate Power and Authorization; Enforceable Obligations . . .   51
     10.3  No Legal Bar to Loans  . . . . . . . . . . . . . . . . . . . . .   51
     10.4  No Material Litigation . . . . . . . . . . . . . . . . . . . . .   52
     10.5  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
     10.6  Ownership of Properties; Liens . . . . . . . . . . . . . . . . .   52
     10.7  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
     10.8  Financial Condition  . . . . . . . . . . . . . . . . . . . . . .   52
     10.9  Filing of Statements and Reports . . . . . . . . . . . . . . . .   53
     10.10 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
     10.11 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .   54
     10.12 Investment Company Act; Other Regulations  . . . . . . . . . . .   54
     10.13 Federal Regulations  . . . . . . . . . . . . . . . . . . . . . .   54
     10.14 Environmental Matters  . . . . . . . . . . . . . . . . . . . . .   54

SECTION 11.  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . .   55
     11.1  Financial Statements . . . . . . . . . . . . . . . . . . . . . .   55
     11.2  Payment of Obligations . . . . . . . . . . . . . . . . . . . . .   57
     11.3  Maintenance of Properties; Insurance . . . . . . . . . . . . . .   57
     11.4  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
     11.5  Conduct of Business and Maintenance of Existence . . . . . . . .   58
     11.6  Inspection of Property, Books and Records  . . . . . . . . . . .   58
     11.7  ERISA Reports  . . . . . . . . . . . . . . . . . . . . . . . . .   59
     11.8  Execution of Guaranties and Security Agreements by Additional
          Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .   59
     11.9  Maintenance of Collateral  . . . . . . . . . . . . . . . . . . .   59
     11.10 Update of Customer Lists . . . . . . . . . . . . . . . . . . . .   60
     11.11 Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .   60

SECTION 12.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . .   61
     12.1  Limitation on Indebtedness . . . . . . . . . . . . . . . . . . .   61

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     12.2  Limitations on Liens . . . . . . . . . . . . . . . . . . . . . .   61
     12.3  Limitation on Contingent Obligations . . . . . . . . . . . . . .   62
     12.4  Prohibition of Fundamental Changes . . . . . . . . . . . . . . .   62
     12.5  Limitation on Investments, Loans and Advances  . . . . . . . . .   63
     12.6  Prohibition of Certain Prepayments and Dividends . . . . . . . .   63
     12.7  Limitation on Leases . . . . . . . . . . . . . . . . . . . . . .   64
     12.8  Consolidated Cash Flow . . . . . . . . . . . . . . . . . . . . .   64
     12.9  Consolidated Capital Funds . . . . . . . . . . . . . . . . . . .   64
     12.10 Limitation on Funded Debt  . . . . . . . . . . . . . . . . . . .   64
     12.11 Covenant Not to Compete  . . . . . . . . . . . . . . . . . . . .   65
     12.12 Adjusted Consolidated Cash Flow. . . . . . . . . . . . . . . . .   65
     12.13 Limitation on Negative Pledge Clauses  . . . . . . . . . . . . .   65

SECTION 13.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . .   66

SECTION 14.  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . .   69
     14.1  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . .   69
     14.2  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . .   69
     14.3  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . .   69
     14.4  Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . .   70
     14.5  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . .   70
     14.6  Non-Reliance on Agent and Other Banks  . . . . . . . . . . . . .   70
     14.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .   71
     14.8  Agent in Its Individual Capacity . . . . . . . . . . . . . . . .   71
     14.9  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . .   71

SECTION 15. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .   72
     15.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . .   72
     15.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
     15.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . .   73
     15.4  Survival of Representations and Warranties . . . . . . . . . . .   73
     15.5  Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . .   73
     15.6  Successors and Assigns; Participations; Purchasing Banks . . . .   74
     15.7  Adjustments; Set-off . . . . . . . . . . . . . . . . . . . . . .   77
     15.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .   77
     15.9  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . .   78
     15.10 Submission To Jurisdiction; Waivers  . . . . . . . . . . . . . .   78



SCHEDULES
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Schedule I     Commitments; Commitment Percentages; Addresses for Notices
ySchedule II   Subsidiaries
Schedule III   Subordinated and Other Indebtedness

Schedule IV    Acquisitions Since March 31, 1994
Schedule V     Existing Acquisition Letters of Credit

EXHIBITS
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Exhibit A Form of Working Capital Note
Exhibit B Form of Acquisition Note
Exhibit C Form of Third Amended and Restated Company Security Agreement Exhibit D Form of Cash Collateral Agreement
Exhibit E Form of Third Amended and Restated Subsidiary Guarantee
Exhibit F Form of Third Amended and Restated Subsidiary Security Agreement Exhibit G Form of Request for Acceptances
Exhibit H Form of Draft
Exhibit I Form of Borrowing Base Certificate
Exhibit J Form of Assignment and Acceptance
Exhibit K Form of Line Letter

          THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 1, 1994, among:

     (a) PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company");
           -------

     (b) the banks and other financial institutions from time to time parties hereto (collectively, the "Banks"); and
                                     -----

     (c) CHEMICAL BANK, a New York banking corporation, as agent for such Banks (in such capacity, the "Agent").
                                  -----


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and Manufacturers Hanover Trust Company were parties to a Credit Agreement, dated as of December 31, 1986 (as amended, supplemented or otherwise modified from time to time, the "Original Agreement");
                                                           ------------------

          WHEREAS, the Original Agreement was amended and restated pursuant to the Amended and Restated Credit Agreement, dated as of May 1, 1989 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "A&R Agreement"), among the Company, Maxwhale Corp., the banks parties
     -------------
thereto and Manufacturers Hanover Trust Company, as agent for such banks;

          WHEREAS, the A&R Agreement was amended and restated pursuant to the Second Amended and Restated Credit Agreement, dated as of December 31, 1992 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Agreement"), among the Company, Maxwhale Corp., the banks
             ------------------
parties thereto and Chemical Bank (as successor by merger to Manufacturers Hanover Trust Company), as agent for such banks;

          WHEREAS, the Company has requested that the Existing Agreement be amended to contain, inter alia, (a) a revolving credit and letter of credit
                    ----- ----
facility to provide financing for the Company's ongoing acquisition program and
(b) certain other provisions upon the terms and subject to the conditions herein contained; and

          WHEREAS, each of the parties to the Existing Agreement (after giving effect to the assignment effected hereby of Fleet Bank's interest to NationsBank of North Carolina, N.A.) is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Agreement, for convenience of reference, has agreed to restate the Existing Agreement as so amended;

          WHEREAS, each of the Banks and the other parties hereto are agreeable to the terms and provisions of the Existing Agreement as amended and restated hereby;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Agreement agree that the Existing Agreement shall be and hereby is amended and restated in its entirety and the parties hereto hereby agree as follows:

          SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings, unless the context otherwise requires:

          "Acceptance Rate" shall mean the rate for any Acceptance financing
           ---------------
     equal to 1 and 1/2% per annum above the discount rate, as determined from time to time by each Bank in its sole and absolute discretion, as generally available to other customers of such Bank for bankers' acceptances, for up to and including 180-day tenor.

          "Acceptance Reimbursement Obligation" shall have the meaning set forth
           -----------------------------------
     in subsection 4.4(a) hereof.

          "Acceptances" shall have the meaning set forth in subsection 4.1
           -----------
     hereof.

          "Accumulated Funding Deficiency" shall have the meaning set forth in
           ------------------------------
     Section 302 of ERISA.

          "Acquisition Commitment" shall mean, as to any Bank, its obligation to
           ----------------------
     make Acquisition R/C Loans to the Company and issue or participate in Acquisition Letters of Credit on behalf of the Company pursuant hereto in an aggregate principal and/or face amount not to exceed at any one time outstanding the amount set forth opposite such Bank's name in Schedule I, as such amount may be reduced from time to time as provided herein (collectively, as to all of the Banks, the "Acquisition Commitments").
                                                 -----------------------

          "Acquisition Commitment Period" shall mean the period from and
           -----------------------------
     including the date hereof to but not including the Commitment Termination Date or such earlier date on which the Acquisition Commitments shall terminate as provided herein.

          "Acquisition L/C Obligations" shall mean, at any time, an amount equal
           ---------------------------
     to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Acquisition Letters of Credit and (b) the aggregate amount of drawings under Acquisition Letters of Credit which have not then been reimbursed pursuant to subsection 6.5.

          "Acquisition L/C Reimbursement Obligations" shall mean the obligation
           -----------------------------------------
     of the Company to reimburse the Issuing Bank pursuant to subsection 6.5 for amounts drawn under Acquisition Letters of Credit.

          "Acquisition Letters of Credit" shall have the meaning set forth in
           -----------------------------
     subsection 6.1(a).

          "Acquisition Loan" shall mean an Acquisition R/C Loan or an
           ----------------
     Acquisition Term Loan, as the context shall require.

          "Acquisition Note" shall have the meaning set forth in subsection 5.2.
           ----------------

          "Acquisition R/C Loans" shall have the meaning set forth in subsection
           ---------------------
     5.1.

          "Acquisition Term Loan" shall have the meaning set forth in subsection
           ---------------------
     7.1.

          "Acquisition Term Loan Commitment" shall mean, as to any Bank, its
           --------------------------------
     obligation to make Acquisition Term Loans to the Company on the Commitment Termination Date in an aggregate principal amount at any one time outstanding not to exceed such Bank's Commitment Percentage of the Acquisition R/C Loans outstanding on the Commitment Termination Date (collectively, as to all of the Banks, the "Aggregate Acquisition Term Loan
                                                 -------------------------------
     Commitment").
     ----------

          "Adjusted Net Income" shall mean, for any fiscal year of the Company,
           -------------------
     Consolidated Net Income for such fiscal year plus, to the extent that any of the following were deducted in calculating such Consolidated Net Income, depreciation of capital assets, amortization of Customer Lists and deferred charges, Consolidated Net Lease Obligations and non-cash expenses associated with certain key employees' deferred compensation plans to the extent incurred prior to January 1, 1994; provided that, to the extent the
                                               --------
     liability recorded on the books of the Company relating to any such expense is reduced in such fiscal year, Adjusted Net Income for such fiscal year shall be reduced by an amount equal to such reduction.

          "Agent" shall have the meaning set forth in the preamble hereto.
           -----

          "Aggregate Outstanding Acquisition Extensions of Credit" shall mean,
           ------------------------------------------------------
     as to any Bank at any time, an amount equal to the sum of (a) the aggregate unpaid principal amount at such time of all Acquisition R/C Loans of such Bank then outstanding and (b) such Bank's Commitment Percentage of the Acquisition L/C Obligations then outstanding.

          "Aggregate Outstanding Working Capital Extensions of Credit" shall
           ----------------------------------------------------------
     mean, as to any Bank at any time, an amount equal to the sum of (a) the aggregate unpaid principal amount at such time of all Working Capital Loans of such Bank then outstanding, (b) the aggregate amount of all Acceptances (including, without limitation, Existing Acceptances) made by such Bank hereunder (or pursuant to the terms of the Existing Agreement, as the case may be) then outstanding and (c) such Bank's Commitment Percentage of the Inventory L/C Obligations then outstanding.

          "Agreement" shall mean this Third Amended and Restated Credit
           ---------
     Agreement, as amended, supplemented or otherwise modified from time to time.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
     (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime

     Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Alternate Base Rate Loans" shall mean Loans the rate of interest
           -------------------------
     applicable to which is based upon the Alternate Base Rate.

          "Applicable Margin" shall mean, for any day, for each Type of Working
           -----------------
     Capital Loan or Acquisition Loan, as the case may be, the rate per annum set forth for such Loan below opposite the Interest Coverage Ratio in effect on such day:

                               Working Capital         Acquisition
                               ---------------         -----------
                                    Loans                 Loans
                                    -----                 -----

              Interest          Base    Eurodol       Base    Eurodol
           Coverage Ratio       Rate      lar         Rate      lar
           --------------
                                Loans    Loans        Loans    Loans
                                -----    -----        -----    -----

              Interest          .00%     1.25%        .25%     1.75%
           Coverage Ratio
                  A
              Interest          .25%     1.50%        .50%     2.00%
           Coverage Ratio
                  B

              Interest          .50%     1.75%        .75%     2.25%
           Coverage Ratio
                  C

     For purposes of this definition, the Interest Coverage Ratio shall be determined as of the last day of each fiscal quarter of the Company for the period of the four fiscal quarters of the Company ending on the last day of such fiscal quarter. The Interest Coverage Ratio as so determined shall be deemed to be in effect from the fifth Business Day following the date of the receipt by the Banks of the financial statements covering such fiscal quarter (or fiscal year, in the case of the last fiscal quarter of each fiscal year) pursuant to subsections 11.1(a) or 11.1(b), as the case may be, until (but not including) the fifth Business Day following the delivery to the Banks of the financial statements covering the next succeeding fiscal quarter pursuant to subsection 11.1(a) or 11.1(b), as the case may be.

          "Application" shall mean an application, in such form as the Issuing
           -----------
     Bank may specify from time to time, requesting the Issuing Bank to open an Inventory Letter of Credit or an Acquisition Letter of Credit, as specified therein.

          "Asset Disposition" shall mean any sale, lease, transfer or other
           -----------------
     disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of
                                       -----------
     its Subsidiaries (including any disposition by means of merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a wholly-owned Subsidiary, (ii) a disposition of property or assets at fair market value in the ordinary course of business or (iii) a disposition of obsolete assets in the ordinary course of business.

          "Available Acquisition Commitment" shall mean, as to any Bank at any
           --------------------------------
     date, an amount equal to the excess, if any of (a) such Bank's Acquisition Commitment at such date over (b) the sum of such Bank's Aggregate Outstanding Acquisition Extensions of Credit at such date and (except for purposes of determining the commitment fee payable pursuant to subsection 8.1) such Bank's Commitment Percentage of any Indebtedness incurred pursuant to subsection 12.1(g) hereof to the extent that such Indebtedness is not secured by an Acquisition Letter of Credit.

          "Available Working Capital Commitment" shall mean, as to any Bank at
           ------------------------------------
     any date, an amount equal to the excess, if any of (a) such Bank's Working Capital Commitment at such date over (b) the sum of such Bank's Aggregate Outstanding Working Capital Extensions of Credit at such date.

          "balance deficiency percentage" shall have the meaning set forth in
           -----------------------------
     subsection 8.14(c).

          "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-
           ------------
     Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and
     (b) the C/D Assessment Rate.

          "benefitted Bank" shall have the meaning set forth in subsection 15.7
           ---------------
     hereof.

          "Borrowing Base" shall mean, on any date of determination thereof, the
           --------------
     amount equal to (a) the sum of (i) 90% of the aggregate amount of Eligible Accounts of the Company and its Subsidiaries and (ii) 80% of the aggregate amount of Eligible Inventory and Eligible Inventory Under Contract of the Company and its Subsidiaries minus (b) the Borrowing Base Adjustment. The Borrowing Base (including without limitation, the amount of Eligible Accounts, Eligible Inventory and the Borrowing Base Adjustment) on any date shall be determined by the Agent in accordance with the provisions of subsection 2.1(b) by reference to the most recent Borrowing Base Certificate delivered hereunder.

          "Borrowing Base Adjustment" shall mean, as of any date of
           -------------------------
     determination, the sum of (i) the aggregate amount of outstanding accounts payable for petroleum and/or propane purchases of the Company and its Subsidiaries as of such date and (ii) the aggregate amount of outstanding Working

Capital Borrowings (other than Working Capital Loans) on such date. The Borrowing Base Adjustment shall be determined by the Agent from time to time in accordance with the provisions of subsection 2.1(b) by reference to the most recent Borrowing Base Certificate delivered hereunder.

          "Borrowing Base Certificate" shall mean the certificate, substantially
           --------------------------
     in the form of Exhibit I, to be provided by the Company pursuant to subsection 11.1(g).

          "Borrowing Date" shall mean any Business Day specified in a notice
           --------------
     pursuant to subsection 2.3, 5.3 or 7.3 as a date on which the Company requests the Banks to make Loans hereunder.

          "Business" shall have the meaning set forth in subsection 10.14(b).
           --------

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in the City of New York are authorized or required by law to close.

          "Capital Stock" of any person shall mean any and all shares,
           -------------
     interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

          "Cash Collateral Account" shall mean that certain bank account within
           -----------------------
     the exclusive dominion and control of Chemical, as Depositary, opened for the benefit of the Agent and the Banks pursuant to the Cash Collateral Agreement.

          "Cash Collateral Agreement" shall mean the Cash Collateral Agreement,
           -------------------------
     dated as of the date hereof, among the Company, the Agent and Chemical, as Depositary, in substantially the form of Exhibit D hereto.

          "Cash Flow Covenant Amount" shall mean, at any date, the sum of (a)
           -------------------------
     the amount equal to 20% of each extension of credit made under the Acquisition Commitment (other than (i) Acquisition Term Loans and (ii) other extensions of credit under the Acquisition Commitments which refinance extensions of credit under the Acquisition Commitments which previously have been prepaid) more than 12 months prior to such date plus
     (b) the amount set forth below opposite the period during which such date occurs:

                  Period                  Amount
                  ------                  ------

               Prior to 12/31/94        $25,000,000
               12/31/94 - 03/30/95       27,500,000
               03/31/95 - 03/30/96       30,000,000
               03/31/96 - 03/30/97       35,000,000
               03/31/97 - thereafter     40,000,000

          "C/D Assessment Rate":  for any day as applied to any Alternate Base
           -------------------
     Rate Loan, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chemical to be payable on such day to the Federal Deposit Insurance

     Corporation or any successor ("FDIC") for FDIC's insuring time deposits
                                    ----
     made in Dollars at offices of Chemical in the United States.

          "C/D Reserve Percentage":  for any day as applied to any Alternate
           ----------------------
     Base Rate Loan, that percentage (as expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the
                                             -----
     maximum reserve requirement for a Depository Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Chemical" shall mean Chemical Bank.
           --------

          "Closing Date" shall mean the date upon which this Agreement is
           ------------
     executed and delivered by each of the initial parties hereto.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
     time to time.

          "Commercial Inventory Letter of Credit" shall have the meaning set
           -------------------------------------
     forth in subsection 3.1.

          "Commitment Percentage" shall mean, as to any Bank, the percentage set
           ---------------------
     forth opposite such Bank's name on Schedule I hereto, as the same may be adjusted from time to time in accordance herewith.

          "Commitment Period" shall mean the Acquisition Commitment Period or
           -----------------
     the Working Capital Commitment Period, as the context shall require.

          "Commitment Termination Date" shall mean June 30, 1996.
           ---------------------------

          "Commonly Controlled Entity" shall mean an entity, whether or not
           --------------------------
     incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA, as amended from time to time, or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          "Company" shall have the meaning set forth in the preamble hereto.
           -------

          "Consolidated Cash Flow" shall mean, for any period, the aggregate sum
           ----------------------
     of:  (i) Consolidated Net Income for such period; provided that all amounts
                                                       --------
     used in this calculation shall be determined in accordance with GAAP and that this calculation shall be made using "first-in/first-out" inventory valuation basis; (ii) the amount of depreciation of the capital assets of the Company and its Subsidiaries for such period to the extent that such amount was deducted from the computation of Consolidated Net Income for such period; (iii) the amount of amortization of the Customer Lists and deferred charges of the Company and its Subsidiaries for such period to the extent that such amount was deducted from the computation of Consolidated Net Income for such period; and (iv) the amount of non-cash expenses associated with certain key employees' deferred compensation plans for such period to the extent that such amount was deducted from the computation of Consolidated Net Income for such period and solely to the extent such expenses were incurred prior to January 1, 1994; provided that, to the extent the liability
                               --------
     recorded on the books of the Company relating to any such expense is reduced during such period, Consolidated Cash Flow for such period shall be reduced by an amount equal to such reduction.

          "Consolidated Cash Uses" shall mean, for any period (to the extent any
           ----------------------
     such uses referred to below were paid for in cash by the Company or any of its Subsidiaries to a Person other than the Company or any of its Subsidiaries), the aggregate sum of (i) capital expenditures made by the Company and its Subsidiaries during such period; provided that, in the
                                                      --------
     event that the Company or any of its Subsidiaries shall sell a capital asset owned by it during such period and shall, within six months of such sale, make a capital expenditure to acquire a substantially similar capital asset as a replacement for such sold capital asset, then for purposes of this definition, only that portion of the capital expenditure incurred by the Company or such Subsidiary, as the case may be, for such replacement capital asset in excess of the sale price of the sold similar capital asset shall be calculated for purposes of determining Consolidated Cash Uses for such period, (ii) dividends paid by the Company and its Subsidiaries during such period, (iii) payments made during such period with respect to Consolidated Funded Debt, (iv) payments made to, or amounts set aside for, any sinking or analogous fund during such period (net of any such amounts which have been returned to the Company and its Subsidiaries during such period), (v) payments made by the Company and its Subsidiaries during such period for the purpose of redeeming any capital stock of the Company or any of its Subsidiaries, as the case may be, during such period, (vi) payments made by the Company or any of its Subsidiaries during such period with respect to Financing Leases, (vii) payments made by the Company and its Subsidiaries during such period with respect to acquisition costs (including, without limitation, the aggregate unpaid principal amount at such time of all Acquisition Loans then outstanding, but net of any Net Cash Proceeds received by the Company and its Subsidiaries during such period from the extraordinary disposition of assets), and (viii) amounts deposited into the Cash Collateral Account during such period (net of amounts withdrawn from the Cash Collateral Account during such period).

          "Consolidated EBITDA Coverage Ratio" as of any date of determination
           ----------------------------------
     shall mean the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such period of four consecutive fiscal quarters; provided,
                                                                  --------
     however, that:
     -------

               (1) if the Company or any Subsidiary has incurred any indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period, (B) the discharge of any other indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, and (C) the interest income realized by the Company and its Subsidiaries on the proceeds of such indebtedness, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the Treasury Rate from the date such proceeds were received through such date of determination;

               (2) if since the beginning of such period the Company or any Subsidiary will have made any Asset Disposition, EBITDA for such period will be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale); and

               (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) will have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma, effect thereto (including the incurrence of any indebtedness) as if such Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith the pro forma calculations will be determined in good faith by a Responsible Officer of the Company; provided, however, that such Responsible Officer shall assume
                  --------  -------
     (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such period will be no more than
               --------
     18 months prior to such date of purchase), less estimated post-acquisition loss of customers (not to be less than 3%) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

          "Consolidated Funded Debt" shall mean, as of any date of determination
           ------------------------
     thereof, all Indebtedness (the "Original Indebtedness") of the Company and
                                     ---------------------
     its Subsidiaries (a) having a stated maturity of more than one year from the date of its incurrence, (b) which is extendible or renewable at the option of the Company or any of its Subsidiaries to a date which is more than one year from the date of its incurrence or (c) which, by its terms or pursuant to the agreement under which such Original Indebtedness is issued, may be paid with proceeds of other Indebtedness which (i) is issued under the same instrument or agreement as the Original Indebtedness, (ii) has similar terms to the Original Indebtedness and (iii) has a stated maturity which is more than one year from the date of incurrence of the Original Indebtedness. For purposes of this definition, (x) the term "Indebtedness" shall also include (without duplication) all guarantees by the Company or any of its Subsidiaries of any Indebtedness which would constitute Consolidated Funded Debt of a Person (other than the Company and its Subsidiaries) and all Acquisition R/C Loans and (y) Working Capital Borrowings and Indebtedness relating to any Letter of Credit referred to in subsection 12.3(f) shall not be deemed Consolidated Funded Debt. Notwithstanding anything to the contrary contained herein, Acquisition Letters of Credit (and the obligations secured thereby) shall be included in the calculation of Consolidated Funded Debt only to the extent that the face amount thereof is in excess of the amount then on deposit in the Cash Collateral Account.

          "Consolidated Interest Expense" shall mean, for any period, the total
           -----------------------------
     interest expense of the Company and its Subsidiaries, determined on a consolidated basis, including (i) interest expense attributable to Financing Leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any guarantee of indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries held by persons other than the Company or a wholly-owned Subsidiary, (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan to pay interest or fees to any person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Company (but excluding interest expense associated with the accretion of principal on a non-interest bearing or other discount security) and (x) to the extent not already included in Consolidated Interest Expense, the interest expense attributable to Indebtedness of another person that is guaranteed by the Company or any of its Subsidiaries, less interest income (exclusive of deferred financing fees) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" shall mean for any period the aggregate of
           -----------------------
     the net income of the Company and its Subsidiaries for such period as reported on the income statement of the Company for such period, after eliminating all offsetting debits and credits between the Company and its Subsidiaries, computed in accordance with GAAP and with such calculation being made using a "first-in/first-out" inventory valuation basis; provided that during such time as
                                              --------
     Star Gas Corporation is not a Subsidiary of the Company (and regardless of whether such treatment complies with GAAP) there shall not be included in Consolidated Net Income of the Company and its Subsidiaries (a) any amounts actually distributed as dividends to the Company or its Subsidiaries by Star Gas Corporation and its subsidiaries for such period and (b) any portion of the consolidated net income of Star Gas Corporation and its subsidiaries for such period.

          "Consolidated Net Lease Obligations" shall mean, for any fiscal year
           ----------------------------------
     of the Company, the aggregate gross lease expense of the Company and its Subsidiaries for real or personal property due in that year, minus (i) income received during such fiscal year derived from the sublease of any such property, and (ii) amounts received during such fiscal year as reimbursement for expenses attributable to such property and (iii) expenditures made during such fiscal year which should be capitalized on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP for lease obligations.

          "Consolidated Operating Profit" shall mean, for any period of the
           -----------------------------
     Company, Consolidated Net Income for such period plus, to the extent that any of the following were deducted in calculating such Consolidated Net Income, Consolidated Interest Expense, taxes, amortization of Customer Lists and deferred charges, depreciation and non-cash expenses associated with certain key employees' deferred compensation plans to the extent incurred prior to January 1, 1994; provided that, to the extent the
                                        --------
     liability recorded on the books of the Company relating to any such expense is reduced in such period, Consolidated Operating Profit for such fiscal year shall be reduced by an amount equal to such reduction.

          "contingent obligations"  shall have the meaning set forth in
           ----------------------
     subsection 12.3.

          "Contractual Obligation" shall mean, as to any Person, any provision
           ----------------------
     of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Customer List" shall mean, at any time, the names and addresses of
           -------------
     all customers of the Company and its Subsidiaries at such time, together with all trade names and trademarks and all supporting documents, including but not limited to computer discs, programs, tapes, trial balances and carrying media.

          "Default" shall mean any of the events specified in Section 13 hereof,
           -------
     whether or not any requirement for the giving of notice or the lapse of time or both or any other condition has been satisfied.

          "Designated Debt" shall be the collective reference to the 11.85%,
           ---------------
     12.17% and 12.18% Senior and Subordinated Notes of the Company, due October 1, 1998.

          "Customer List Disposition" shall have the meaning set forth in
           -------------------------
     subsection 8.4(d).

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------
     States of America.

          "Draft" shall mean a draft substantially in the form of Exhibit H
           -----
     hereto or in such other form as the relevant Bank shall reasonably request.

          "EBITDA" for any period shall mean the Consolidated Net Income for
           ------
     such period (but without giving effect to adjustments, accruals, deductions of entries resulting from purchases accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus the following to the extent deducted in calculating such Consolidated Net
     Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash expenses.

          "Eligible Accounts" shall mean, as to any Person at a particular date,
           -----------------
     the total outstanding balance of Accounts (as defined in the Uniform Commercial Code in effect in the State of New York) of such Person recorded on the books of such Person in accordance with GAAP after giving effect to all normal reserves (including, without limitation, bad debt reserves) in connection therewith (a) which are bona fide, valid and legally enforceable obligations of the account debtor in respect thereof and arise from the actual sale and delivery of goods or rendition and acceptance of services in the ordinary course of business to such account debtor, (b) which are not owed by an obligor which is an affiliate or Subsidiary of such Person,
     (c) which are not owed by an obligor which has taken any of the actions or suffered any of the events of the kind described in paragraph (g) of
     Section 13, and (d) which are owned solely by such Person free and clear of all liens or other rights or claims of any other Person (except in favor of the Agent for the ratable benefit of the Banks).

          "Eligible Inventory" shall mean as to any Person at a particular date,
           ------------------
     the aggregate amount of Inventory (as defined in the Uniform Commercial Code in effect in the State of New York) constituting petroleum or propane products then carried on the books of such Person in accordance with GAAP after giving effect to all normal reserves in connection therewith which is owned solely by such Person free and clear of all liens or other rights or claims of any other Person (except carriers' or warehousemen's or other like liens arising in the ordinary course of business or except in favor of the Agent for the ratable benefit of the Banks).

          "Eligible Inventory Under Contract" shall mean, as to any Person, at
           ---------------------------------
     any given time, the aggregate purchase price of petroleum and propane products (in an amount not to exceed $15,000,000) which any other Person is obligated under contract to supply to such Person valued on a "first-in/first-out" basis at the contract price as if such products were inventory of such Person, and which such products (i) have not, as of such time, been delivered to such Person and (ii) have not, in the case of the Company and its Subsidiaries, been included as Eligible Inventory in the then effective

     Borrowing Base Certificate delivered pursuant to subsection 11.1(g) and, with respect to which, such Person's obligation to pay the purchase price of such products is supported by a letter of credit or such Person has prepaid such purchase price; provided that in the case of such prepayments
                                  --------
     delivery of any products related thereto must occur within seven days.

          "Environmental Laws" shall mean any and all foreign, Federal, state,
           ------------------
     local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time.

          "Eurocurrency Reserve Requirements" shall mean, for any day as applied
           ---------------------------------
     to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate" shall mean, with respect to each day during
           --------------------
     each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chemical is offered Dollar deposits at or about 12:00 Noon, New York City time, two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans" shall mean Loans the rate of interest applicable to
           ----------------
     which is based upon the Eurodollar Rate.

          "Eurodollar Rate" shall mean, with respect to each day during each
           ---------------
     Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                Eurodollar Base Rate
                 -----------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche" shall mean the collective reference to Eurodollar
           ------------------
     Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

          "Event of Default" shall mean any of the events specified in Section
           ----------------
     13 hereof, provided that any requirement for the giving of notice or the lapse of time or both has been satisfied.

          "Existing Acceptances" shall mean such bankers' acceptances created by
           --------------------
     the lenders parties to the Existing Agreement for the account of the Company pursuant thereto as are outstanding and unreimbursed on the Closing Date.

          "Existing Agreement" shall have the meaning assigned to such term in
           ------------------
     the recitals hereto.

          "Existing Line Letters" shall mean the collective reference to all
           ---------------------
     lines of credit made by the Banks in favor of the Company which were outstanding immediately prior to the Closing Date.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted
           ----------------------------
     average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Financing Lease" shall mean (a) any lease of property, real or
           ---------------
     personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP applied on a basis consistent with that of the preceding year, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of the Company and its Subsidiaries.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States of America in effect from time to time.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
     state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantees" shall mean the collective reference to (a) the
           ----------
     Subsidiaries Guarantee and (b) each other guarantee from time to time provided to the Agent in connection herewith, as each of the same may be amended, supplemented or otherwise modified from time to time; each, a "Guarantee".
      ---------

          "Hedging Obligations" of any person shall mean the obligations of such
           -------------------
     person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

          "Indebtedness" shall mean, at a particular date, the sum (without
           ------------
     duplication) at such date for a Person of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the capitalized portion of all obligations of such Person under Financing Leases and (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person.

          "indemnified liabilities" shall have the meaning set forth in
           -----------------------
     subsection 15.5 hereof.

          "Insolvency" shall mean, with respect to any Multiemployer Plan, the
           ----------
     condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

          "Insolvent" shall mean pertaining to a condition of insolvency.
           ---------

          "Interest Coverage Ratio" shall mean, for any period the ratio of (x)
           -----------------------
     Consolidated Operating Profit for such period, to (y) Consolidated Interest Expense for such period.

          "Interest Coverage Ratio A" shall mean, that for any period of
           -------------------------
     determination, the Interest Coverage Ratio is greater than or equal to 2.75 to 1.00.

          "Interest Coverage Ratio B" shall mean, that for any period of
           -------------------------
     determination, the Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 but less than 2.75 to 1.00.

          "Interest Coverage Ratio C" shall mean that for any period of
           -------------------------
     determination, the Interest Coverage Ratio is less than 2.00 to 1.00.

          "Interest Payment Date" shall mean, (a) as to any Alternate Base Rate
           ---------------------
     Loan, the last day of each calendar month to occur while such Loan is outstanding and (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period" shall mean, with respect to any Eurodollar Loan,
           ---------------
     initially, the period commencing on the date of borrowing or conversion, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing as provided in subsection 2.3, 5.3 or 7.3 or its notice of conversion as provided in subsection 8.8, as the case may be, and thereafter, each period commencing on the last day of the next preceding Interest

     Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company, by irrevocable notice to the Agent not less than two (2) Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan, provided
                                                                   --------
     that, all of the foregoing provisions relating to the Interest Period are
     ----
     subject to the following: (a) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day and, notwithstanding the provisions of subsection 8.7 hereof, if such Interest Period is so extended, then such Loan shall bear interest during the period from the last day of such Interest Period to such succeeding Working Day as if it were a Alternate Base Rate Loan; (b) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; (c) if any Interest Period includes a day on which an installment of principal on a Eurodollar Loan is due and payable but does not begin or end on such date, then the portion of the Eurodollar Loan then maturing shall have an Interest Period ending on such payment date; and (d) any Interest Period that would otherwise extend beyond the Commitment Termination Date (in the case of Working Capital Loans) or the date final payment is due on the Acquisition Term Loans (in the case of Acquisition Loans) shall end on the Commitment Termination Date or such date of final payment, as the case may be.

          "Inventory L/C Commitment" shall mean $15,000,000.
           ------------------------

          "Inventory L/C Obligations" shall mean, at any time, an amount equal
           -------------------------
     to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Inventory Letters of Credit and (b) the aggregate amount of drawings under Inventory Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

          "Inventory Letters of Credit" shall have the meaning set forth in
           ---------------------------
     subsection 3.1(a).

          "Inventory Reimbursement Obligation" shall mean the obligation of the
           ----------------------------------
     Company to reimburse the Issuing Bank pursuant to subsection 3.5 for amounts drawn under Inventory Letters of Credit.

          "Investment" in any Person shall mean any loan or advance to, any
           ----------
     guarantee of, any acquisition of any Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person; provided however, that advances to customers
                                 --------
     and suppliers in the ordinary course of business shall be deemed not to be "Investments".

          "Issuing Bank" shall mean Chemical, in its capacity as issuer of any
           ------------
     Inventory Letter of Credit and/or Acquisition Letter of Credit, as the context may require.

          "L/C Fee Payment Date" shall mean the last day of each March, June,
           --------------------
     September and December.

          "L/C Obligation" shall mean an Inventory L/C Obligation or an
           --------------
     Acquisition L/C Obligation, as the context shall require; collectively, the "L/C Obligations".
      ---------------

          "L/C Participants" shall mean, with respect to any Inventory Letter of
           ----------------
     Credit or Acquisition Letter of Credit, the collective reference to all the Banks other than the Issuing Bank with respect thereto.

          "L/C Reimbursement Obligations" shall be the collective reference to
           -----------------------------
     the Inventory Reimbursement Obligations and the Acquisition L/C Reimbursement Obligations.

          "Letters of Credit" shall mean the collective reference to the
           -----------------
     Inventory Letters of Credit, the Acquisition Letters of Credit and all letters of credit issued by any Bank for the account of the Company which are permitted by subsection 12.3(f) hereof.

          "Line Letter" shall mean that certain letter in the form of Exhibit K
           -----------
     hereto, dated as of the date hereof, executed by each of the Banks and the Company and establishing a $15,000,000 line of credit in favor of the Company to be used exclusively to open standby Letters of Credit to support insurance requirements of the Company and its Subsidiaries, as amended, supplemented, superseded or otherwise modified from time to time.

          "Loan" shall mean a Working Capital Loan and/or an Acquisition Loan,
           ----
     as the context may require (collectively, the "Loans").
                                                    -----

          "Loan Documents" shall mean the collective reference to this
           --------------
     Agreement, the Notes, the Security Documents, the Drafts and the Applications.

          "Material Adverse Effect" shall mean, a material adverse effect on (a)
           -----------------------
     the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement of any of the Notes or any of the other Loan Documents or (c) the validity or enforceability of this Agreement or any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

          "Materials of Environmental Concern" shall mean any gasoline or
           ----------------------------------
     petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, material or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
     as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" shall mean, with respect to any issuance or
           -----------------
     creation of any Indebtedness or any other financing or any sale, lease or other disposition of assets or issuance of capital stock (other than pursuant to the exercise of employee or director stock options), (a) the cash proceeds (including, without limitation, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary of the Company, minus, (b) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such financing, sale, lease or other disposition or issuance, and minus (c) in the case of any such issuance or creation of any Indebtedness or financing, sale, lease or other disposition of assets, (i) provisions for all taxes payable as a result thereof and in connection therewith, (ii) payments made to retire Indebtedness secured by or otherwise relating directly to such assets being sold or otherwise disposed of or the assets which are securing such issuance, creation or financing where payment of such Indebtedness is required in connection therewith and (iii) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve, in accordance with GAAP consistently applied with those applied in the preparation of the financial statements referred to in subsection 10.8, against any liabilities associated with such assets being sold or otherwise disposed of and retained by the Company or any Subsidiary of the Company, as the case may be, after such sale, lease or other disposition of such assets.

          "Notes" shall mean the collective reference to the Working Capital
           -----
     Notes and the Acquisition Notes.

          "Original Agreement" shall have the meaning assigned to such term in
           ------------------
     the recitals hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA.

          "Participant" shall have the meaning set forth in subsection 15.6(b).
           -----------

          "Person" shall mean any individual, partnership, corporation, business
           ------
     trust, joint stock company, trust, unincorporated association, joint venture, government authority or other entity of whatever nature.

          "Plan" shall mean any "pension plan" (as defined in Section 3(2) of
           ----
     ERISA) and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Preferred Stock" as applied to the Capital Stock of any corporation,
           ---------------
     shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided, however, that Preferred Stock will not include the Company's
     --------  -------
     Class B Common Stock.

          "Prime Rate" shall mean the rate of interest per annum publicly
           ----------
     announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced).

          "Prohibited Transaction" shall have the meaning set forth in Section
           ----------------------
     406 of ERISA or Section 4975 of the Code.

          "Properties" shall have the meaning set forth in subsection 10.14(a).
           ----------

          "Purchasing Banks" shall have the meaning set forth in subsection
           ----------------
     15.6(c).

          "Register" shall have the meaning set forth in subsection 15.6(d).
           --------

          "Reorganization" shall mean, with respect to any Multiemployer Plan,
           --------------
     the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
     4043(b) of ERISA or the regulations thereunder.

          "Request for Acceptances" shall mean the form of Request for
           -----------------------
     Acceptances, substantially in the form of Exhibit G hereto, with appropriate insertions, or in such other form as the relevant Bank shall reasonably request, duly executed by the Company.

          "Required Banks" shall mean, at a particular time, Banks whose
           --------------
     Commitment Percentages (or, during such time as no Commitments are then in effect, Loans) aggregate at least 71%.

          "Requirement of Law" shall mean, as to any Person, the Certificate of
           ------------------
     Incorporation and By-Laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Determination" shall have the meaning set forth in subsection
           ---------------------
     4.5(a) hereof.

          "Security Agreements" shall mean the collective reference to each of
           -------------------
     the Third Amended and Restated Company Security Agreement, substantially in the form of Exhibit C hereto and the Third Amended and Restated Subsidiary Security Agreement, substantially in the form of Exhibit F hereto, each as the same may be amended, supplemented or otherwise modified from time to time; each, a "Security Agreement".
                    ------------------

          "Security Documents" shall mean the Security Agreements, the Cash
           ------------------
     Collateral Agreement and the Guarantees.

          "Single Employer Plan" shall mean any Plan which is not a
           --------------------
     Multiemployer Plan.

          "Standby Inventory Letter of Credit" shall have the meaning set forth
           ----------------------------------
     in subsection 3.1.

          "Subordinated Debt" shall mean (i) all Indebtedness of the Company
           -----------------
     existing on the date hereof which is set forth on Schedule III hereto, (ii) all Indebtedness of the Company containing subordination provisions substantially similar to those set forth in the Note Agreement, dated as of September 1, 1988, relating to $60,000,000 aggregate principal amount of subordinated notes of the Company, due October 1, 1998 (the "Subordinated
                                                                  ------------
     Notes") and (iii) all other Indebtedness of the Company which shall
     -----
     otherwise be subordinated in right of payment, in a manner satisfactory to the Required Banks.

          "Subsidiaries Guarantee" shall mean the Third Amended and Restated
           ----------------------
     Subsidiary Guarantee, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary" shall mean any corporation more than 50% of whose issued
           ----------
     and outstanding voting stock (except directors' qualifying shares, if required by law) at the time is owned by the Company, directly or through one or more Subsidiaries, including, without limitation, each of the Subsidiaries listed on Schedule II attached hereto. Notwithstanding the foregoing, Star Gas Corporation and its Subsidiaries shall be deemed not to constitute "Subsidiaries" of the Company during the period (a) from and after the date upon which the Agent receives an officers' certificate of the Company (in form and substance satisfactory to the Agent) setting forth a written resolution of the board of directors of the Company specifying that Star Gas Corporation and its subsidiaries shall be deemed not to be "Subsidiaries" of the Company for purposes of this Agreement (including, without limitation, for purposes of determining compliance with the provisions of Section 12) to (b) the date upon which the Agent receives an officers' certificate of the Company (in form and substance satisfactory to the Agent) rescinding such written resolution described above; provided
                                                                    --------
     that Star Gas Corporation shall not be designated as a "Subsidiary" of the Company unless immediately prior to and after giving effect to such designation (i) no Default or Event of Default has occurred and is continuing and (ii) immediately after giving effect to such designation, the Company would be permitted to incur at least one Dollar of Consolidated Funded Debt under the provisions of subsection 12.10 of this Agreement.

          "Taxes" shall have the meaning set forth in subsection 8.16(a).
           -----

          "Three-Month Secondary CD Rate" shall mean, for any day, the secondary
           -----------------------------
     market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

          "Transferee" shall have the meaning set forth in subsection 15.6(f).
           ----------

          "Treasury Rate" as of any date of determination shall mean the yield
           -------------
     to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to such date of determination (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) of one year.

          "Type" shall mean, as to any Loan, its nature as an Alternate Base
           ----
     Rate Loan or a Eurodollar Loan.

          "Uniform Customs" shall mean the Uniform Customs and Practice for
           ---------------
     Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Working Capital Borrowings" shall mean, on the date of determination,
           --------------------------
     all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, incurred to finance current assets; provided that, in any event, the
                                                --------
     excess of current liabilities over current assets (determined in accordance with GAAP) shall not be deemed Working Capital Borrowings.

          "Working Capital Commitment" shall mean, as to any Bank, its
           --------------------------
     obligation to make Working Capital Loans to the Company, issue Acceptances on behalf of the Company and issue or participate in Inventory Letters of Credit on behalf of the Company pursuant hereto in an aggregate principal and/or face amount not to exceed at any one time outstanding the amount set forth opposite such Bank's name in Schedule I, as such amount may be reduced from time to time as provided herein (collectively, as to all of the Banks, the "Working Capital Commitments").
                     ---------------------------

          "Working Capital Commitment Period" shall mean the period from and
           ---------------------------------
     including the date hereof to but not including the Commitment Termination Date or such earlier date on which the Working Capital Commitments shall terminate as provided herein.

          "Working Capital Loans" shall have the meaning set forth in subsection
           ---------------------
     2.1.

          "Working Capital Note" shall have the meaning set forth in subsection
           --------------------
     2.2.

          "Working Day" shall mean any day on which dealings in foreign
           -----------
     currencies and exchange between banks may be carried on in London and in New York.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


          SECTION 2.  AMOUNT AND TERMS OF WORKING CAPITAL
                      LOANS

          2.1  Working Capital Loan Commitments.  (a)  Subject to the terms and
               --------------------------------
conditions of this Agreement, each Bank severally agrees to make loans (the "Working Capital Loans") to the Company at any time and from time to time during
 ---------------------
the Working Capital Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed such Bank's Working Capital Commitment; provided that no Bank shall have an obligation to make any Working Capital Loan
- - --------
if, after giving effect to the making (and the use of proceeds) thereof, (x) the Available Working Capital Commitment of such Bank would be less than zero or (y) the Aggregate Outstanding Working Capital Extensions of Credit would exceed such Bank's Commitment Percentage of the Borrowing Base. The Working Capital Loans may from time to time be either (a) Alternate Base Rate Loans, (b) Eurodollar Loans or (c) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 2.3 and 8.8 hereof; provided that no
                                                            --------
Working Capital Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Commitment Termination Date. The Company may use the Working Capital Commitment by borrowing, prepaying the Working Capital Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions of this Agreement.

          (b) The Company shall deliver a Borrowing Base Certificate to the Agent sufficiently in advance of the Closing Date to permit the Agent to determine the Borrowing

Base to be in effect on the Closing Date and, thereafter, shall deliver Borrowing Base Certificates and such other materials to the Agent in accordance with the provisions of subsection 11.1(g). Each such Borrowing Base Certificate shall certify the Borrowing Base and the Borrowing Base Adjustment in effect on the last day of the applicable reporting period. Promptly following its receipt of each Borrowing Base Certificate, the Agent shall determine the then current Borrowing Base using the information contained in such Borrowing Base Certificate and shall notify the Company and each Bank of the Borrowing Base and Borrowing Base Adjustment so determined. Each determination of the Borrowing Base and the Borrowing Base Adjustment by the Agent shall remain in effect until notice of a redetermined Borrowing Base and Borrowing Base Adjustment shall have been given by the Agent in accordance with the provisions of this subsection 2.1(b).

          2.2  Working Capital Notes.  (a)  The Working Capital Loans made by
               ---------------------
each Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "Working Capital Note"), payable to the order of such Bank
                     --------------------
and in a principal amount equal to the lesser of (a) the amount of the initial Working Capital Commitment of such Bank and (b) the aggregate unpaid principal amount of all Working Capital Loans made by such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Working Capital Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Working Capital Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.
           ----- -----
Each Working Capital Note shall (x) be dated the Closing Date, (y) be stated to mature on the Commitment Termination Date and (z) provide for the payment of interest in accordance with subsection 8.6.

          (b) Each Bank, which is a party to the Existing Agreement, shall, on or before the Closing Date, deliver to the Agent the notes held by such Bank pursuant to the Existing Agreement and the Existing Line Letters, and, on the Closing Date, the Agent shall mark each such note so delivered to it "superseded" and turn over all such notes to the Company. Amounts outstanding pursuant to the terms of the Existing Agreement shall on the Closing Date be deemed to be Working Capital Loans, Inventory Letters of Credit or Acceptances (as appropriate) hereunder and reduce the Available Working Capital Commitment accordingly. The Working Capital Notes delivered pursuant to the terms hereof shall be delivered in substitution and replacement for, but not in payment of, such superseded notes referred to in the immediately preceding sentence. Amounts outstanding under the Existing Line Letters (including, without limitation, any undrawn letters of credit issued pursuant thereto) shall on the Closing Date be deemed to be outstanding under the Line Letters and the Company hereby acknowledges and agrees that as of the Closing Date the Existing Line Letters shall be terminated and have no further force and effect.

          2.3  Procedure for Borrowing Working Capital Loans.  The Company may
               ---------------------------------------------
borrow under the Working Capital Commitments on any Working Day, if all or any part of the requested Working Capital Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, provided that the Company shall give
                                          --------
the Agent irrevocable notice (which
notice must be received by the Agent prior to 11:00 A.M., New York City time,
(a) two Working Days prior to the requested Borrowing Date, if all or any part of the requested Working Capital Loans are to be initially Eurodollar Loans and
(b) on the same Business Day as the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing pursuant to the Working Capital Commitments shall be in an aggregate principal amount of the lesser of (a) $500,000 or any whole multiple of $100,000 in excess thereof, in the case of Alternate Base Rate Loans or $1,000,000 or any whole multiple of $100,000 in excess thereof, in the case of Eurodollar Loans or (b) the then Available Working Capital Commitment. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company at the office of the Agent specified in subsection 15.2 prior to 3:00 P.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Bank and in like funds as received by the Agent.

          2.4  Use of Proceeds of Working Capital Loans.  The proceeds of
               ----------------------------------------
Working Capital Loans shall be used to finance working capital requirements of the Company and its Subsidiaries in accordance with the terms of this Agreement; provided however that in no event shall such proceeds be used to acquire any
- - --------
interest in Star Gas Corporation or any of its subsidiaries.


          SECTION 3.  TERMS OF INVENTORY LETTERS OF CREDIT
                      SUB-FACILITY

          3.1  Inventory L/C Commitment.  (a)  Subject to the terms and
               ------------------------
conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 3.4(a), agrees to issue letters of credit ("Inventory Letters of Credit") for the account of the Company on any Business
  ---------------------------
Day during the Working Capital Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have
                                       --------
no obligation to issue any Inventory Letter of Credit if, after giving effect to such issuance:

          (i) the sum of (A) the Inventory L/C Obligations and (B) the Acceptance Reimbursement Obligations would exceed the Inventory L/C Commitment;

          (ii) the Available Working Capital Commitment of such Bank would be less than zero; or

          (iii) the Aggregate Outstanding Working Capital Extensions of Credit of such Bank would exceed such Bank's Commitment Percentage of the Borrowing Base.

Each Inventory Letter of Credit shall (i) (A) in the case of a Standby Inventory Letter of Credit (as defined below), have an expiry date no later than 360 days from the date of issuance thereof or, if earlier, the Commitment Termination Date, and (B) in the case of a Commercial Inventory Letter of Credit, have an expiry date no later than 180 days from the date of issuance thereof, or if earlier, the Commitment Termination Date, (ii) be denominated in Dollars, (iii) be in a minimum face amount of $100,000 and (iv) be either a standby letter of credit issued to support obligations of the Company with respect to inventory purchases (a "Standby Inventory Letter of Credit") or (y) a documentary letter
              ----------------------------------
of credit in respect of the purchase of inventory by the Company (a "Commercial
                                                                     ----------
Inventory Letter of Credit").
- - --------------------------

          (b) Each Inventory Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Bank shall not at any time be obligated to issue any Inventory Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Inventory Letters of Credit.  The
               -----------------------------------------------------
Company may from time to time request that the Issuing Bank issue an Inventory Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Inventory Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Inventory Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Inventory Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Inventory Letter of Credit to the Company promptly following the issuance thereof.

          3.3  Fees, Commissions and Other Charges.
               -----------------------------------

          (a) The Company shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to the undrawn face amount of each Standby Inventory Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder, in an amount equal to the Applicable Margin then in effect for Working Capital Loans which bear interest at a rate based upon the Eurodollar Rate. Such commissions shall be payable in advance on the date of issuance of each Standby Inventory Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be non refundable.

          (b) The Company shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a fronting fee with respect to each Commercial Inventory Letter of Credit in an amount equal to 1/4 of 1% of the face amount of such Commercial Inventory

Letter of Credit. Such fronting fee shall be payable in advance on the date of issuance of such Commercial Inventory Letter of Credit and shall be nonrefundable.

          (c) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Inventory Letter of Credit.

          (d) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

          3.4  Inventory L/C Participations.  (a)  The Issuing Bank irrevocably
               ----------------------------
agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Inventory Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Inventory Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Inventory Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. The Agent agrees to provide to each L/C Participant a copy of each Inventory Letter of Credit issued pursuant to the terms hereof and a copy of any draft paid under any such Inventory Letter of Credit.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Inventory Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate then payable on Working Capital Loans which bear interest at a rate based upon the Alternate Base Rate. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Inventory Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the
    --- ----
Issuing Bank receives any payment related to such Inventory Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such
- - --- ----                --------  -------
payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          3.5  Inventory Reimbursement Obligation of the Company.  The Company
               -------------------------------------------------
agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Inventory Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any overdue Working Capital Loans which bear interest at a rate based upon the Alternate Base Rate. Each drawing under any Inventory Letter of Credit shall constitute a request by the Company to the Agent for a borrowing pursuant to subsection 2.1 of Alternate Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          3.6  Obligations Absolute.  The Company's obligations under this
               --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank or any beneficiary of an Inventory Letter of Credit. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company's Inventory Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Inventory Letter of Credit or any other party to which such Inventory Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Inventory Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Inventory Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Inventory Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.

          3.7  Inventory Letter of Credit Payments.  If any draft shall be
               -----------------------------------
presented for payment under any Inventory Letter of Credit, the Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Inventory Letter of Credit shall, in addition to any payment obligation expressly provided for in such Inventory Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Inventory Letter of Credit in connection with such presentment are in conformity with such Inventory Letter of Credit.

          3.8  Application.  To the extent that any provision of any Application
               -----------
related to any Inventory Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


          SECTION 4.  AMOUNT AND TERMS OF ACCEPTANCE
                      SUB-FACILITY

          4.1  Acceptance Commitments.  Subject to the terms and conditions
               ----------------------
hereof, each Bank severally, and not jointly, agrees to create acceptances (the "Acceptances"), in respect of Drafts drawn on such Bank by the Company and
 -----------
discounted by such Bank for the account of the Company from time to time during the Working Capital Commitment Period; provided that concurrently therewith, the
                                       --------
Company requests that such Bank discount such Draft pursuant to subsection 4.3; and provided, further such Bank shall have no obligation to create any
    --------  -------
acceptance if, after giving effect to such creation (and the use of the proceeds thereof):

          (i) the sum of (A) the Acceptance Reimbursement Obligations and (B) the Inventory L/C Obligations would exceed the Inventory L/C Commitment;

          (ii) the Available Working Capital Commitment of such Bank would be less than zero; or

          (iii) the Aggregate Outstanding Working Capital Extensions of Credit of such Bank would exceed such Bank's Commitment Percentage of the Borrowing Base.

The Company may utilize the Working Capital Commitments in this manner by drawing Drafts on each of the Banks and presenting such Drafts for acceptance pursuant to subsection 4.3, paying its obligations with respect thereto pursuant to subsection 4.4, and again drawing Drafts on each of the Banks and presenting them for acceptance, all in accordance with the terms and conditions of this
Section 4.

          4.2  Creation of Acceptances.  (a)  The Company may request the
               -----------------------
creation of Acceptances hereunder by submitting to each Bank at its office specified in Schedule I hereto at least two Business Days prior to the requested date of acceptance, (i) a Request for Acceptances, with a copy to the Agent, completed in a manner in form and substance satisfactory to such Bank and specifying, among other things, the date (which must be a Business Day), maturity and amount of the Draft to be accepted, (ii) to the extent not previously supplied to such Bank in accordance with subsection 4.6, a Draft to be drawn on such Bank, appropriately completed in accordance with this subsection 4.2 and (iii) such other certificates, documents and other papers and information as such Bank may reasonably request. Notwithstanding the foregoing, the Company shall not make a Request for Acceptances or submit any Drafts for payment to any Bank hereunder unless (y) the Company shall have simultaneously provided to each other Bank a Request for Acceptances or a Draft, as the case may be, which has a maturity date identical to that provided to each other Bank and an undiscounted face amount equal to such Bank's Commitment Percentage of all Acceptances requested or drawn upon at such time and (z) the undiscounted face amount of all Acceptances requested or drawn upon at such time is the lesser of (i) $250,000 or any greater amount which is a whole multiple of $100,000 in excess thereof or (ii) the then Available Working Capital Commitment.

          (b) Each Draft submitted by the Company for acceptance hereunder shall be denominated in Dollars, shall be dated the date specified in the Request for Acceptances with respect thereto and shall be stated to mature on a Business Day which is 30, 60, 90 or 180 days after the date thereof and, in any event, not more than 180 days after the anticipated date of shipment specified in the relevant Request for Acceptances. No Acceptance created hereunder shall
(i) mature after the date which is 30 days prior to the Commitment Termination Date, (ii) be created more than 30 days after the date of any shipments of goods to which such Acceptance relates, (iii) have a tenor in excess of the period of time which is usual and reasonably necessary to finance transactions of a similar character, (iv) be in a undiscounted face amount of less than $200,000 or (v) be in a face amount which, when taken together with all other Acceptances and other financings relating to the shipment of goods to which such Acceptance relates, exceeds the fair market value of such shipment.

          (c) Subject to subsection 4.2(d), not later than the close of business at its office specified in Schedule I hereto on the Business Day specified in a Request for Acceptances, and upon fulfillment of the applicable conditions set forth in Section 9, each Bank will, in accordance with such Request for Acceptances, (i) complete the date, amount and maturity of each Draft presented for acceptance (to the extent not completed by the Company),
(ii) accept such Drafts and (iii) upon such acceptance, discount such Acceptances in accordance with subsection 4.3.

          (d) The acceptance and discounting of Drafts by any Bank hereunder shall at all times be in the sole and absolute discretion of such Bank and no Bank shall be obligated to accept or discount a Draft unless all Banks have agreed to accept and discount their corresponding Drafts in accordance herewith.

          4.3  Discount of Acceptances.  Each of the Banks severally agrees, on
               -----------------------
the terms and conditions of this Agreement, that on any date on which it creates an Acceptance hereunder, such Bank will discount such Acceptance at the Acceptance Rate, by making available to the Company an amount in immediately available funds equal to the face amount of each Acceptance created by such Bank on such date less such discount and notify the Agent that such Draft has been accepted and discounted by such Bank. Each Bank will then make the discounted amount of such Acceptance available to the Agent for the account of the Company at the office of the Agent specified in subsection 15.2 prior to 2:00 P.M., New

York City time, on the Business Day specified in the relevant Request for Acceptances in funds immediately available to the Agent. Such proceeds will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Bank and in like funds as received by the Agent.

          4.4  Acceptance Reimbursement Obligations.  (a)  The Company shall be
               ------------------------------------
obligated, and hereby unconditionally agrees to pay to each Bank, the face amount of each Acceptance created by such Bank hereunder on the maturity thereof, or such earlier date on which the obligations of the Company under this Agreement shall become or shall have been declared due and payable pursuant to the terms and conditions of this Agreement (the obligation of the Company under this subsection 4.4 with respect to an Acceptance being an "Acceptance
                                                            ----------
Reimbursement Obligation").  Interest shall accrue on any amount of an
- - ------------------------
Acceptance Reimbursement Obligation not paid when due (whether by scheduled maturity, mandatory prepayment, acceleration or otherwise) from the date such amount becomes due until paid in full at the rate applicable to overdue Working Capital Loans bearing interest at a rate based upon the Alternate Base Rate (before as well as after judgment). Such interest shall be payable by the Company on demand by the Agent.

          (b) The Company shall be obligated, and hereby unconditionally agrees, to pay to each of the Banks, for its own account, the face amount of each Existing Acceptance on the maturity date thereof, or such earlier date on which the obligations of the Company under this Agreement shall become or shall have been declared due and payable. For purposes hereof, the obligation of the Company to make such payments shall be deemed an Acceptance Reimbursement Obligation.

          4.5  Mandatory Prepayment.  (a)  In the event that (i) there is a
               --------------------
determination made by any regulatory body or instrumentality thereof (including, without limitation, any Federal Reserve Bank or any bank examiner), or there is a change in, or change in interpretation of, any applicable law, rule or regulation (such determination or such change, a "Reserve Determination"), in
                                                  ---------------------
either case to the effect that any bankers' acceptance created hereunder or in connection with a substantially similar facility (whether or not the Company or any Bank is directly involved as parties) will be ineligible for reserve-free treatment (or if already discounted, should have been ineligible for reserve-free treatment) under Federal Reserve rules or regulations, and as a result any Bank is required to maintain, or determines as a matter of prudent banking practice that it is appropriate for it to maintain, additional reserves, or (ii) any restriction is imposed on any Bank (including, without limitation, any change in acceptance limits imposed on any Bank) which would prevent such Bank from creating bankers' acceptances or otherwise performing its obligations in respect of the Acceptances, then, with the consent of the Banks, the Agent may, or upon the direction of the Banks, the Agent shall, by notice to the Company in accordance with subsection 15.2, demand prepayment of all outstanding Acceptances, and the Banks shall have no further obligation to accept or discount Drafts hereunder. The Company agrees that it shall, within two Business Days of its receipt of a notice of mandatory prepayment of the Acceptances, prepay all Acceptance Reimbursement Obligations in accordance with the provisions of subsection 4.5(c) hereof.

          (b) The Company agrees to prepay the amount of each Acceptance Reimbursement Obligation prior to its stated maturity from the proceeds received by it upon completion of the underlying transaction covered by the Acceptance or Acceptances giving rise to such Acceptance Reimbursement Obligation to the extent from time to time required by the Board of Governors of the Federal Reserve System.

          (c) Any prepayment of any Acceptance Reimbursement Obligation made pursuant hereto shall be made to the Bank which created the underlying Acceptance and shall be in an amount equal to the face amount of such Acceptance minus a prepayment discount calculated by such Bank in accordance with its customary practice for similar Acceptances and communicated to the Company; provided that, in the event that the Company fails to make such prepayment as
- - --------
provided in this subsection 4.5(c), the Acceptance Reimbursement Obligation with respect to each Acceptance then outstanding shall be prepaid by a Working Capital Loan under the Working Capital Loan Commitment made without further request by the Company and pursuant to this subsection on the Business Day on which such prepayment was due in a principal amount equal to the face amount of such Acceptance and subject to the terms and conditions hereof applicable to Working Capital Loans.

          (d) The Company shall prepay all Acceptance Reimbursement Obligations in accordance with subsection 4.5(c) to the extent necessary to satisfy subsection 8.5 hereof.

          (e) Notwithstanding the foregoing, any Acceptance Reimbursement Obligation which is prepaid pursuant to this subsection 4.5 shall be deemed to be outstanding, and shall be deemed to reduce the Available Working Capital Commitment of each Bank so prepaid, until such time as the corresponding Acceptance Reimbursement Obligations of each other Bank have been paid in the same amount.

          4.6  Supply of Drafts.  To enable the Banks to create Acceptances in
               ----------------
the manner specified in this Section 4, the Company shall provide to each of the Banks, on the Closing Date and thereafter from time to time upon request of the Agent or the Banks, such number of blank Drafts conforming to the requirements hereof as the Agent or such Banks may reasonably request, each duly executed on behalf of the Company, and the Banks shall hold such documents in safekeeping. The Company and the Banks hereby agree that in the event that any authorized signatory of the Company whose signature shall appear on any Draft shall cease to have such authority at the time that an Acceptance is to be created with respect thereto, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in full force and effect at the time of such creation.

          4.7  Delivery of Certain Documentation.  Upon request by the Agent or
               ---------------------------------
any Bank creating an Acceptance, the Company shall furnish to the Agent or such Bank (a) a copy of the contract of sale or any bill of lading, warehouse receipt, policy or certificate of insurance or other document covering or otherwise relating to each shipment of goods specified in the Request for Acceptances relating to such Acceptance and (b) such other documents or information as such Bank or the Agent shall reasonably request with respect to the creation of such Acceptance.

          4.8  Notice.  The Agent shall notify the Federal Reserve Bank of New
               ------
York of the terms under which Acceptances may be made if requested or required to do so by such institution.

          4.9  Use of Proceeds.  The proceeds of the Acceptances shall be used
               ---------------
solely to finance the purchase and/or sale of inventory of the Company in transactions which fulfill the requirements of regulations of the Board of Governors of the Federal Reserve System of the United States governing the creation and discounting of, and the maintenance of reserves with respect to, bankers' acceptances.


          SECTION 5.  AMOUNT AND TERMS OF ACQUISITION R/C LOANS

          5.1  Acquisition Loan Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions of this Agreement, each Bank severally agrees to make loans (the "Acquisition R/C Loans") to the Company at any time and from time to time from
 ---------------------
the date hereof to and including the last day of the Acquisition Commitment Period, in an aggregate principal amount at any one time outstanding which, when added to such Bank's Commitment Percentage of the then outstanding Acquisition L/C Obligations would not exceed such Bank's Acquisition Commitment; provided
                                                                     --------
that no Bank shall have an obligation to make any Acquisition R/C Loan if, after giving effect to the making (and the use of proceeds) thereof, the Available Acquisition Commitment of such Bank would be less than zero. The Acquisition R/C Loans may from time to time be either (i) Alternate Base Rate Loans, (ii) Eurodollar Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 5.3 and 8.8 hereof. The Company may use the Acquisition Commitment by borrowing, prepaying the Acquisition R/C Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions of this Agreement.

          5.2  Acquisition Notes.  (a)  The Acquisition R/C Loans made by each
               -----------------
Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B, with appropriate insertions as to payee, date and principal amount (an "Acquisition Note"), payable to the order of such Bank and
                      ----------------
in a principal amount equal to the lesser of (i) the amount of the initial Acquisition Commitment of such Bank and (ii) the aggregate unpaid principal amount of all Acquisition R/C Loans made by such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Acquisition R/C Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Acquisition Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.
           ----- -----
Each Acquisition Note shall (x) be dated the Closing Date, (y) be stated to mature on the Commitment Termination Date and (z) provide for the payment of interest in accordance with subsection 8.6.

          5.3  Procedure for Borrowing Acquisition R/C Loans.  The Company may
               ---------------------------------------------
borrow under the Acquisition Commitments on any Working Day, if all or any part of the requested Acquisition R/C Loans are to be initially Eurodollar Loans, or on any Business

Day, otherwise, provided that the Company shall give the Agent irrevocable
                --------
notice (which notice must be received by the Agent prior to 11:00 A.M., New York City time, (a) two Working Days prior to the requested Borrowing Date, if all or any part of the requested Acquisition R/C Loans are to be initially Eurodollar Loans and (b) on the same Business Day as the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing pursuant to the Acquisition Commitments shall be in an aggregate principal amount of the lesser of (a) $500,000 or any whole multiple of $100,000 in excess thereof, in the case of Alternate Base Rate Loans or $1,000,000 or any whole multiple of $100,000 in excess thereof, in the case of Eurodollar Loans or (b) the then Available Acquisition Commitment. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company at the office of the Agent specified in subsection 15.2 prior to 3:00 P.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Bank and in like funds as received by the Agent.

          5.4  Use of Proceeds of Acquisition R/C Loans.  The proceeds of
               ----------------------------------------
Acquisition R/C Loans shall be used (a) to finance the purchase price paid by the Company and its Subsidiaries for the acquisition of companies engaged in fuel oil or propane distribution business or (b) to refinance the consideration paid by the Company and its Subsidiaries within the immediately preceding twelve calendar months (but, except in the case of the refinancing of Letters of Credit described on Schedule V, in no event before June 1, 1994) for the acquisition thereof; provided however that in no event shall such proceeds be used to
         --------
acquire any interest in Star Gas Corporation or any of its subsidiaries.


          SECTION 6.  TERMS OF ACQUISITION LETTER OF CREDIT
                      FACILITY

          6.1  Acquisition L/C Commitment.  (a)  Subject to the terms and
               --------------------------
conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 6.4(a), agrees to issue letters of credit ("Acquisition Letters of Credit") for the account of the Company on any Business
  -----------------------------
Day during the Acquisition Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have
                                       --------
no obligation to issue any Acquisition Letter of Credit if, after giving effect to such issuance, the Available Acquisition Commitment of any Bank would be less than zero. No Acquisition Letter of Credit shall have an expiry date which is later than five years from the date of issuance thereof. Each Acquisition Letter of Credit shall (i) be denominated in Dollars, (ii) be in a minimum face amount of $1,000,000 and (iii) be a standby letter of credit issued to support obligations for which the Acquisition R/C Loans would have been available pursuant to this Agreement.

          (b) Each Acquisition Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Bank shall not at any time be obligated to issue any Acquisition Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          6.2  Procedure for Issuance of Acquisition Letters of Credit.  The
               -------------------------------------------------------
Company may from time to time request that the Issuing Bank issue an Acquisition Letter of Credit by delivering to the Issuing Bank, at its address for notices specified herein, an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Acquisition Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Acquisition Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Acquisition Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Acquisition Letter of Credit to the Company promptly following the issuance thereof.

          6.3  Fees, Commissions and Other Charges.
               -----------------------------------

          (a) The Company shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to the undrawn face amount of each Acquisition Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder in an amount equal to the Applicable Margin then in effect for Acquisition Loans which bear interest at a rate based upon the Eurodollar Rate, provided that to the extent that such Acquisition Letter of
                     --------
Credit is cash collateralized pursuant to the Cash Collateral Agreement (or otherwise in a manner acceptable to the Agent), such commission shall instead be in an amount equal to 1/4 of 1% of the undrawn face amount of such Acquisition Letter of Credit. Such commission shall be payable in advance on the date of issuance of such Acquisition Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be non-refundable.

          (b) The Company shall pay to the Agent, for the account of the Issuing Bank, a letter of credit fronting fee in the amount equal to 1/8 of 1% of the portion of each Acquisition Letter of Credit which is not cash collateralized pursuant to the Cash Collateral Agreement. Such fee shall payable, in advance, for the period from the date of such payment to the date upon which the next such payment is due hereunder and shall be paid on the date of issuance of such Acquisition Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be non-refundable.

          (c) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Acquisition Letter of Credit.

          (d) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection 6.3.

          6.4  Acquisition L/C Participations.  (a)  The Issuing Bank
               ------------------------------
irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Acquisition Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Acquisition Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Acquisition Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. The Agent agrees to provide to each L/C Participant a copy of each Acquisition Letter of Credit issued pursuant to the terms hereof and a copy of any draft paid under any such Acquisition Letter of Credit.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 6.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Acquisition Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 6.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Acquisition Loans which are Alternate Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Acquisition Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 6.4(a), the
    --- ----
Issuing Bank receives any payment related to such Acquisition Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event
                    --- ----                --------  -------
that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          6.5  Acquisition L/C Reimbursement Obligation of the Company.  (a)
               -------------------------------------------------------
The Company agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Acquisition Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection 6.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on overdue Acquisition Loans which are Alternate Base Rate Loans. Each drawing under any Acquisition Letter of Credit shall, during the Acquisition Commitment Period, constitute a request by the Company to the Agent for a borrowing pursuant to subsection 5.1 of Alternate Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          (b) Notwithstanding anything to the contrary, in the event of any failure by the Company to reimburse the Issuing Bank in accordance with the provisions of subsection 6.5(a), the Reimbursement Obligations which have not been so reimbursed shall be deemed to be bifurcated into (i) the portion of such Reimbursement Obligations which, in the aggregate, are equal to the amount then on deposit in the Cash Collateral Account and (ii) the portion such Reimbursement Obligations (if any) which is in excess thereof. Each of the Agent, the Issuing Bank and each L/C Participant hereby agrees that it shall have no recourse to the Company with respect to the portion of such Reimbursement Obligations which are described in clause (i) above, but rather that its sole recourse with respect to such Reimbursement Obligations shall be to the amounts on deposit in the Cash Collateral Account; provided that the
                                                          --------
Company shall remain liable for, and the Agent, the Issuing Bank and the L/C Participants shall have full recourse to the Company in respect of, the portion of such Reimbursement Obligations which is described in clause (ii) above.

          6.6  Obligations Absolute.  Subject to the provisions of subsection
               --------------------
6.5(b), the Company's obligations under this Section 6 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank or any beneficiary of an Acquisition Letter of Credit. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company's Acquisition L/C Reimbursement Obligations under subsection 6.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Acquisition Letter of Credit or any other party to which such Acquisition Letter of Credit may be transferred or any claims whatsoever of the

Company against any beneficiary of such Acquisition Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Acquisition Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Acquisition Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.

          6.7  Acquisition Letter of Credit Payments.  If any draft shall be
               -------------------------------------
presented for payment under any Acquisition Letter of Credit, the Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Acquisition Letter of Credit shall, in addition to any payment obligation expressly provided for in such Acquisition Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Acquisition Letter of Credit in connection with such presentment are in conformity with such Acquisition Letter of Credit.

          6.8  Application.  To the extent that any provision of any Application
               -----------
related to any Acquisition Letter of Credit is inconsistent with the provisions of this Section 6, the provisions of this Section 6 shall apply.

          6.9  Certain Existing Letters of Credit.  Each Bank hereby agrees that
               ----------------------------------
each letter of credit which is listed on Schedule V and is outstanding on the Closing Date shall, from and after the Closing Date, be deemed for all purposes hereof and of the other Loan Documents (including, without limitation, the provisions of subsections 6.4 and 6.5) to be an Acquisition Letter of Credit. From and after the Closing Date, commissions and other fees with respect to such letters of credit shall accrue in the amount and manner specified in subsection
6.3 with respect to each such letter of credit and shall be payable to the Agent, for the account of the Banks (with respect to amounts accruing after the Closing Date and for the account of the relevant issuing bank with respect to amounts accruing prior thereto), on each L/C Fee Payment Date.


          SECTION 7.     AMOUNT AND TERMS OF ACQUISITION TERM LOANS

          7.1  Acquisition Term Loan.  (a)  Subject to the terms and conditions
               ---------------------
of this Agreement, each Bank severally agrees to make an acquisition term loan (the "Acquisition Term Loan") to the Company on the Commitment Termination Date
      ---------------------
in an amount not to exceed the Acquisition Term Loan Commitment of such Bank. The Acquisition Term Loans may from time to time be (a) Alternate Base Rate Loans, (b) Eurodollar Loans or (c) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 7.3 and 8.8 hereof.

          7.2  Acquisition Notes.  The Acquisition Term Loans made by each Bank
               -----------------
shall be evidenced by an Acquisition Note. Each Bank is hereby authorized to record the date and amount of each payment or prepayment of principal of its Acquisition Term Loan, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Acquisition Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.
           ----- -----

          7.3  Procedure for Borrowing Acquisition Term Loans.  The Company
               ----------------------------------------------
shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., New York City time, (a) two Working Days prior to the Commitment Termination Date, if all or any part of the Acquisition Term Loans are to be initially Eurodollar Loans and (b) on the same Business Day as the Commitment Termination Date, otherwise) requesting that the Banks make the Acquisition Term Loans on the Commitment Termination Date and specifying (i) the amount to be borrowed, (ii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iii) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor; provided that the Acquisition Term Loans to be borrowed on the
          --------
Commitment Termination Date may be Eurodollar Loans only if such date is a Working Day. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Bank thereof. If the aggregate principal amount of the Acquisition Term Loans is to be equal to or less than the aggregate principal amount of the Acquisition R/C Loans then outstanding, the Acquisition Term Loans shall be made without any payments being made by the Banks, and the Company shall pay any difference to the Agent on behalf of the Banks on the Commitment Termination Date.

          7.4  Repayment of Acquisition Term Loans and Cash Collateralization of
               -----------------------------------------------------------------
Acquisition Letters of Credit.  The Acquisition Term Loans shall be payable and
- - -----------------------------
any then outstanding Acquisition L/C Obligations shall be cash collateralized in consecutive annual installments on the dates set forth below, with each such installment being in the amount equal to the percentage of the Acquisition Term Loans made on the Commitment Termination Date or the percentage of the Acquisition L/C Obligations outstanding on the Commitment Termination Date, as the case may be, which is set forth below opposite the date when due:

            Date           Percentage
            ----           ----------
            June 30, 1997                 33.33%
            June 30, 1998         66.67%

Notwithstanding the foregoing, if each issue of Designated Debt of the Company is refinanced on or prior to June 30, 1998 upon terms and subject to conditions substantially similar to the terms of such issue prior to such refinancing, then
(x) 33.33% of the Acquisition Term Loans outstanding on the Commitment Termination Date shall be due, and 33.33% of the Acquisition L/C Obligations outstanding on the Commitment Termination Date shall be cash collateralized, on June 30, 1998 (rather than 66.67% as set forth above) and (y) the remaining 33.33% of such Acquisition Term Loans and Acquisition L/C Obligations shall be due and payable or cash collateralized, as the case may be, on May 30, 1999.

          7.5  Use of Proceeds of Acquisition Term Loans.  The proceeds of the
               -----------------------------------------
Acquisition Term Loans shall be used by the Company for the same purposes as Acquisition R/C Loans pursuant to subsection 5.4.


          SECTION 8.  PROVISIONS RELATING TO CERTAIN EXTENSIONS
                      OF CREDIT; FEES AND PAYMENTS

          8.1  Commitment Fee.  The Company agrees to pay to the Agent, for the
               --------------
account of each Bank, a commitment fee for the period from and including the Closing Date to and including the Commitment Termination Date, computed at the rate of 3/8 of 1% per annum on the average daily amount of the sum of (a) Available Working Capital Commitment and (b) Available Acquisition Commitment of such Bank during the period for which payment is made. Such commitment fee shall be payable on the last day of each month (commencing on August 31, 1994) and on the Commitment Termination Date. If all or a portion of any commitment fee shall not be paid when due, any such unpaid amount shall bear interest at a rate per annum determined pursuant to subsection 8.6(e) until paid in full and such interest shall be payable upon demand.

          8.2  Termination or Reduction of Commitments.  The Company shall have
               ---------------------------------------
the right, upon not less than three Business Days' notice to the Agent, to terminate the Working Capital Commitments and/or the Acquisition Commitments or, from time to time, to reduce the amount of either or both thereof. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and shall reduce permanently the Working Capital Commitments and/or Acquisition Commitments, as the case may be, then in effect. Termination of the Acquisition Commitments shall also terminate the obligation of the Banks to make the Acquisition Term Loans. Notwithstanding anything to the contrary contained herein, no voluntary termination or reduction of the Working Capital Commitments shall be permitted if after giving effect to such termination or reduction the Inventory L/C Obligations shall exceed the amount of the Working Capital Commitments.

          8.3  Payments and Voluntary Prepayments.  (a)  Any prepayment or
               ----------------------------------
reduction of the Working Capital Notes or the Acquisition Notes shall be in the aggregate principal amount of $1,000,000 or a whole multiple thereof or, if less, the aggregate principal amount thereof which is then outstanding.

          (b) The Company may at its option prepay the Working Capital Notes and the Acquisition Notes in whole at any time or in part from time to time without premium or penalty.

          (c) The Company shall give to the Agent prior irrevocable written, telegraphic or tested telex notice of any repayment or prepayment (which notice must be received by the Agent prior to 11:00 A.M., New York City time, two Working Days prior to any such repayment or prepayment if all or any part of the Loans to be repaid or prepaid are Eurodollar Loans or on the same Business Day as such prepayment or repayment, otherwise), specifying (i) the date and amount of prepayment, (ii) whether the prepayment or repayment is of Working Capital Loans, Acquisition R/C Loans, Acquisition Term Loans or a combination thereof, and if a combination thereof, the amount allocable to each and (iii) whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each. Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with the other amounts required pursuant to the terms of this Agreement.

          (d) The Company may pay any Eurodollar Loan without premium or penalty in whole or in part on the last day of any Interest Period applicable thereto and, subject to the provisions of subsection 8.13 hereof, may prepay a Eurodollar Loan on any other date.

          (e) Partial prepayments of Acquisition Term Loans owing under any Acquisition Note shall be in the principal amounts set forth in clause (a), together with payment of accrued interest thereon to the date of the prepayment together with any amounts owing pursuant to subsection 8.13 and shall be applied on account of the installments of principal in the inverse order of the maturity thereof. Amounts prepaid on account of Acquisition Term Loans owing under the Acquisition Note may not be reborrowed.

          8.4  Mandatory Prepayments.  (a)  If the Aggregate Outstanding Working
               ---------------------
Capital Extensions of Credit of all of the Banks at any time exceed the Working Capital Commitments then in effect, the Company shall immediately prepay such Aggregate Outstanding Working Capital Extensions of Credit (and, to the extent necessary, cash collateralize the Inventory L/C Obligations) in an aggregate principal amount equal to such excess, together with commitment fees accrued to the date of such payment. Any such prepayment shall be applied, first, to the
                                                                 -----
Working Capital Loans, second, to the Acceptance Reimbursement Obligations and,
                       ------
third, to cash collateralize, in a manner acceptable to the Agent and the
- - -----
Banks, the then outstanding Inventory L/C Obligations.

          (b) If, at any time during the Acquisition Commitment Period, the Aggregate Outstanding Acquisition Extensions of Credit of all of the Banks exceed the Acquisition Commitments then in effect, the Company shall immediately prepay such Aggregate Outstanding Acquisition Extensions of Credit (and, to the extent necessary, cash collateralize the Acquisition L/C Obligations) in an aggregate principal amount equal to such excess, together with commitment fees accrued to the date of such payment. Any such prepayment shall be applied, first, to the Acquisition R/C Loans and, second, to cash collateralize, in a
- - -----                                    ------
manner acceptable to the Agent and the Banks, the then outstanding Acquisition L/C Obligations.

          (c) If at any time during the Working Capital Commitment Period, the Aggregate Outstanding Working Capital Extensions of Credit of all of the Banks exceed the Borrowing Base then in effect, the Company shall, on the fourth Business Day after a request therefor is made by the Agent or any Bank, prepay such Aggregate Outstanding Working Capital Extensions of Credit (or, to the extent necessary, cash collateralize the Inventory L/C Obligations) in an aggregate principal amount equal to such excess, together with commitment fees accrued to the date of such payment. Any such prepayment shall be applied, first, to the Working Capital Loans, second, to the Acceptance Reimbursement
- - -----                                ------
Obligations and, third, to cash collateralize, in a manner acceptable to the
                 -----

Agent and the Banks, the then outstanding Inventory L/C Obligations. Amounts prepaid pursuant to this subsection may be reborrowed.

          (d) In the event that the Company or any of its Subsidiaries sells, assigns, transfers, leases or otherwise disposes of any of the Customer Lists, then on the first Business Day after any such sale, assignment, transfer, lease or other disposition (any of the foregoing, a "Customer List Disposition"), the
                                               -------------------------
Company shall or shall cause any of its Subsidiaries to apply the Net Cash Proceeds to prepay the Loans as follows:

          (i) 100% of such Net Cash Proceeds shall be applied to prepay any remaining installments of the Acquisition Term Loans, in the inverse order of their scheduled maturities until the Acquisition Term Loans have been satisfied in full;

          (ii) from any amounts remaining after giving effect to the application described in clause (i) above, the Acquisition Commitment (or, to the extent that no Acquisition Commitment is then outstanding, the Working Capital Commitment) shall be reduced by the amount equal to (A) to the extent that the Net Cash Proceeds of such Customer List Disposition, together with the Net Cash Proceeds from all other Customer List Dispositions of the Customer Lists occurring prior to the date of such Customer List Disposition but after the date hereof, is less than $10,000,000, 20% of such remaining Net Cash Proceeds and (B) otherwise, 100% of such remaining Net Cash Proceeds.

Notwithstanding anything to the contrary contained herein, any sale, assignment, transfer, lease or other disposition of any of the Customer Lists which occurs within 90 days after the Company or any of its Subsidiaries, as the case may be, acquired such Customer Lists shall be deemed to be a Customer List Disposition for purposes hereof only to the extent of the aggregate principal amount of extensions of credit made hereunder to finance the acquisition of such Customer Lists.

          (e) Each prepayment of the Loans pursuant to this subsection 8.4 shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to subsection 8.13.

          (f) Notwithstanding anything to the contrary contained herein or in the Cash Collateral Agreement, the Company shall not have any right to request the withdrawal from the Cash Collateral Account of any amount deposited therein pursuant to the terms of this subsection 8.4.

          8.5  Annual Clean-Up.  The Company and its Subsidiaries shall repay
               ---------------
the Working Capital Loans, all Working Capital Borrowings of the type described in subsection 12.1(g) and all outstanding Acceptances to the extent necessary to cause there to be no amounts outstanding under the Working Capital Commitments (other than with respect to L/C Obligations) and no other Working Capital Borrowings outstanding for a period of at least forty-five consecutive days during the period from April 1 through September 30 of each calendar year.

          8.6  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
               --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin then in effect for Working Capital Loans or Acquisition Loans, as the case may be.

          (b) Each Alternate Base Rate Loan shall bear interest for each day at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin then in effect for Working Capital Loans or Acquisition Loans, as the case may be.

          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee, facility fee, agency fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee, facility fee, agency fee or other amounts, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
      --------
subsection shall be payable from time to time on demand.

          8.7  Computation of Interest and Fees; Payments.  The commitment fee
               ------------------------------------------
and other fees payable pursuant to the terms hereof and interest shall be calculated on the basis of a 360 day year for the actual days elapsed. Any change in the interest rate on any Note resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced, or such change in the Eurocurrency Reserve Requirements shall become effective, as the case may be. The Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate.
All payments (including prepayments) by the Company on account of principal and interest on any Note and the commitment fee, facility fees and agency fees hereunder shall be made to the Agent at its office specified in subsection 15.2 in lawful money of the United States of America in immediately available funds. If any payment on any Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, and interest thereon shall be payable at the then applicable rate during such extension. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 8.6(a), 8.6(b) or 8.6(c).

          8.8  Conversion and Continuation Options.  (a)  The Company may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made
          --------
on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Alternate Base Rate

Loans to Eurodollar Loans by giving the Agent at least two Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event
- - --------
of Default has occurred and is continuing and the Agent has or the Required Banks have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 8.9 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Commitment Termination Date (with respect to conversions of Working Capital Loans) or the date of the final installment of principal of the Acquisition Term Loans (with respect to conversions of Acquisition Loans).

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan
                                                --------
may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 8.9 would be contravened or (iii) after (A) the date that is one month prior to the Commitment Termination Date (with respect to continuations of Working Capital Loans), (B) the date that is one month prior to the date of the final installment of principal of the Acquisition Term Loans (with respect to continuations of Acquisition Loans) and provided, further, that if the Company
                                        --------  -------
shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

          8.9  Minimum Amounts of Tranches.  All borrowings, conversions and
               ---------------------------
continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) there shall be no more than ten Eurodollar Tranches at any one time outstanding.

          8.10  Inability to Determine Eurodollar Rate.  If the Agent determines
                --------------------------------------
that extraordinary circumstances affecting the interbank eurodollar market make it impracticable to ascertain the interest rate applicable for any Interest Period or impossible to lend at the Eurodollar Rate, the Agent shall promptly notify the Company of such determination and no additional Eurodollar Loans shall be made nor any Alternate Base Rate Loans converted to Eurodollar Loans until such notice is withdrawn. If any Eurodollar Loan is outstanding on the date of such notice and such notice has not been withdrawn on the last day of the then current Interest Period applicable thereto, the Company may on the last day of such Interest Period either convert such Eurodollar Loan to a Alternate Base Rate Loan or prepay the outstanding principal balance thereof and accrued interest thereon in full.

          8.11  Illegality.  Notwithstanding any other provisions herein, if any
                ----------
law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment hereunder to make Eurodollar Loans or convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) Loans then outstanding as Eurodollar Loans, if any, shall be converted to Alternate Base Rate Loans on the last day of the Interest Period applicable thereto or within such earlier period as required by law. The Company hereby agrees promptly to pay to any Bank, upon its demand, any additional amounts necessary to compensate such Bank for any unavoidable costs incurred by such Bank in making any conversion in accordance with this subsection 8.11, including, but not limited to, any interest or fees payable by such Bank to lenders of funds obtained by it or in order to make or maintain its Eurodollar Loans hereunder (such Bank's notice setting forth calculations of such costs to be conclusive absent manifest error).

          8.12  Requirements of Law.  (a)  In the event that any law,
                -------------------
regulation, treaty or directive or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

          (i) does or shall subject such Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, any Acceptance, any Loans, any Inventory Letter of Credit, any Acquisition Letter of Credit or any Application, or change the basis of taxation of payments to such Bank of principal, fees, interest, L/C Reimbursement Obligations, Acceptance Reimbursement Obligations or any other amount payable hereunder (except for taxes covered by subsection 8.16 and changes in the rate of any tax presently imposed on such Bank based upon the overall net income of such
     Bank);

         (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, letters of credit issued or participated in by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate hereunder;

        (iii)  does or shall impose on any Bank any other condition;

and the result of any of the foregoing is to increase the cost to any Bank of making, renewing or maintaining advances or extensions of credit to the Company in the form of Eurodollar Loans, Inventory Letters of Credit, Acquisition Letters of Credit or Acceptances, or to reduce any amount receivable from the Company thereunder then, in any such case, the Company shall promptly pay to such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to this Agreement, any Note, any Acceptance, the Loans, any Inventory Letter of Credit or any Acquisition Letter of Credit. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection 8.12(a), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate setting forth calculations as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank to the Company shall be conclusive in the absence of manifest error.

          (b) If any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Inventory Letter of Credit or any Acquisition Letter of Credit to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company (with a copy to the Agent) of a written request therefore, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. A certificate setting forth calculations as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank to the Company shall be conclusive in the absence of manifest error. So long as no Default or Event of Default has occurred and is continuing, if the Company is required to make a payment pursuant to this subsection 8.12(b) as required by the immediately preceding section, it may, if there are no L/C Obligations outstanding and subject to the provisions of subsection 8.13 hereof, immediately terminate the Working Capital Commitment and Acquisition Commitment of such Bank and prepay such Bank's Loans and Acceptances, together with accrued interest thereon and all other amounts payable with respect thereto.

          (c) This covenant shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

          8.13  Indemnity.  The Company agrees to indemnify each Bank and to
                ---------
hold such Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in payment of the principal of or interest on the Eurodollar Loans of such Bank, including, but not limited to, any such loss or expense arising from additional interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain Eurodollar Loans hereunder, (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with subsection 2.3, 5.3, 7.3 or 8.8 hereof, and (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 8.3 hereof or (d) a voluntary or involuntary prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain Eurodollar Loans hereunder. This covenant shall survive termination of this Agreement and payment of the Notes.

          8.14  Balance Deficiency Fees.  (a)  The Company agrees to pay to each
                -----------------------
Bank a balance deficiency fee equal to the average daily balance deficiency percentage (as hereinafter defined) of the amount, if any, by which the average daily amount of free available balances in non-interest bearing accounts maintained by the Company and its Subsidiaries with such Bank is less than 5% of the amount equal to the sum of the average daily amount of Aggregate Outstanding Working Capital Extensions of Credit during the period for which payment is to be made. Such balance deficiency fee shall be net of activity costs and shall be payable monthly in arrears to the Agent, for the account of the Banks, on the last day of each month (commencing on August 31, 1994) and on the last day of the calendar month following the calendar month in which payment or prepayment in full is made under this Agreement, for the month or portion thereof next preceding the month in which such payment is due. Each Bank agrees that by 12:00 Noon on the date when payment is due, it will notify the Company and the Agent of the amount due to such Bank pursuant to this subsection 8.14.

          (b) The term "balance deficiency percentage" as used herein shall mean a fluctuating rate per annum equal to the Alternate Base Rate minus 1%.

          (c) It is understood that nothing in this Agreement shall obligate the Company or any of its Subsidiaries to maintain balances with any Bank.

          8.15  Pro Rata Treatment and Payments.  (a)  Each borrowing by the
                -------------------------------
Company from the Banks, each payment by the Company on account of any fee hereunder and any reduction of the Working Capital Commitments, the Acquisition Commitments or Term Loan Commitments of the Banks hereunder shall be made pro
                                                                          ---
rata according to the respective Commitment Percentages of the Banks.  Each
- - ----
payment (including each prepayment) by the Company on account of principal of and interest on the Working Capital Loans, the Acquisition R/C Loans or the Acquisition Term Loans shall be made pro rata according to the respective
                                     --- ----
outstanding principal amounts of the Working Capital Loans, Acquisition R/C Loans or Acquisition Term Loans, as the case may be, held by each Bank. All payments on Loans (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks, at the Agent's office set forth in subsection 15.2, in lawful money of the United States of America and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day.

          (b) Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount which would constitute its Commitment Percentage of the borrowing on such Borrowing Date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate, times (ii) the amount of such Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 8.15(b) shall be conclusive, absent manifest error. If such Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon (without duplication) at the rate per annum applicable to Acquisition Loans which are Alternate Base Rate Loans hereunder, on demand, from the Company.

          8.16  Taxes.  (a)  All payments made by the Company under this
                -----
Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Bank, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank (excluding a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be
                                       -----
withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Bank and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Bank or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

          SECTION 9. CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT AND TO INITIAL EXTENSIONS OF CREDIT

          9.1  Conditions to Effectiveness of Initial Extensions of Credit
               -----------------------------------------------------------
hereunder.  The effectiveness of this Agreement and the obligation of each Bank
- - ---------
to make its initial extension of credit hereunder on the Closing Date shall be subject to the fulfillment of the following conditions precedent:

          (a)  Legal Opinion.  There shall have been delivered to the Agent,
               -------------
     with a copy for each Bank, on the Closing Date an opinion of Phillips, Nizer, Krim & Ballon, counsel to the Company and its Subsidiaries, in form and substance satisfactory to the Banks.

          (b)  Corporate Proceedings.  The Company shall have furnished to the
               ---------------------
     Agent, with a copy for each Bank (in form and substance satisfactory to the Banks) a copy, certified by an appropriate officer on the Closing Date, of the resolutions of the Board of Directors of (i) the Company, authorizing all borrowings or other extensions of credit herein provided for and (ii) the Company and each of its Subsidiaries, authorizing the execution, delivery and performance of each Loan Document to which the Company or such Subsidiary, as the case may be, is a party.

          (c)  Corporate Documents.  The Agent shall have received, with a
               -------------------
     counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Company and each of its Subsidiaries in each case, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of each such Person.

          (d)  Incumbency Certificates.  The Agent shall have received, with a
               -----------------------
     counterpart for each Bank, an incumbency certificate with respect to the relevant officers of each of the Company and its Subsidiaries in form and substance satisfactory to the Agent.

          (e)  Receipt of Certain Documents.  There shall have been received by
               ----------------------------
     the Agent on the Closing Date, with a copy for each Bank, the following documents, which shall have been duly authorized, executed and delivered by the appropriate party or parties thereto and which shall be satisfactory in form and substance to the Banks:

               (i) counterparts of this Agreement, executed and delivered by a duly authorized officer of the Company and each Bank;

               (ii) a Working Capital Note, payable to each Bank, substantially in the form of Exhibit A hereto, executed and delivered by a duly authorized officer of the Company;

               (iii) an Acquisition Note, payable to each Bank, substantially in the form of Exhibit B hereto, executed and delivered by a duly authorized officer of the Company;

               (iv) each Security Agreement, executed and delivered by a duly authorized officer of the grantor party thereto, together with such Uniform Commercial Code financing statements and other documents, instruments and agreements necessary (or otherwise reasonably required by the Agent) in order to perfect (or continue the perfection of) the Agent's security interest in the Collateral (as defined therein) granted thereunder;

               (v) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each Subsidiary of the Company;

               (vi) the Cash Collateral Agreement, executed and delivered by a duly authorized officer of the Company;

               (vii)  the Line Letter, executed by the parties thereto; and

               (viii) any and all other documents which are necessary or desirable, in the opinion of the Agent or the Banks, to effectuate any of the foregoing.

          (f)  Fees.  The Agent shall have received, for the ratable account of
               ----
     the Banks, a non-refundable facility fee in the aggregate amount equal to $250,000.

          (g)  Borrowing Base Certificate.  The Agent shall have received, with
               --------------------------
     a copy for each Bank, a Borrowing Base Certificate, dated the Closing Date, executed by the chief financial officer or a senior vice president of the Company.

          (h)  Lien Searches.  The Agent and the Banks shall have received a
               -------------
     copy, in form and substance satisfactory to them, of any lien and judgment searches which the Agent may require.

          (i)  Legal Matters.  All other instruments and legal and corporate
               -------------
     proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Banks, and each

     Bank shall have received copies of all documents which it may have reasonably requested in connection therewith.

          9.2  Conditions of All Extensions of Credit.  The obligation of each
               --------------------------------------
Bank to make any Loans (including the Acquisition Term Loans), or create any Acceptances to be made by it hereunder or to issue or participate in any Letters of Credit pursuant to the terms hereof (including, without limitation, the initial extensions of credit hereunder) shall be subject to the following conditions precedent:

          (a)  Representations and Warranties; No Default.  The representations
               ------------------------------------------
     and warranties contained in Section 10 hereof shall be true and correct on the date of the making of such Loan, creation of such Acceptance or the issuance or participation in such Letter of Credit, and no Default or Event of Default shall have occurred and be continuing on such date. Each borrowing, request for the creation of an Acceptance or request for the issuance of an Inventory Letter of Credit or an Acquisition Letter of Credit by the Company hereunder shall constitute a representation by the Company as of the date of each such borrowing, creation or issuance that the conditions contained in the foregoing sentence have been satisfied.

          (b)  Legal Matters.  All other instruments and legal and corporate
               -------------
     proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel, and counsel to the Agent shall have received copies of all documents which it may have reasonably requested in connection therewith.

          9.3  Additional Conditions of Acquisition R/C Loans.  The obligations
               ----------------------------------------------
of each Bank to make any Acquisition R/C Loan or to issue or participate in any Acquisition Letters of Credit pursuant to the terms hereof shall (in addition to the conditions set forth in Sections 9.1 and 9.2 above) be subject to the following conditions precedent:

          (a) Covenant Compliance.  The Company shall be in compliance with the
              -------------------
     covenant set forth in Section 12.10 after giving effect to the making of any Acquisition R/C Loan or issuance of any Acquisition Letter of Credit.

          (b)  Notice of Acquisition.  The Company shall have given the Agent
               ---------------------
     notice, at least five Business Days prior to the Borrowing Date (in the case of Acquisition R/C Loans) or the issuance date (in the case of Acquisition Letters of Credit), describing in reasonable detail the use of the proceeds of such Acquisition R/C Loan or Acquisition Letter of Credit, as the case may be. Such notice shall include, without limitation, the name of the company being acquired (or previously acquired), the consideration being paid (or previously paid) for such acquisition and a description of the assets of such company being acquired (or previously acquired); provided, however, that the provisions of this subsection 9.3(b)
                --------  -------
     shall not apply with respect to Acquisition R/C Loans and Acquisition Letters of Credit which are being used to refinance Acquisition R/C Loans which previously have been prepaid.

Each Borrowing of Acquisition R/C Loans and each issuance of an Acquisition Letter of Credit shall be deemed to be a representation and warranty by the Company that the proceeds thereof are being used by the Company either (x) to finance the purchase price paid by the Company and its Subsidiaries for the acquisition of companies engaged in fuel oil or propane distribution business or (y) to refinance the purchase price paid by the Company and its Subsidiaries for any acquisition which was consummated within the immediately preceding twelve calendar months.


          SECTION 10.  REPRESENTATIONS AND WARRANTIES

          In order to induce the Banks to enter into this Agreement and to make the Loans and other extensions of credit herein provided for, the Company hereby represents and warrants to each Bank that:

          10.1  Corporate Existence.  The Company and each of its Subsidiaries
                -------------------
is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is presently engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify will not materially and adversely affect the conduct of business taken as a whole as it is currently conducted by the Company and its Subsidiaries.

          10.2  Corporate Power and Authorization; Enforceable Obligations.  The
                ----------------------------------------------------------
Company and each of its Subsidiaries has the corporate power, authority and legal right to make, deliver and perform this Agreement, the Notes, the Security Documents, the Applications and the other Loan Documents to which it is a party and, in the case of the Company, to borrow hereunder. The Company has taken all necessary corporate action to authorize the borrowings and/or issuance of the Letters of Credit on the terms and conditions of this Agreement, the Notes, the Security Documents, the Applications and the other Loan Documents to which it is a party. Each Subsidiary has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Security Documents and the other Loan Documents to which it is a party. No consent of any other party, including stockholders of the Company or any Subsidiary, is required and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, the Security Documents, the Applications or any of the other Loan Documents. This Agreement and each other Loan Document to be entered into on the Closing Date by the Company and/or any of its Subsidiaries has been duly executed and delivered on behalf of the Company and such Subsidiary. This Agreement and each such other Loan Document constitutes a legal, valid and binding obligation of the Company and/or such Subsidiary, as the case may be, enforceable against the Company or such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          10.3  No Legal Bar to Loans.  The execution, delivery and performance
                ---------------------
of this Agreement, the Notes, the Security Documents, the Applications and the other Loan Documents will not violate any provision of any existing law or regulation or of any order or decree of any court or governmental instrumentality, or of the Certificate of Incorporation or

By-Laws of the Company or any Subsidiary, or of any mortgage, indenture, contract or other agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary and any of its property or assets may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties pursuant to the provisions of such mortgage, indenture, contract or other agreement.

          10.4  No Material Litigation.  No litigation or administrative
                ----------------------
proceedings of or before any court, tribunal or governmental body is presently pending, or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of its or their properties or with respect to this Agreement, any Note, any Security Document, any Application or any other Loan Document, which, if adversely determined, would, in the opinion of the Company, have a Material Adverse Effect.

          10.5  No Default.  Neither the Company nor any of its Subsidiaries is
                ----------
in default in any material manner in the payment or performance of any of its obligations or in the performance of any contract, agreement or other instrument to which it is a party or by which it or any of its assets may be bound or if in default, such default will not materially affect the conduct of the business of the Company and its Subsidiaries taken as a whole, and no Default or Event of Default hereunder has occurred and is continuing.

          10.6  Ownership of Properties; Liens.  The Company and each Subsidiary
                ------------------------------
have good and marketable title to all of their properties and assets, real and personal, and none of such properties and assets are subject to any mortgage, lien, pledge, charge, encumbrance, security interest or title retention or other security agreement or arrangement of any nature whatsoever except as permitted in subsection 12.2 hereof.

          10.7  Taxes.  The Company and each Subsidiary have filed or caused to
                -----
be filed all tax returns which to the knowledge of the Company are required to be filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against them (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the books of the Company or such Subsidiary, as the case may be), and no material tax liens have been filed and, to the best of the knowledge of the Company, no material claims are being asserted with respect to any taxes.

          10.8  Financial Condition.  The consolidated balance sheet of the
                -------------------
Company and its consolidated Subsidiaries as at December 31, 1993 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 1994 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by the chief financial officer of the Company, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from March 31, 1994 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and (except as set forth on Schedule IV) no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at March 31, 1994. Since March 31, 1994, there has been no material adverse change in the condition, financial or otherwise, of the Company and such Subsidiaries.

          10.9  Filing of Statements and Reports.  The Company and each
                --------------------------------
Subsidiary have filed copies of all statements and reports which, to the knowledge of the Company, are required to be filed with any governmental authority, agency, commission, board or bureau.

          10.10  ERISA.  Neither a Reportable Event nor an Accumulated Funding
                 -----
Deficiency has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits in an amount in excess of $7,000,000. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $1,000,000.

          10.11  Subsidiaries.  The corporations listed on Schedule II attached
                 ------------
hereto are wholly-owned Subsidiaries of the Company, and the Company owns no common stock of any other corporation except for Subsidiaries which have no material assets.

          10.12  Investment Company Act; Other Regulations.  The Company is not
                 -----------------------------------------
an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

          10.13  Federal Regulations.  No part of the proceeds of any Loans will
                 -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of any regulations of such Board of Governors. If requested by any Bank or the Agent, the Company will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          10.14  Environmental Matters.
                 ---------------------

          (a) To the best knowledge of the Company, the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any
      ----------
Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time this representation is made or deemed to be made except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to have a Material Adverse Effect.

          (b) To the best knowledge of the Company, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the "Business")
                                                                  --------
which could materially interfere with the continued operation of the Properties or which could have a Material Adverse Effect.

          (c) Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to have a Material Adverse Effect.

          (d) To the best knowledge of the Company, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to have a Material Adverse Effect.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to have a Material Adverse Effect.

          (f) To the best knowledge of the Company, there has been no release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to have a Material Adverse Effect.


          SECTION 11.  AFFIRMATIVE COVENANTS

          The Company hereby covenants and agrees that so long as any Note remains outstanding and unpaid or so long as any Commitment remains unterminated or any amount remains outstanding or unpaid hereunder or so long as any Letter of Credit or L/C Obligations remain outstanding:

          11.1  Financial Statements.  The Company shall furnish to each Bank:
                --------------------

          (a) as soon as available, but in any event not later than 105 days after the close of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and a related consolidated statement of income and retained earnings of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal period, and if such statements are prepared on a last-in/first-out basis, the Company will submit in the footnotes to such statements income and balance sheet statements prepared on a first-in/first-out valuation, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods, such financial statements being certified by independent certified public accountants of recognized standing selected by the Company and acceptable to the Required Banks;

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its Subsidiaries, as at the end of such fiscal quarter, and an unaudited consolidated statement of income and retained earnings of the Company and its Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal period of the previous year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and certified by the chief financial officer of the Company (subject to normal year-end audit adjustment);

          (c) During such time as the Company and its Subsidiaries own more than 50% of the issued and outstanding voting stock (except directors' qualifying shares, if required by law) of Star Gas Corporation, but Star Gas Corporation is not considered a Subsidiary for purposes of this Agreement, then as soon as available, but in any event not later than 105 days after the close of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries (including Star Gas Corporation as if it were a Subsidiary for purposes of this Agreement), including therein a consolidated balance sheet of the Company and its Subsidiaries (including Star Gas Corporation as if it were a Subsidiary for purposes of this Agreement) as at the end of such fiscal year, and a related consolidated statement of income and retained earnings of the Company and its Subsidiaries (including Star Gas Corporation as if it were a Subsidiary for purposes of this Agreement) for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal period, and if such statements are prepared on a last-in/first-out basis, the Company will submit in the footnotes to such statements income and balance sheet statements prepared on a first-in/first-out valuation, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods, such financial statements being certified by independent certified public accountants of recognized standing selected by the Company and acceptable to the Required Banks;

          (d) During such time as the Company and its Subsidiaries own more than 50% of the issued and outstanding voting stock (except directors' qualifying shares, if required by law) of Star Gas Corporation, but Star Gas Corporation is not considered a Subsidiary for purposes of this Agreement, then as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its Subsidiaries (including Star Gas Corporation as if it were a Subsidiary for purposes of this Agreement), as at the end of such fiscal quarter, and an unaudited consolidated statement of income and retained earnings of the Company and its Subsidiaries (including Star Gas Corporation as if it were a Subsidiary for purposes of this Agreement) for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal period of the previous year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and certified by the chief financial officer of the Company (subject to normal year-end audit adjustment);

          (e) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of such independent certified public accountants stating that in making the examination necessary for certifying such financial statements no knowledge was obtained of any Events of Default or Defaults hereunder, except as specifically indicated;

          (f) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of the Company (i) stating that, to the best of his knowledge, the Company during the relevant period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement, the Notes and the other Loan Documents and that he has obtained no knowledge of any Events of Default or Defaults hereunder except as specifically indicated and (ii) setting forth, in reasonable detail, the calculations supporting such statements in respect of subsections 12.7, 12.8, 12.9, 12.10 and 12.12;

          (g) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and promptly after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, any governmental authority, agency, commission, board or bureau as may be reasonably requested by the Agent or any Bank;

          (h) promptly, such additional financial and other information as the Agent or any Bank may from time to time reasonably request, including unaudited consolidating balance sheets and statements of income and retained earnings of the Company and its Subsidiaries on an annual or quarterly basis; and

          (i) within twenty days following the end of each calendar month, a Borrowing Base Certificate showing the Borrowing Base as of the last day of such calendar month and such other information necessary for the Agent to determine the Borrowing Base Adjustment in effect at such day, in each case certified as complete and correct by the chief financial officer or a senior vice president, as the case may be, of the Company together with supporting documents reasonably acceptable to the Agent.

          11.2  Payment of Obligations.  The Company shall, and shall cause its
                ----------------------
Subsidiaries to, pay and discharge, at or before maturity, all of their respective obligations and liabilities, including without limitation tax liabilities, except where the same may be contested in good faith, and will maintain, and cause its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

          11.3  Maintenance of Properties; Insurance.  The Company shall, and
                ------------------------------------
shall cause its Subsidiaries to, keep all properties useful and necessary in the business of the

Company and its Subsidiaries in normal working order and condition; maintain, and cause its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all their properties in such amounts as the Company deems proper in accordance with sound business practices against such risks as are usually insured against in the same general area and by companies engaged in the same or a similar business; and furnish to the Agent and the Banks, upon written request, full information as to the insurance carried.

          11.4  Notices.  The Company shall promptly give notice in writing to
                -------
the Agent and each Bank of:

          (a) the occurrence of any Default under this Agreement or of any default under any material instrument or other agreement of the Company or any Subsidiary;

          (b) any litigation, proceeding, investigation or dispute which may exist at any time between the Company or any Subsidiary and any governmental regulatory body which might substantially interfere with the normal business operations of the Company or any Subsidiary;

          (c) all litigation and proceedings against the Company or any Subsidiary in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

          (d) each acquisition made by the Company or any of its Subsidiaries which is of the type for which Acquisition Loans would be available, including, without limitation, the material terms of all preferred and common stock of the Company or any of its Subsidiaries to be issued in connection with such acquisition, the other consideration with respect thereto, the assets being acquired, the identity of the seller thereof and such other information as any Bank may reasonably request with respect to such investment.

          11.5  Conduct of Business and Maintenance of Existence.  The Company
                ------------------------------------------------
shall, and shall cause its Subsidiaries to, continue to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and preserve, renew and keep in full force and effect their corporate existence and take all reasonable action to maintain their rights, privileges and franchises necessary or desirable in the normal conduct of business, provided that nothing
                                                          --------
herein contained shall prevent the Company or any Subsidiary from (a) discontinuing a part of its business, if such discontinuance is in the opinion of the Board of Directors of the Company in the interest of the Company and not disadvantageous to the Banks, or (b) engaging in such activities as permitted pursuant to subsections 11.9 and 12.4 hereof.

          11.6  Inspection of Property, Books and Records.  The Company shall,
                -----------------------------------------
and shall cause its Subsidiaries to, permit any representatives of the Agent or of any Bank to visit and inspect any of their respective properties and examine and make abstracts from any of the books and records of the Company and any Subsidiary at any reasonable time and as often as may reasonably be desired.

          11.7  ERISA Reports.  The Company shall furnish to the Agent and each
                -------------
Bank (a) as soon as possible, and in any event within 30 days after any executive officer of the Company knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Company or any Commonly Controlled Entity, or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, a statement of the chief financial officer of the Company setting forth details thereof and the action which the Company or the Commonly Controlled Entity proposes to take with respect thereto, together with a copy of the notice of any Reportable Event given to the PBGC, (b) at the request of the Agent or any Bank, promptly after the filing thereof with the United States Secretary of Labor or the PBGC, copies of each annual and other report with respect to each Plan, and (c) promptly after receipt thereof, a copy of any notice the Company or any Commonly Controlled Entity may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan.

          11.8  Execution of Guaranties and Security Agreements by Additional
                -------------------------------------------------------------
Subsidiaries.  At any time when either (x) the Agent requests that the Company
- - ------------
do so or (x) such Subsidiary has assets with a fair market value in excess of $100,000, the Company shall cause each of its Subsidiaries which is not then party to a Guarantee and a Security Agreement to execute and deliver to the
Agent:

          (a) a Security Agreement, substantially in the form of Exhibit F hereto, accompanied by such documents, instruments, agreements and legal opinions as the Agent reasonably may request in order to perfect (or evidence the perfection of) the security interests granted by such Subsidiary thereunder; and

          (b)  a Guarantee, substantially in the form of Exhibit E hereto.

Each Security Agreement and Guarantee which is delivered pursuant to this subsection 11.8 shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agent and as otherwise may be necessary to cause such Security Agreement and Guarantee to constitute a legal, valid and binding obligation of such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          11.9  Maintenance of Collateral.  The Company shall, and shall cause
                -------------------------
its Subsidiaries to, keep their Customer Lists and all Inventory and Accounts (as each such term is defined in the relevant Security Agreement) free and clear of any and all liens, encumbrances, pledges or other security interests, except
(a) the security interests made in favor of the Agent, for the ratable benefit of the Banks, and (b) so long as no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries may sell, assign, transfer, lease or otherwise dispose of all or any part of their Customer Lists, provided
                                                                       --------
the Net Cash Proceeds from any such sale, assignment, transfer, lease or other disposition are applied in accordance with the terms of subsection 8.4(b).

          11.10  Update of Customer Lists.  The Company shall, and shall cause
                 ------------------------
its Subsidiaries to, provide to the Agent within ten days following the last day of each fiscal year of the Company and on such other dates as the Agent reasonably may request (which request shall be made by the Agent not more than four times in any calendar year) one or more computer tapes (or such other medium as may be acceptable to the Agent) containing each Customer List owned by the Company or any of its Subsidiaries as of the last day of the relevant fiscal year of the Company (or such other date, as the case may be) and the Company and the Agent agree that each Bank shall be permitted to review such tapes (or other medium) during the reasonable business hours of the Agent.

          11.11  Environmental Laws.  The Company shall, and shall cause its
                 ------------------
Subsidiaries to:

          (a) comply with, and use commercially reasonable efforts to ensure material compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

          (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and comply with reasonable promptness in all material respects with all lawful orders of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and

          (c) defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or the Properties, or any orders, or lawful requirements of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

          SECTION 12.  NEGATIVE COVENANTS

          The Company hereby covenants and agrees that so long as any Note remains outstanding and unpaid or so long as any Commitment remains unterminated or any amount remains outstanding or unpaid hereunder or so long as any Letter of Credit or L/C Obligations remain outstanding, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          12.1  Limitation on Indebtedness.  Create, incur, assume or suffer to
                --------------------------
exist, any Indebtedness, except (a) Indebtedness in respect of the Loans, the Notes, the Acceptances, the Letters of Credit and the other obligations of the Company hereunder; (b) accounts payable (other than for borrowed money) incurred in the ordinary course of business as presently conducted, provided that the same shall not be overdue or, if overdue, are being contested in good faith and by appropriate proceedings; (c) Indebtedness between Subsidiaries and between any Subsidiaries and the Company; (d) other Indebtedness owing by the Company or any Subsidiary on the date of this Agreement and which was reflected in the balance sheet of the Company delivered to the Banks most recently prior to the date hereof and referred to in subsection 10.8 hereof; (e) Subordinated Debt;
(f) Indebtedness of hereafter-acquired companies in the fuel oil or propane distribution business not exceeding in the aggregate a principal amount of $1,000,000 outstanding at any one time; (g) purchase money Indebtedness created as a result of the acquisition of companies in the fuel oil or propane distribution business, provided that any such Indebtedness shall be included in
                       --------
the calculations contained in subsection 12.10; (h) Indebtedness for funding of capital expenditures not to exceed $3,000,000 outstanding at any one time; and
(i) Indebtedness in respect of Letters of Credit issued by any Bank and permitted pursuant to subsection 12.3(f) hereof.


          12.2  Limitations on Liens.  Create, incur, assume or suffer to exist,
                --------------------
any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired, except (a) the liens and security interests existing as of the date of this Agreement referred to in the financial statements referred to in subsection 10.8 hereof, provided, however, that such liens and security
                           --------  -------
interests are not spread to cover other or additional indebtedness or property of the Company or any of its Subsidiaries; (b) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP; (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business for sums which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings; (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;
(e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;
(g) security interests and liens covering real
or personal property in existence at the time of acquisition thereof by the Company or any Subsidiary, and purchase money mortgages and purchase money security interests (including the lien or retained security title of a conditional vendor) covering real or personal property hereafter acquired by the Company and its Subsidiaries, provided that no such lien is spread to cover any
                              --------
additional property (except for additional property in the nature of improvements to property already subject to any such lien or additions to accounts receivable or inventory, as the case may be, already subject to such lien); (h) liens, mortgages and security interests in favor of the Agent, for the ratable benefit of the Banks, under the Security Documents or otherwise in connection herewith (including, without limitation, those arising pursuant to the Cash Collateral Agreement); (i) liens arising out of judgments of awards not exceeding the aggregate principal amount of $500,000 outstanding at any time;
(j) purchase money liens and security interests arising out of the funding of capital expenditures to the extent not otherwise prohibited hereunder; and
(k) liens created to secure borrowings permitted under subsections 12.1(f) and 12.1(h) hereof and limited to the amount borrowed under each such subsection. Notwithstanding the foregoing, in no event shall the Company or any of its Subsidiaries create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon the capital stock of Star Gas Corporation, other than pursuant to agreements which provide such a mortgage, pledge, lien, charge, security interest or encumbrance on the date hereof (as such agreements may be amended, supplemented, restated, refinanced or otherwise modified from time to time).

          12.3  Limitation on Contingent Obligations.  Assume, guarantee,
                ------------------------------------
indorse or otherwise in any way be or become responsible or liable for the obligations of any person, firm, corporation or other entity (all such transactions being herein called "contingent obligations"), whether by agreement
                                  ----------------------
to purchase or repurchase obligations, or by agreement to supply funds for the purpose of paying, or enabling such entity to pay, any obligations (whether through purchasing stock, making a loan, advance or capital contribution or by means of agreeing to maintain or cause such entity to maintain, a minimum working capital or net worth of any such entity, or otherwise), except
(a) contingent obligations by indorsement of instruments for deposit or collection in the ordinary course of business; (b) contingent obligations of the Company in respect of indebtedness of Subsidiaries or of any Subsidiary in respect of indebtedness of the Company, provided that, in either such case, the
                                        --------
indebtedness in respect of which such contingent obligations are given is permitted by subsection 12.1 hereof; (c) contingent obligations by the Company or any Subsidiary of any purchase money obligations for the purchase of (i) any oil delivery vehicle entered into by any operator of an oil delivery vehicle which vehicle has been or will be used on behalf of the Company or such Subsidiary or (ii) any fuel distribution company acquired by the Company or any Subsidiary, provided that the amount of any such purchase money obligations
            --------
guaranteed by the Company or its Subsidiaries shall be included in any calculation of Consolidated Funded Debt pursuant to subsection 12.10;
(d) contingent obligations assumed by the Company or any of its Subsidiaries as a part of any acquisition of stock or assets of companies in the fuel oil distribution business permitted in accordance with the terms hereof; (e) contingent obligations in respect of any leases of real property by the Company or any Subsidiary; and (f) contingent obligations relating to letters of credit (including letters of credit issued under the Line Letter, but not including the Inventory Letters of Credit and the Acquisition Letters of Credit) in an aggregate amount not to exceed $15,000,000 at any one time outstanding.

          12.4  Prohibition of Fundamental Changes.  Enter into any transaction
                ----------------------------------
of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution)
or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, including its accounts receivable or stock or securities convertible into stock of any Subsidiary or group of Subsidiaries which consist of all or a substantial part of the Company's property, business or assets, or make any material change in the present method of conducting business, except that: (a) any Subsidiary may be voluntarily liquidated or dissolved, or may be merged into, or consolidated with, the Company (provided that the Company shall
                                                --------
be the continuing or surviving corporation) or with any one or more Subsidiaries; (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary; (c) the Company or any Subsidiary may sell their respective Customer Lists provided such sale does not violate the provisions of subsection 12.9; and (d) any Subsidiary may sell any or all of its assets (other than its Inventory and Accounts, as each such term is defined in the relevant Security Agreement), or discontinue to do business, if such sale or discontinuance is in the opinion of the Board of Directors of the Company in the interest of the Company and not disadvantageous to the Banks and such sale does not violate the provisions of subsection 11.9.

          12.5  Limitation on Investments, Loans and Advances.  Make or suffer
                ---------------------------------------------
to exist any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, or securities or evidences of indebtedness, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business, or otherwise) in, any person, firm, corporation or other business entity, except (a) investments in certificates of deposit issued by any domestic commercial bank with a capital and surplus of at least $100,000,000, provided, however, that such certificates
                                      --------  -------
of deposit shall have a maturity of one year or less from the date of purchase;
(b) investments in direct obligations of the United States of America or any agency thereof, or marketable obligations directly and fully guaranteed by the United States of America or any money market funds, or commercial paper, provided, however, that any such obligations or commercial paper shall have a
- - --------  -------
maturity of one year or less from the date of purchase and any such commercial paper either is issued by any of the Banks or is rated "A-1" by Standard & Poor's Corporation (or has a similar rating by any similar organization which rates commercial paper); (c) stock or obligations issued in settlement of claims against any other person by reason of an event of bankruptcy or composition or readjustment of debt or reorganization of any debtor of the Company or any Subsidiary; (d) loans to Subsidiaries; (e) during such time as no Default or Event of Default has occurred and is continuing, non-hostile acquisitions of stock or assets of companies in the oil or propane distribution business; (f) loans or advances to officers, directors and employees; (g) loans in the ordinary course of business to oil delivery vehicle operators for the purpose of purchasing oil or propane delivery vehicles; (h) advances, loans and investments existing on the date hereof which are specified in the financial statements referred to in subsection 10.8 hereof; and (i) advances of oil to other companies in the oil business by way of "through-puts" in accordance with industry practice.

          12.6  Prohibition of Certain Prepayments and Dividends.  (a) Make any
                ------------------------------------------------
payment of principal of any debt, with a maturity of more than one year, for borrowed money (except with respect to Indebtedness evidenced by the Notes) or for the deferred purchase price of property or services, except at the stated maturity of such debt or as required by mandatory prepayment provisions relating thereto as in effect on the date hereof; provided that:
                                         --------

          (i) any such debt (other than Subordinated Debt) may be prepaid at any time if no Default or Event of Default has occurred and is continuing or would result therefrom; and

          (ii) any Subordinated Debt may be prepaid at any time when no Default or Event of Default has occurred and is continuing or would result therefrom (x) following the termination of the Acquisition Commitments or
     (y) prior to such termination, with the proceeds of new Subordinated Debt or equity sales.

          (b) Pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Stock or make any other distribution in respect thereof, either directly or indirectly (such payments, "Restricted Payments"); provided
                                               -------------------    --------
that the provisions of this subsection 12.6(b) shall not apply to (a) Restricted Payments made by any Subsidiary of the Borrower to any wholly-owned Subsidiary of the Borrower or to the Borrower and (b) other Restricted Payments made when no Default or Event of Default has occurred and is continuing or would result therefrom.


          12.7  Limitation on Leases.  Permit the ratio of Adjusted Net Income
                --------------------
for any fiscal year of the Company to Consolidated Net Lease Obligations for such fiscal year to be less than 4 to 1.

          12.8  Consolidated Cash Flow.  Permit Consolidated Cash Flow for any
                ----------------------
period of four consecutive fiscal quarters of the Company to be less than the Cash Flow Covenant Amount then applicable.

          12.9  Consolidated Capital Funds.  Permit the amount equal to (a)
                --------------------------
Consolidated Operating Profit for any fiscal year of the Company times 6 minus
(b) Consolidated Funded Debt (other than Subordinated Debt) as at the end of such fiscal year to be less than $125,000,000.

          12.10  Limitation on Funded Debt.  Incur, create, assume, guarantee or
                 -------------------------
otherwise become liable ("Incur") for any additional Funded Debt (including,
                          -----
without limitation, any Acquisition R/C Loans) unless such additional Funded Debt is permitted pursuant to subsection 12.1 and, after giving effect thereto, the Consolidated EBITDA Coverage Ratio as of the date of the most recent financial statements delivered pursuant to subsection 11.1(a) or (b) on or prior to the date on which such Funded Debt is to be Incurred exceeds the ratio set forth opposite such period during which such date occurs:

                  Period               Ratio
                  ------               -----

               Prior to 12/31/95           2.0 to 1.0
               1/1/96 - 12/31/96           2.1 to 1.0
               1/1/97 - 12/31/97           2.2 to 1.0
               1/1/98 - 12/31/98           2.3 to 1.0
               1/1/99 - 12/31/99           2.4 to 1.0
               1/1/2000 and thereafter     2.5 to 1.0

Notwithstanding the foregoing provisions of this subsection 12.10, the Company may incur, create, assume, guarantee or otherwise become liable for additional Funded Debt to the extent that such additional Funded Debt is Incurred to refund, extend or renew up to an equal amount of outstanding Funded Debt; provided that if any Funded Debt is Incurred
                                   --------
for the purpose of refunding, extending or renewing any Indebtedness which is:

          (i) subordinate to the obligations hereunder, then such new Funded Debt must also be subordinated to the obligations hereunder to at least the same extent as was the Indebtedness which is being refunded, extended or renewed, as the case may be, thereby; or

          (ii) of equal rank with the obligations hereunder, then such Funded Debt may not be senior to the obligations hereunder.

          12.11  Covenant Not to Compete.  Upon the sale of any Customer List by
                 -----------------------
the Company, any of its Subsidiaries, the Agent or any Bank to any Person following the occurrence of any Event of Default, sell or distribute any product of the type sold or distributed by the Company or any of its Subsidiaries to any Person listed on such Customer List who purchased such products from the Company or any of its Subsidiaries at any time during the one year period prior to the date of sale of such Customer List, or otherwise utilize the information contained in such Customer List as of the date of such sale, directly or indirectly, for the foregoing purposes; provided, however, that such covenant
                                        --------  -------
shall terminate upon the date which is five years following the date of sale of such Customer List. Notwithstanding anything to the contrary contained in this Agreement, the terms and provisions of this subsection 12.11 and the protection afforded by this subsection 12.11, shall be for the benefit only of the Agent, the Banks and any Person who purchases Customer Lists from any of the foregoing or from the Company or any of its Subsidiaries following the occurrence and during the continuance of any Event of Default.

          12.12  Adjusted Consolidated Cash Flow.  Permit at any time
                 -------------------------------
Consolidated Cash Uses for the period from March 31, 1992 to such time (the "Relevant Period") to exceed an amount equal to the sum of (a) the Net Cash
 ---------------
Proceeds resulting from (i) the issuance of capital stock by the Company or any of its Subsidiaries during the Relevant Period to Persons other than the Company or any of its Subsidiaries and (ii) the issuance or creation of any Funded Debt by the Company or any of its Subsidiaries during the Relevant Period to Persons other than the Company or any of its Subsidiaries and (b) the positive or negative amount, as the case may be, of Consolidated Cash Flow for each twelve month period ended March 31 subsequent to March 31, 1992 which ends during the Relevant Period plus $37,439,000. Solely for purposes of this subsection, "Funded Debt" shall mean Consolidated Funded Debt of the Company and its Subsidiaries (other than any guarantees by the Company and its Subsidiaries).

          12.13  Limitation on Negative Pledge Clauses.  Enter into with any
                 -------------------------------------
Person any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of the capital stock of Star Gas Corporation from time to time owned, beneficially or of record, by it; provided that the provisions of this
                                  --------
subsection 12.13 shall not apply to this Agreement or any other agreements of the Company or its Subsidiaries which contain a provision to such effect on the date hereof (as such other agreements may be amended, supplemented, restated, refinanced or otherwise modified from time to time).

          SECTION 13.  EVENTS OF DEFAULT

          Upon the occurrence of any of the following:

          (a) failure by the Company to pay (A) the principal of or any installment of the principal of any Note when due, including, without limitation, pursuant to the terms of subsection 8.4 and 8.5, or (B) any Acceptance Reimbursement Obligation or any L/C Obligation when due, or (C) any interest on any Note or any fee (including, without limitation, any commitment fee) within five days after any such interest or fee becomes due;

          (b) if any representation or warranty made by the Company or any of its Subsidiaries in this Agreement or any other Loan Document or in any certificate, financial or other statement furnished at any time under or in connection with this Agreement or such Loan Document shall prove to have been untrue or misleading in any material respect when made or deemed made;

          (c) default by the Company or any other Subsidiary of the Company, as the case may be, in the observance or performance of any of the covenants or agreements contained in the Loan Documents (other than this Agreement and the Guarantees) or in subsections 12.4 and 12.6 through and including
     12.13 of this Agreement;

          (d) default by the Company in the observance or performance of any covenant or agreement contained in subsections 11.1(g), 12.1, 12.2, 12.3 and 12.5, and the continuance of same for 5 days after notice of such default is given the Company by the Agent or any Bank;

          (e) default by the Company in the observance or performance of any other covenant or agreement contained in this Agreement, and the continuance of the same for 15 days after notice of such default is given the Company, by the Agent or any Bank;

          (f) if the Company, any Subsidiary or any guarantor of any Note, any Acceptance Reimbursement Obligation, any Inventory Reimbursement Obligation or any Acquisition L/C Reimbursement Obligation (if other than a Subsidiary) shall (i) default in the payment of principal or interest on any obligation for borrowed money (other than any Note), or for the deferred purchase price of property, beyond the period of grace, if any, provided with respect thereto or (ii) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;

          (g) (i) the Company, any of its Subsidiaries or any guarantor of any Note, any Acceptance Reimbursement Obligation, any Inventory Reimbursement Obligation or Acquisition L/C Reimbursement Obligation (if other than a Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Company, any of its Subsidiaries or any such guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, any of its Subsidiaries or any such guarantor any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) the Company, any of its Subsidiaries or any such guarantor shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth in clauses
     (i) or (ii) above; or (iv) the Company, any of its Subsidiaries or any such guarantor shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

          (h) (i) any Person shall engage in any Prohibited Transaction involving any Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan or any employee benefit plan which is covered by ERISA; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

          (i) default by any guarantor (including, without limitation, the Company or any of its Subsidiaries) in the observance of any covenant or agreement contained in its Guarantee or any other guarantee of any of the obligations of the Company hereunder, any such Guarantee or other guarantee shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any such guarantor, or such party shall deny that it has any further liability to the Banks with respect thereto;

          (j) failure by any guarantor to perform any agreements contained in any agreement executed by a guarantor for the benefit of the Agent and/or the Banks;

          (k) (i) any of the Security Documents (other than the Guarantees) shall cease, for any reason, to be in full force and effect, or the Company shall so assert or (ii) the security interests created by the Security Documents shall cease, for any reason other than a release by the Agent, to be enforceable and of the same effect and priority purported to be created thereby; or

          (l) final judgment for the payment of money in excess of $500,000 shall be rendered against the Company, any Subsidiary or any guarantor of any Note, any Acceptance Reimbursement Obligation, any Inventory Reimbursement Obligation or Acquisition L/C Reimbursement Obligation (if other than a Subsidiary), and the same shall remain undischarged, unbonded or not insured, for a period of 30 days during which execution of such judgment shall not be effectively stayed;

then (i) if such event is an event specified in paragraph (g) above, then the Working Capital Commitments, the Acquisition Commitments and the Acquisition Term Loan Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes (including, without limitation, all L/C Obligations whether or not the beneficiaries thereof shall have presented the documents required thereunder and all amounts of Acceptance Reimbursement Obligations whether or not matured) shall be immediately due and payable without notice or demand and (ii) if such event is any other Event of Default, either or both of the following actions may be taken: (A) with the consent of the Required Banks, the Agent may, or upon the direction of the Required Banks, the Agent shall, by notice to the Company declare the Working Capital Commitments, the Acquisition Commitments and the Acquisition Term Loan Commitments to be terminated forthwith, whereupon the Working Capital Commitments, the Acquisition Commitments and the Acquisition Term Loan Commitments shall immediately terminate; and (B) with the consent of the Required Banks, the Agent may, or upon the direction of the Required Banks, the Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all L/C Obligations whether or not the beneficiaries thereof shall have presented the documents required thereunder and all amounts of Acceptance Reimbursement Obligations whether or not matured) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note or in any Acceptance or any Application or other letter of credit application to the contrary notwithstanding; and (iii) with the consent of the Required Banks, the Agent may, and upon the direction of the Required Banks, the Agent shall, exercise any and all remedies and other rights provided pursuant to this Agreement and/or the other Loan Documents. With respect to all Acceptances and Letters of Credit (including, without limitation, Letters of Credit issued pursuant to the terms of the Line Letters) that shall not have been paid or with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in the Cash Collateral Account (or such other cash collateral account as the Agent shall specify) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit plus the aggregate outstanding amount of Acceptance Reimbursement Obligations. Such monies shall be applied to payments of drafts drawn under Letters of Credit and to payment of Acceptances at maturity, and the unused portion thereof after such application, if any, shall be applied to repay other obligations of the Company hereunder or under the Notes, and after all Letters of Credit have expired, all Drafts and Acceptances have matured and been repaid and all other obligations of the Company hereunder are paid in full, the balance, if any, shall be returned to the Company. Except as expressly provided above in this Section 13, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


          SECTION 14.  THE AGENT

          14.1  Appointment.  Each Bank hereby irrevocably designates and
                -----------
appoints Chemical as the Agent of such Bank under this Agreement, and each such Bank irrevocably authorizes Chemical, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

          14.2  Delegation of Duties.  The Agent may execute any of its duties
                --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          14.3  Exculpatory Provisions.  Neither the Agent nor any of its
                ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any Subsidiary or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Company or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

          14.4  Reliance by Agent.  The Agent shall be entitled to rely, and
                -----------------
shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

          14.5  Notice of Default.  The Agent shall not be deemed to have
                -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks and to the Company; provided, however, that the failure of the Agent to give such
             --------  -------
notice to the Company shall not affect the rights of the Agent and the Banks hereunder or under the Security Documents. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have
                       --------
received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          14.6  Non-Reliance on Agent and Other Banks.  Each Bank expressly
                -------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          14.7  Indemnification.  The Banks agree to indemnify the Agent in its
                ---------------
capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Working Capital Commitments at the time that the event giving rise to the indemnity obligation occurred, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein (including, without limitation, the Line Letter) or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any
               --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          14.8  Agent in Its Individual Capacity.  The Agent and its affiliates
                --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights, powers, obligations and limitations under this Agreement and the other Loan Documents as any Bank and is subject to the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          14.9  Successor Agent.  The Agent may resign as Agent upon 10 days'
                ---------------
notice to the Banks. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to prior approval by the Company (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this subsection 14.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 15. MISCELLANEOUS

          15.1  Amendments and Waivers.  Neither this Agreement, any Note or any
                ----------------------
other Loan Document, nor any terms hereof of thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 15.1. With the written consent of the Required Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement, the Notes, or the other Loan Documents to which the Company is a party or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents to which the Company is a party or any Default or Event of Default and its consequences; provided, however, that no such waiver
                                          --------  -------
and no such amendment, supplement or modification shall:

          (i) without the written consent of each Bank, extend any scheduled installment or the final scheduled maturity of any of the Loans or the Notes, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change the amount or payment terms (including, without limitation, fees and commissions) of any Working Capital Commitment, Acquisition Commitment or Acquisition Term Loan Commitment, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, or reduce the respective percentages specified in the definitions of "Required Banks" in subsection 1.1, or amend the definition of Borrowing Base in any respect which would increase the amount available to the Company hereunder, or amend, modify or waive any provision of this subsection 15.1;

          (ii) without the written consent of all Banks, release any of the collateral provided for in any Security Document, except as set forth therein or increase the amount of Indebtedness permitted pursuant to subsection 12.1(g);

          (iii) without the written consent of the Issuing Bank, amend, supplement or otherwise modify any provisions of or directly applicable to any Letter of Credit;

          (iv) without the written consent of the then Agent, amend, modify or waive any provision of Section 14.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          15.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 5 days after being deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

    The Company:         Petroleum Heat and Power Co., Inc.
                         Clearwater House
                         2187 Atlantic Street
                         Stamford, Connecticut  06902
                         Attention:  President
                         Telecopier:    (203) 328-7422

     The Agent:          Chemical Bank
                         7600 Jericho Turnpike
                         Woodbury, New York  11797
                         Attention:  John T. Mast, Vice President
                         Telecopier:    (516) 364-3307

provided that any notice, request or demand to or upon the Agent or the Banks
- - --------
pursuant to subsections 2.3, 5.3, 7.3, 8.2, 8.3 and 8.8 shall not be effective until received.

          15.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder or under any other Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          15.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes.

          15.5  Payment of Expenses and Taxes.  The Company agrees (a) to pay or
                -----------------------------
reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Bank and the Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to the Agent and to the several Banks, (c) to pay, indemnify, and hold each Bank, the Agent and the officers, directors, employees, agents, attorneys-in-fact or affiliates of each such Bank and the Agent ( each an "Indemnified Party") harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Indemnified Party harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the
                                  -----------------------    --------
Company shall have no obligation hereunder to the Indemnified Parties with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of any such Indemnified Party, (ii) legal proceedings commenced against the Indemnified Party by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Indemnified Party by any other Bank or by any transferee of any part of such Bank's commitment hereunder. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          15.6  Successors and Assigns; Participations; Purchasing Banks.  (a)
                --------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                          ------------
owing to such Bank, any Note held by such Bank, any Working Capital Commitment, Acquisition Commitment or Acquisition Term Loan Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that, in purchasing such participating interest, such
             --------

Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in subsection 15.7(a) as fully as if it were a Bank hereunder. The Company also agrees that each Participant shall be entitled to the benefits of subsections 8.12, 8.13 and 8.16 with respect to its participation in the Working Capital Commitments, Acquisition Commitments, Acquisition Term Loan Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount
- - --------
pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof and, with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its
                                  ----------------
rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Effective Date determined pursuant to such Assignment and Acceptance,
(x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with a Working Capital Commitment, Acquisition Commitment and Acquisition Term Loan Commitment, and (y) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Effective Date determined pursuant to such Assignment and Acceptance, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the Working Capital Note and/or Acquisition Note, as the case may be, of the transferor Bank a new Working Capital Note and/or Acquisition Note to the order of such Purchasing Bank in an amount equal to the Working Capital Commitment, Acquisition Commitment or Acquisition Term Loan Commitment, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the transferor Bank has retained a Working Capital Commitment, Acquisition Commitment or Acquisition Term Loan Commitment hereunder, a new Working Capital Note or Acquisition Note (if the Commitment Termination Date has occurred prior to the date of the Assignment and Acceptance) to the order of the transferor Bank in an amount equal to the Working Capital Commitment, Acquisition Commitment or Acquisition Term Loan Commitment, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date or the Commitment Termination Date, as the case may be, and shall otherwise be in the form of the Note replaced thereby. The Note(s) surrendered by the transferor Bank shall be returned by the Agent to the Company marked "cancelled".

Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Bank shall assign any portion of any of its Commitments hereunder (or the extensions of credit outstanding thereunder) pursuant to an Assignment and Acceptance without simultaneously assigning to the same Purchasing Bank a ratable share of each other Commitment hereunder (or the extensions of credit outstanding thereunder) and such Purchasing Bank becoming a party to the Line Letter for its ratable share thereof.

          (d)  The Agent shall maintain at its address referred to in subsection
15.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and
      --------
the Working Capital Commitment, Acquisition Commitment and Acquisition Term Loan Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) together with payment to the Agent of a registration and processing fee of $2000, the Agent shall (i) promptly accept such Assignment and Acceptance and
(ii) on the Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

          (f) The Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and
                             ----------
all financial information in such Bank's possession concerning the Company and its affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

          (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the

Register, the Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Company) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Company) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          15.7  Adjustments; Set-off.  (a)  If any Bank (a "benefitted Bank")
                --------------------                        ---------------
shall at any time receive any payment of all or part of its Loans, Inventory Reimbursement Obligations, Acquisition L/C Reimbursement Obligations or Acceptance Reimbursement Obligations or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (g) of
Section 13, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, Inventory Reimbursement Obligations, Acquisition L/C Reimbursement Obligations or Acceptance Reimbursement Obligations or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, Inventory Reimbursement Obligations, Acquisition L/C Reimbursement Obligations or Acceptance Reimbursement Obligations, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess
              --------  -------
payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loans, Inventory Reimbursement Obligations, Acquisition L/C Reimbursement Obligations or Acceptance Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Company. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank, provided that the failure to give
                                           --------
such notice shall not affect the validity of such set-off and application.

          15.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

          15.9  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
                -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          15.10  Submission To Jurisdiction; Waivers.  (a)  The Company hereby
                 -----------------------------------
irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

           (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 15.2 or at such other address of which the Agent shall have been notified pursuant thereto; and

           (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) The Company, the Agent and each Bank hereby irrevocably and unconditionally waive trial by jury and the Company hereby waives its right of set-off and its right to interpose counterclaims in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                        PETROLEUM HEAT AND POWER CO., INC.


                                        By:/s/ George Leibowitz
                                           --------------------------------
                                           Title: Senior Vice President


                                        CHEMICAL BANK, as Agent and as a Bank


                                        By:/s/ John T. Mast
                                           --------------------------------
                                           Title: Vice President


                                        THE FIRST NATIONAL BANK OF BOSTON



                                        By:/s/ H. Louis Bailey
                                           --------------------------------
                                           Title: Managing Director


                                        NATIONSBANK OF NORTH CAROLINA, N.A.


                                        By:/s/ Moses James Sawney
                                           --------------------------------
                                           Title: Vice President


                                        NATIONAL WESTMINSTER BANK USA


                                        By:/s/ Susan M. O'Connor
                                           --------------------------------
                                           Title: Senior Vice President


                                        UNION TRUST COMPANY


                                        By:/s/ Matthew O. Riley
                                           --------------------------------
                                           Title: Assistant Vice President

                                                       Schedule I



                      Commitments; Commitment Percentages;
                             Addresses for Notices
                      -----------------------------------



                               Working Capital     Acquisition   Commitment
Address for Notices                Commitment      Commitment    Percentage
- - -------------------                ----------      ----------    ----------
Chemical Bank                  $26,250,000      $17,500,000        35%
7600 Jericho Turnpike
Woodbury, NY 11797
Attn:  John Mast


The First National Bank        $15,000,000      $10,000,000        20%
  of Boston
100 Federal Street,  #010802
Boston, MA  02110
Attn:  H. Louis Bailey


NationsBank of North           $15,000,000      $10,000,000        20%
  Carolina, N.A.
767 Fifth Avenue
New York, NY  10152
Attn:  Chris Lawler


National Westminster           $11,250,000       $7,500,000        15%
  Bank USA
244 Westchester Avenue
White Plains, NY 11797
Attn:  Susan O'Connor


Union Trust Company             $7,500,000       $5,000,000        10%
41 Jerome Avenue
Bloomfield, CT  06002
Attn:  Matt Riley

                    TOTAL      $75,000,000      $50,000,000       100%
                               ===========       ==========       ====

                                                                  SCHEDULE II
                                                          to Credit Agreement
                                                          -------------------

                                                                  Jurisdiction
                          Name of Corporation                     of Incorporation
                          -------------------                     ----------------
                  1.      Ortep of New Jersey, Inc.               NJ
                  2.      Ortep of Staten Island, Inc.            NY
                  3.      Ortep of Pennsylvania, Inc.             PA
                  4.      Ortep of Connecticut, Inc.              CT
                  5.      Petro/Crystal Corp.                     NY
                  6.      Reliance Utilities Corp.                NY
                  7.      Public Fuel Services, Co., Inc.         NY
                  8.      Petro, Inc.                             DE (Qualified in: NY, CT)
                  9.      CBW Realty Corp. of New York            NY
                  10.     CBW Realty Corp. of Connecticut         CT
                  11.     CBW Realty Corp. of Pennsylvania        PA
                  12.     CBW Realty Corp.                        MA
                  13.     Miller Fuel Oil Co.                     PA
                  14.     D. J. W. Gasoline Co.                   PA
                  15.     Marex Corporation                       MD
                  16.     Maxwhale Corp.                          MN (Qualified in: CT,
                                                                      NY,ME,NH,MA,NJ)
                  17.     Ocennet Fuel Oil Corp.                  CT
                  18.     A. P. Woodson Company, Inc.             DC (Qualified in: MD)
                  19.     Ortep Fuel Oil, Rhode Island Inc.       RI (Qualified in: MA)

                                                                  SCHEDULE III
                                                           to Credit Agreement
                                                           -------------------

                                                   PETROLEUM HEAT AND POWER CO., INC.

                                                        Indebtedness Outstanding
                                                          as of March 31, 1994
                                                          --------------------
                  Subordinated Indebtedness
                  -------------------------
                  9.375% Subordinated Debenture Due February 1, 2006      $ 75,000,000
                  10 1/8% Subordinated Notes Due April 1, 2003              50,000,000
                  11.85, 12.17% and 12.18% Subordinated Notes
                          Due October 1, 1998                               30,000,000

                  Subordinated Notes Due March 1, 2000                       6,381,831
                  14.10% Subordinated Notes due January 15, 2001             6,250,000
                                                                             ---------
                                                                          $167,631,831
                                                                          ------------

                  Other Long-Term Debt
                  --------------------
                  11.85%, 12.17% and 17.18% Senior Notes
                          Due October 1, 1998                             $ 30,000,000
                  Senior Notes Due March 1, 2000                             6,381,832
                  14.10% Senior Note Due January 15, 2001                    6,250,000
                  8.0% Acquisition Note Payable                              1,630,000
                  Other Long Term Debt                                          38,723
                                                                          ------------
                                                                          $ 44,300,555
                                                                          ------------

                                                                  SCHEDULE IV
                                                          to Credit Agreement
                                                          -------------------

                                                   PETROLEUM HEAT AND POWER CO., INC.

                                                Material Acquisition since March 31, 1994
                                                -----------------------------------------

                  Date                    Name                            Amount Paid
                  ----                    ----                            -----------
                  June 30, 1994           DeBlois Oil Company             $15,225,000
                  July 26, 1994           Herbert Fuel                    $ 5,068,000
                  July 28, 1994           TRICO Fuel                      $ 3,069,000

                  Material Dispositions since March 31, 1994
                  ------------------------------------------
                  None

                                                                  SCHEDULE V
                                                          TO CREDIT AGREEMENT
                                                          -------------------

                                                         PETRO LETTERS OF CREDIT
                                                         -----------------------

                                  Dollar                  Issue   Due
                  Petro           Amount          L/C#    Date    Date    Beneficiary
                  -----           ------          ----    ----    ----    -----------
                  Shared          9,015,000       G188368 4/10/90 2/1/95  U.S. Fire Insurance &
                                                                          North River Insurance Co.
                                                                          & Westchester Fire
                                                                          Insurance Co.
                  Chemical        1,663,000       T225200 3/7/94  4/8/99  Rettig
                  Chemical          766,875       T233131 7/27/94 8/31/99 Trico Fuel Corp. &
                                                                          Vito Dellino
                  Chemical        2,300,625       T233132 7/27/94 8/31/99 Trico Fuel Corp. &
                                                                          Leonard Scarola

                  Maxwhale
                  --------
                  None

                                             EXHIBIT A to
                                             Credit Agreement
                                             ----------------


                                     FORM OF
                              WORKING CAPITAL NOTE

$__________                                  New York, New York
                                             August 1, 1994

          FOR VALUE RECEIVED, the undersigned, PETROLEUM HEAT AND POWER CO., INC, a Minnesota corporation (the "Company"), hereby unconditionally promises to
                                   -------
pay on the Commitment Termination Date to the order of _____________ (the "Bank") at the office of Chemical Bank, located at 7600 Jericho Turnpike,
 ----
Woodbury, New York 11797, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of
(a)_________________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of all Working Capital Loans made by the Bank to the undersigned pursuant to subsection 2.1 of the Third Amended and Restated Credit Agreement (as defined below). The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum set forth in subsections 8.6(a) and 8.6(b) of the Third Amended and Restated Credit Agreement referred to below until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on any such overdue amount at the rate per annum set forth in subsection 8.6(c) of the Third Amended and Restated Credit Agreement until paid in full (both before and after judgment). Interest shall be payable in arrears on each Interest Payment Date, commencing on the first such date to occur after the date hereof and terminating upon payment (including prepayment) in full of the unpaid principal amount hereof; provided that interest accruing on any overdue amount shall be payable
        --------
on demand.

          The holder of this Working Capital Note is authorized to, and so long as it holds this Working Capital Note shall, record the date, Type and amount of each Working Capital Loan made by the Bank pursuant to subsection 2.1 of the Third Amended and Restated Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type pursuant to subsection
8.8 of the Third Amended and Restated Credit Agreement, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, on the schedules annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy
                                          ----- -----
of the information so recorded, provided that failure of the Bank to make any
                                --------
such recordation (or any error in such recordation) shall not affect the obligations of the Company under this Working Capital Note or under the Third Amended and Restated Credit Agreement.

          This Working Capital Note is one of the Working Capital Notes referred to in the Third Amended and Restated Credit Agreement, dated as of the date hereof, among the Company, the Bank and the other Banks parties thereto and Chemical Bank, a New York banking corporation, as Agent (as amended, supplemented or otherwise modified from time to time, the "Third Amended and Restated Credit Agreement"), is
                        -------------------------------------------
entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Third Amended and Restated Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

          This Working Capital Note is secured as provided in the Security Documents. Reference is hereby made to the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interest was granted and the rights of the holder of this Working Capital Note in respect thereof. Payment and performance of this Working Capital Note are guaranteed as set forth in the Guarantees. The undersigned agrees to pay all costs and expenses incurred by the Bank in connection with the enforcement of its rights and remedies under the Third Amended and Restated Credit Agreement, this Working Capital Note and the other Loan Documents.

          Upon the occurrence of any one or more of the Events of Default specified in the Third Amended and Restated Credit Agreement, all amounts then remaining unpaid on this Working Capital Note shall become, or may be declared to be, immediately due and payable, all as provided therein. All parties now and hereafter liable with respect to this Working Capital Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          THIS WORKING CAPITAL NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              PETROLEUM HEAT AND
                                POWER CO., INC.


                              By:________________________
                                 Title:

                                                                   SCHEDULE A to
                                                            Working Capital Note
                                                            --------------------


                         LOANS, CONVERSIONS AND PAYMENTS
                          OF ALTERNATE BASE RATE LOANS
                          ----------------------------

                     Amount of    Amount of
                     Eurodollar   Alternate                Unpaid
                     Loans        Base Rate                Principal
                     Converted    Loans                    Balance
         Amount of   into         Converted                of
         Alternate   Alternate    into         Amount of   Alternate
         Base Rate   Base Rate    Eurodollar   Principal   Base Rate  Notatation
Date     Loan        Loans        Loans        Repaid      Loans       Made by
- - ----     --------    ---------    ---------    -------     -------     -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

- - ---      ----------  ----------   ---------    --------    ---------   -------

- - ----     ----------  ----------   ---------    --------    ---------   -------

                                                                   SCHEDULE B to
                                                            Working Capital Note
                                                            --------------------


                          LOANS, CONVERSIONS AND PAYMENTS
                                OF EURODOLLAR LOANS
                          -------------------------------

         Amount                            Amount of
         of                                Eurodollar
         Euro-    Amount of                Loans
         dollar   Alternate     Interest   Converted
         Loan     Base Rate     Period and into               Unpaid
         (and     Loans         Eurodollar Alternate Amount   Principal
         Contin-  Converted     Rate with  Base      of Prin- Balance of  Nota-
         uations  into Euro-    Respect    Rate      cipal    Eurodollar  tion
Date     Thereof) dollar Loans  Thereto    Loans     Repaid   Loans      made by
- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

- - ----  -------- ------------  ---------- --------- -------  ----------  ---------

                                                                EXHIBIT B to
                                                                Credit Agreement
                                                                ----------------


                                ACQUISITION NOTE

$__________                                                   New York, New York
                                                                  August 1, 1994


          FOR VALUE RECEIVED, PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company"), promises to pay no later than May 30, 1999 to the
                  -------
order of _____________ (the "Bank"), at the office of Chemical Bank located at
                             ----
7600 Jericho Turnpike, Woodbury, New York 11797, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ___________________________ ($__________) and (b) the
aggregate unpaid principal amount of all Acquisition Loans made by the Bank to the undersigned pursuant to the Third Amended and Restated Credit Agreement, dated as of the date hereof, among the Company, the Bank and the other Banks parties thereto and Chemical Bank, a New York banking corporation, as Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"; terms used herein without definition having the meaning
     ----------------
assigned thereto therein). The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates and on the dates specified in subsection 8.6 of the Credit Agreement until paid in full (both before and after judgment).

          This Acquisition Note shall evidence the obligation of the Company to repay both the Acquisition Term Loans and the Acquisition R/C Loans in accordance with the terms of the Credit Agreement. Pursuant to subsections 5.2 and 7.2 of the Credit Agreement, the holder of this Acquisition Note is authorized to record (a) the date, Type and amount of each Acquisition R/C Loan made by the Bank, (b) the date, Type and amount of the Acquisition Term Loan made by the Bank, (c) each continuation of each such Acquisition Loan, (d) each conversion of all or a portion thereof to another Type, (e) the date and amount of each payment or prepayment of principal hereof and (f) in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so
                 ----- -----
recorded, absent manifest error, provided that the failure of the holder of this
                                 --------
Acquisition Note to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement.

          The Company further agrees to make repayments pursuant to subsection
7.4 of the Credit Agreement and prepayments of the principal amount outstanding hereunder in accordance with the provisions of the Credit Agreement.

          If any payment on this Acquisition Note in connection with an Alternate Base Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on this Acquisition Note in connection with a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day (unless the result of such extension would be to carry the related Interest Period into another calendar month, in which event the maturity thereof shall occur on the immediately preceding Working Day), and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          This promissory note is the "Acquisition Note" referred to in the Credit Agreement, and is entitled to the benefits thereof and is subject to optional prepayment and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.

          This Acquisition Note is secured as provided in the Security Documents. Reference is hereby made to the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interest was granted and the rights of the holder of this Acquisition
Note in respect thereof. The undersigned agrees to pay all costs and expenses incurred by the Bank in connection with the enforcement of its rights and remedies under the Credit Agreement, this Acquisition Note and the other Loan Documents.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Acquisition Note, including, without limitation the principal amount of the Acquisition Note and interest thereon, shall become, or may be declared to be, immediately due and payable all as provided therein.

          The Company hereby waives the requirements of demand, presentment, protest and notice of dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Acquisition Note.

          THIS ACQUISITION NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                        PETROLEUM HEAT AND POWER CO., INC.,
                                          a Minnesota corporation


                                        By:___________________________
                                           Name:
                                           Title:

                                                                SCHEDULE A to
                                                                Acquisition Note
                                                                ----------------

                             ALTERNATE BASE RATE LOANS
                    AND REPAYMENTS OF ALTERNATE BASE RATE LOANS
                    -------------------------------------------

                    Amount                                 Unpaid
                    Converted                 Amount       Principal
       Amount of    to                        Converted    Balance of
       Alternate    Alternate    Amount of    to           Alternate    Nota-
       Base Rate    Base Rate    Principal    Eurodollar   Base Rate    tion
Date   Loans        Loans        Repaid       Loans        Loans        Made By
- - ----   -----        -----        ------       -----        -----        -------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

- - ----   ---------    ---------    ---------    ----------   ---------    --------

                                                                 SCHEDULE B to
                                                                Acquisition Note
                                                                ----------------

                EURODOLLAR LOANS AND REPAYMENTS OF EURODOLLAR LOANS
                ---------------------------------------------------


                           Interest
                           Period                            Unpaid
                Amount     and Euro-             Amount      Principal
      Amount    Converted  dollar     Amount     Converted   Balance
      of Euro-  to Euro-   Rate with    of       to Alter-   of Euro-
      dollar    dollar     Respect    Principal  nate Base   dollar     Notation
Date  Loans     Loans      Thereto    Repaid     Rate Loans  Loans      Made By
- - ----  -----     -----      -------    ------     ----------  -----      -------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

- - ----  --------  ---------  ---------  ---------  ----------  --------   --------

                                                                    EXHIBIT C to
                                                                Credit Agreement
                                                                ----------------


                                     FORM OF
                           THIRD AMENDED AND RESTATED
                           COMPANY SECURITY AGREEMENT

          THIRD AMENDED AND RESTATED COMPANY SECURITY AGREEMENT, dated as of August 1, 1994, between PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company"), and CHEMICAL BANK (as successor by merger to
                  -------
Manufacturers Hanover Trust Company), as agent (in such capacity, the "Agent")
                                                                       -----
for the banks and other financial institutions (the "Banks") from time to time
                                                     -----
parties to the Third Amended and Restated Credit Agreement, dated as of August 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Banks and the Agent.
 ----------------


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company and Manufacturers Hanover Trust Company were parties to a Credit Agreement, dated as of December 31, 1986 (the "Original
                                                                   --------
Agreement");
- - ---------

          WHEREAS, in connection with the Original Agreement, the Company made a Security Agreement, dated as of December 31, 1986, in favor of Manufacturers Hanover Trust Company (the "Original Security Agreement");
                            ---------------------------

          WHEREAS, the Original Agreement was amended and restated pursuant to the Amended and Restated Credit Agreement, dated as of May 1, 1989 (as amended, supplemented or otherwise modified prior to the date hereof, the "First Amended
                                                                  -------------
and Restated Credit Agreement"), among the Company, Maxwhale Corp., the banks
- - -----------------------------
party thereto and Manufacturers Hanover Trust Company, as agent for such banks;

          WHEREAS, the First Amended and Restated Credit Agreement was amended and restated pursuant to the Second Amended and Restated Credit Agreement dated as of December 31, 1992 (the "Existing Credit Agreement") among the Company, the
                              -------------------------
banks parties thereto and Chemical Bank, as agent for such banks;

          WHEREAS, in connection with the First Amended and Restated Credit Agreement, the Original Security Agreement was amended and restated pursuant to the Amended and Restated Company Security Agreement, dated as of May 1, 1989, made by the Company in favor of Manufacturers Hanover Trust Company, as agent (the "First Amended and Restated Security Agreement");
 ---------------------------------------------

          WHEREAS, in connection with the Existing Credit Agreement, the First Amended and Restated Security Agreement was amended and restated pursuant to the Second Amended and Restated Company Security Agreement, dated as of December 31, 1992, made by the Company in favor of Chemical Bank, as agent (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing
                                                                  --------
Security Agreement");
- - ------------------

          WHEREAS, the Company has requested that the Existing Credit Agreement be amended to contain, inter alia, (i) a revolving credit and letter of credit
                       ----- ----
facility to provide financing for the Company's ongoing acquisition program (ii) provisions for the issuance of Inventory Letters of Credit (as defined in the Credit Agreement) and (iii) certain other provisions upon the terms and subject to the conditions therein contained; and

          WHEREAS, in connection with the execution of the Credit Agreement, the Company, the Agent and the Banks wish to amend the Existing Security Agreement on the terms and conditions set forth herein and, for convenience of reference, to restate the Existing Security Agreement as so amended;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and to induce the Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective loans and other extensions of credit to the Company under the Credit Agreement, the Company hereby agrees with the Agent, for the ratable benefit of the Banks, that the Existing Security Agreement shall be and hereby is amended and restated in its entirety as follows:

          1.  Defined Terms.  Unless otherwise defined herein:
              -------------

(a) terms which are defined in the Credit Agreement and used herein are so used as so defined;

(b) the following terms which are defined in the UCC are used herein as so defined: Accounts, Chattel Paper, Instruments, Inventory and Proceeds; and

(c)  the following terms shall have the following meanings:

          "Collateral" shall have the meaning set forth in Section 2 of this
           ----------
     Security Agreement.

          "Customer Lists" shall mean, at any time, the names and addresses of
           --------------
     all customers of the Company at such time, together with all trade names and trademarks and all supporting documents, including but not limited to computer discs, programs, tapes, aged trial balances and carrying media.

          "Obligations" shall mean the unpaid principal amount of, and interest
           -----------
     on (including without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, the Acceptance Reimbursement Obligations, the Inventory L/C Reimbursement Obligations, the Acquisition L/C Reimbursement Obligations, reimbursement obligations for Letters of Credit issued by any Bank in connection with any Line Letter and which are permitted by subsection 12.3(f) of the Credit Agreement, amounts owing to any Bank in connection with Working Capital Borrowings or Acquisition Loans permitted pursuant to subsection 2.1 or subsection 5.1, respectively, of the Credit Agreement and all other obligations and liabilities of the Company or any Subsidiary to the Agent or to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, any Acceptance, any Draft, any Application, any Letter of Credit, any other Loan Document (including, without limitation, the Guarantee) and any other document (including, without limitation, any Line Letter) executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Company pursuant to the terms of the Credit Agreement) or otherwise.

          "Security Agreement" shall mean this Third Amended and Restated
           ------------------
     Company Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Trademarks"  means (a) all trademarks, trade names, corporate names,
           ----------
     company names, business names, fictitious business names, trade styles, service marks, logos and other source of business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in
     Schedule I hereto, and (b) all renewals thereof.

          "Trademark License"  means any agreement, written or oral, naming the
           -----------------
     Company as licensor or licensee, granting any right under any Trademark and the goodwill associated therewith.

          "UCC" shall mean the Uniform Commercial Code as from time to time in
           ---
     effect in the State of New York.

          2.  Confirmation and Grant of Security Interest.  (a)  The Company
              -------------------------------------------
hereby confirms and acknowledges that pursuant to the Existing Security Agreement and certain other Loan Documents the Agent had been duly assigned, pledged and granted, for the ratable benefit of the Banks, a continuing security interest in and to certain of the Collateral (as defined in the Existing Security Agreement). The Company hereby ratifies and restates such pledge, assignment and grant as to all of such Collateral and confirms that such pledge, assignment and grant shall continue to be made for the ratable benefit of the Banks in favor of the Agent.

          (b) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Agent, for the ratable benefit of the Banks, a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):
                             ----------

       (i) all Customer Lists;

      (ii) all Accounts;

     (iii) all Inventory;

      (iv) all Trademarks;

       (v) all Trademark Licenses;

      (vi) all books and records pertaining to the Collateral; and

     (vii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

          3.  Representations and Warranties.  The Company hereby represents and
              ------------------------------
warrants that:

          (a)  Title; No Other Liens.  Except for the lien granted to the Agent
               ---------------------
     for the benefit of the Banks pursuant to this Security Agreement and the other liens permitted to exist on the Collateral pursuant to the Credit Agreement, the Company owns each item of the Collateral free and clear of any and all liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Agent, for the benefit of the Banks, pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

          (b)  Perfected First Priority Liens.  The liens granted pursuant to
               ------------------------------
     this Security Agreement constitute perfected liens on the Collateral in favor of the Agent, for the ratable benefit of the Banks, which are prior to all other liens on the Collateral created by the Company and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Company.

          (c)  Location of Inventory.  The Inventory is kept at the locations
               ---------------------
     listed on Schedule II hereto.

          (d)  Power and Authority; Authorization.  The Company has the
               ----------------------------------
     corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the lien on the Collateral pursuant to, this Security

     Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the lien on the Collateral pursuant to, this Security Agreement.

          (e)  Enforceability.  This Security Agreement constitutes a legal,
               --------------
     valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (f)  No Conflict.  The execution, delivery and performance of this
               -----------
     Security Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Company and will not result in the creation or imposition of any lien on any of the properties or revenues of the Company pursuant to any Requirement of Law or Contractual Obligation of the Company, except as contemplated hereby.

          (g)  No Consents, etc.  No consent or authorization of, filing with,
               -----------------
     or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Company), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

          (h)  No Litigation.  No litigation, investigation or proceeding of or
               -------------
     before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Security Agreement, the Collateral or any of the transactions contemplated hereby.

          (i)  Chief Executive Office.  The Company's chief executive office and
               ----------------------
     chief place of business is located at Clearwater House, 2187 Atlantic Street, Stamford, Connecticut 06902.

          4.  Covenants.  The Company covenants and agrees with the Agent and
              ---------
the Banks that, from and after the date of this Security Agreement until the Obligations are paid in full and the Acquisition Commitments, Acquisition Term Loan Commitments, Working Capital Commitments, all Letters of Credit and all Acceptances are terminated:

          (a)  Further Documentation; Pledge of Instruments.  At any time and
               --------------------------------------------
     from time to time, upon the written request of the Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, filings with appropriate Governmental Authorities needed to perfect the security interest granted hereunder in trademarks and tradenames and the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby.
     The Company also hereby
     authorizes the Agent to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          (b)  Indemnification.  The Company agrees to pay, and to save the
               ---------------
     Agent and the Banks harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by any Person (other than the Agent or any Bank) in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement.

          (c)  Maintenance of Records.  The Company will keep and maintain at
               ----------------------
     its own cost and expense satisfactory and complete records of the Collateral. The Company will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the further security of the Agent and the Banks, the Agent, for the ratable benefit of the Banks, shall have a security interest in all of the Company's books and records pertaining to the Collateral, and the Company shall turn over for inspection any such books and records to the Agent or to its representatives during normal business hours at the request of the Agent.

          (d)  Right of Inspection.  The Agent and the Banks shall at all times
               -------------------
     have full and free access during normal business hours to all the books, correspondence and records of the Company, and the Agent and the Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Agent and the Banks, at the Company's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

          (e)  Compliance with Laws, etc.  The Company will comply in all
               --------------------------
     material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Company's business; provided, however, that the Company may contest any Requirement of Law in
     --------  -------
     any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Banks' rights or the priority of their liens on the Collateral.

          (f)  Payment of Obligations.  The Company will pay promptly when due
               ----------------------
     all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Company's books in accordance with GAAP.

          (g)  Limitation on Liens on Collateral.  The Company will not create,
               ---------------------------------
     incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the liens created hereby and other than as permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Agent and the Banks in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (h)  Limitations on Dispositions of Collateral.   The Company will not
               -----------------------------------------
     sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted in the Credit Agreement.

          (i)  Further Identification of Collateral.  The Company will furnish
               ------------------------------------
     to the Agent and the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (j)  Notices.  The Company will advise the Agent and the Banks
               -------
     promptly, in reasonable detail, at their respective addresses set forth in subsection 15.2 of the Credit Agreement, (i) of any lien (other than liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the liens created hereunder.

          (k)  Changes in Locations, Name, etc.  The Company will not (i) permit
               --------------------------------
     any Inventory having a market value of over $100,000 to be kept at a location at which the Agent does not have a perfected security interest; or
     (ii) change its name, identity or corporate structure to such an extent that any financing statement (after giving effect to any amendments thereto) filed by the Agent in connection with this Security Agreement would become seriously misleading.

          5.  Trademarks.
              ----------

          5.1  Representations and Warranties Concerning the Trademarks.
               --------------------------------------------------------
Schedule I hereto includes all registered Trademarks owned by the Company in its own name as of the date hereof. To the best of the Company's knowledge, each Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned. Except for except as set forth in Schedule I, none of such Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any United States Governmental Authority which would be reasonably likely to limit, cancel or question the validity of any Trademark. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Trademark, or (ii) which, if adversely determined, would be reasonably likely to have a material adverse effect on the value of any Trademark.

          5.2  Covenants.  (a)  The Company (either itself or through licensees)
               ---------
will, except with respect to any Trademark that the Company shall reasonably determine is of negligible economic value to it, (i) continue to use each Trademark in a manner which maintains such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Company shall grant to the Agent, for the ratable benefit of the Banks, a perfected security interest in such mark pursuant to this Security Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

               (b) The Company will notify the Agent and the Banks immediately if it knows, or has reason to know, that any application or registration relating to any Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Company's ownership of any Trademark or its right to register the same or to keep and maintain the same.

          (c) Whenever the Company either itself or through any agent, employee, licensee or designee, shall file an application for registration of any Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Agent and the Banks within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, the Company shall execute and deliver any and all additional agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Banks' security interest in any Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby, and the Company hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations shall have been fully paid and the Working Capital Commitments, the Acquisition Commitments, the Acquisition Term Laon Commitments, all Acceptances and all Letters of Credit shall have been terminated.

          (d) The Company will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (e) In the event that any Trademark included in the Collateral is infringed, misappropriated or unlawfully diluted by a third party, the Company shall promptly notify the Agent and the Bank after it learns thereof and shall, unless the Company shall reasonably determine that such Trademark is of negligible economic value to the Company which determination the Company shall promptly report to the Agent and the Banks, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Company shall reasonably deem appropriate under the circumstances to protect such Trademark.

          6.  Provisions Relating to Accounts.
              -------------------------------

          6.1  Company Remains Liable under Accounts.  Anything herein to the
               -------------------------------------
contrary notwithstanding, the Company shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Bank shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to such Account pursuant hereto, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.2  Analysis of Accounts.  The Agent shall have the right to make
               --------------------
test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Company shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent's reasonable request and at the expense of the Company, the Company shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

          6.3  Collections on Accounts.  (a)  The Agent hereby authorizes the
               -----------------------
Company to collect the Accounts, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Company, (i) shall be forthwith (and, in any event, within two Business Days) deposited by the Company in the exact form received, duly indorsed by the Company to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Banks only as provided in Section 9, and (ii) until so turned over, shall be held by the Company in trust for the Agent and the Banks, segregated from other funds of the Company.

          (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At the Agent's request at any time when any Event of Default shall have occurred and be continuing, the Company shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          6.4  Representations and Warranties.  (a)  No amount payable to the
               ------------------------------
Company under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

          (b) The place where the Company keeps its records concerning the Accounts is Clearwater House, 2187 Atlantic Street, Stamford, Connecticut 06902.

          (c) None of the obligors on any Accounts (other than obligors with respect to Accounts which, in the aggregate, are not material in relation to all Accounts of the Company and its Subsidiaries taken as a whole) is a Governmental Authority.

          6.5  Covenants.  (a)  The amount represented by the Company to the
               ---------
Banks from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder.

          (b) The Company will not amend, modify, terminate or waive (other than in the ordinary course of business in accordance with past practice) any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral.

          (c) The Company will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination and except with respect to Accounts which, in the aggregate, are not material in relation to all Accounts of the Company and its Subsidiaries taken as a whole).

          (d) The Company will not fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account (except with respect to Accounts which, in the aggregate, are not material in relation to all Accounts of the Company and its Subsidiaries taken as a whole).

          (e) Other than in the ordinary course of business as generally conducted by the Company over a period of time, the Company will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (f) The Company will not remove its books and records from the location specified in Section 5.4(b).

          (g) In any suit, proceeding or action brought by the Agent or any Bank under any Account for any sum owing thereunder, the Company will save, indemnify and keep the Agent and such Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Company.

          7.  Agent's Appointment as Attorney-in-Fact.
              ---------------------------------------

          (a)  Powers.  The Company hereby irrevocably constitutes and appoints
               ------
the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Agent the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

            (i) at any time when any Event of Default shall have occurred and be continuing, in the name of the Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

           (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, and

          (iii) at any time when any Event of Default shall have occurred and be continuing, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any

     Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to assign any Trademark (along with goodwill of the business to which such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the liens of the Agent and the Banks thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.

The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b)  Other Powers.  The Company also authorizes the Agent, at any time
               ------------
and from time to time, to execute, in connection with the sale provided for in
Section 8 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c)  No Duty on the Part of Agent or Banks.  The powers conferred on
               -------------------------------------
the Agent and the Banks hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          8.  Performance by Agent of Company's Obligations.  If the Company
              ---------------------------------------------
fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, itself performs or complies, or otherwise causes performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by the Company to the Agent on demand and shall constitute Obligations secured hereby.

          9.  Proceeds.  It is agreed that if an Event of Default shall occur
              --------
and be continuing (a) all Proceeds received by the Company consisting of cash, checks and other near-cash items shall be held by the Company in trust for the Agent and the Banks, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Agent in the exact form received by the Company (duly indorsed by the Company to the Agent, if required), and (b) any and all such Proceeds received by the Agent (whether from the Company or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Banks as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Acquisition Commitments, Acquisition Term Loan Commitments, Working Capital Commitments, all Letters of Credit and all Acceptances shall have been terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

          10.  Remedies.  If an Event of Default shall occur and be continuing,
               --------
the Agent, on behalf of the Banks may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Company's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

          11.  Amendments, etc, with respect to the Obligations.  The Company
               ------------------------------------------------
shall remain obligated hereunder, and the Collateral shall remain subject to the lien granted hereby, notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by the Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Bank, and the Credit Agreement, the Notes, the Letters of Credit and any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure this or any other lien at any time held by it as security for the Obligations or any property subject thereto. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Security Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Security Agreement; and all dealings between the Company, on the one hand, and the Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Security Agreement.

          12.  Limitation on Duties Regarding Preservation of Collateral.  The
               ---------------------------------------------------------
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Bank, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

          13.  Powers Coupled with an Interest.  All authorizations and agencies
               -------------------------------
herein contained with respect to the Collateral are irrevocable and constitute powers coupled with an interest.

          14.  Severability.  Any provision of this Security Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15.  Paragraph Headings.  The paragraph headings used in this Security
               ------------------
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          16.  No Waiver; Cumulative Remedies.   Neither the Agent nor any Bank
               ------------------------------
shall by any act (except by a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          17.  Waivers and Amendments; Successors and Assigns; Governing Law.
               -------------------------------------------------------------
None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Agent, provided that any provision of this
                                       --------
Security Agreement may be waived by the Agent in a written letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

          18.  GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          19.  Notices.  Notices hereunder may be given by mail, by telex or by
               -------
facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, 2 days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent. The Company may change its address and transmission number by written notice to the Agent, and the Agent or any Bank may change its address and transmission number by written notice to the Company and, in the case of a Bank, to the Agent.

          20.  Authority of Agent.  The Company acknowledges that the rights and
               ------------------
responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Company, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          21.  Release of Collateral and Termination.  (a) The Agent shall
               -------------------------------------
(without any requirement of consent of or notice to any Person, including, without limitation, any Bank) release from the liens created hereby any Collateral which is sold, transferred or otherwise conveyed in accordance with the terms of the Credit Agreement.

          (b) At such time as the Obligations shall have been paid in full and the Working Capital Commitments, the Acquisition Commitments, the Acquisition Term Loan Commitments, all Acceptances and all Letters of Credit shall have been terminated, the Collateral shall be released from the Liens created hereby, and this Security Agreement and all obligations of the Agent and the Company hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Company. Upon request of the Company following any such termination, the Agent will deliver (at the sole cost and expense of the Company) to the Company any Collateral held by the Agent hereunder, and execute and deliver (at the sole cost and expense of the Company) to the Company such documents as the Company shall reasonably request to evidence such termination.

          22.  Counterparts.  This Security Agreement may be executed by one or
               ------------
more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


          IN WITNESS WHEREOF, each of the Company and the Agent has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                              PETROLEUM HEAT AND POWER CO., INC.



                              By
                                ------------------------------------------------
                                Title:


                              CHEMICAL BANK, as Agent



                              By
                                ------------------------------------------------
                                Title:

                                                                   SCHEDULE I TO
                                                      THIRD AMENDED AND RESTATED
                                                      COMPANY SECURITY AGREEMENT
                                                      --------------------------

                                   TRADEMARKS
                                   ----------


           Company                                         Trademark
           -------                                         ---------

 Petroleum Heat and Power Co., Inc.                   Petro
                                                      Reg. No.: 538,181

                                                      Petro Fuel Oil &
                                                      Design
                                                      Reg. No.:  937,913


 Maxwhale Corp.                                       Whale Design
                                                      Reg. No.: 1,293,778

                                                                  SCHEDULE II TO
                                                      THIRD AMENDED AND RESTATED
                                                      COMPANY SECURITY AGREEMENT
                                                      --------------------------

                                    INVENTORY
                                    ---------


           Company                   States Where Inventory
           -------                   ----------------------
                                           is Located
                                           ----------

 Petroleum Heat and Power Co.,           Connecticut
 Inc.                                    Maryland
                                         Massachusetts
                                         New Hampshire
                                         New Jersey
                                         New York
                                         Pennsylvania
                                         Rhode Island
                                         Virginia


 Marex Corporation                       Maryland

 Maxwhale Corp.                          Massachusetts
                                         New Jersey
                                         New York
 Miller Fuel Oil Co.                     Pennsylvania

 Occennet Fuel Oil Corp.                 Connecticut

 Ortep of Connecticut, Inc.              Connecticut
 Ortep of New Jersey, Inc.               New Jersey

 Ortep of Pennsylvania, Inc.             Pennsylvania
 Ortep Fuel Oil of Rhode                 Rhode Island
 Island, Inc.

 Petro, Inc.                             Connecticut
                                         New York

 Public Fuel Service Co., Inc.           New York
 Reliance Utilities Corp.                New York

 A.P. Woodson Company, Inc.              Maryland

                                                                EXHIBIT D to
                                                                Credit Agreement
                                                                ----------------


                        COMPANY CASH COLLATERAL AGREEMENT

          CASH COLLATERAL AGREEMENT, dated as of August 1, 1994, among:

(a)  PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the
     "Company");
      -------

(b) CHEMICAL BANK, a New York banking corporation, acting in its capacity as agent (in such capacity, the "Agent") for the banks and other financial
                                   -----
     institutions (the "Banks") from time to time parties to the Third Amended
                        -----
     and Restated Credit Agreement, dated as of August 1, 1994, (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                ------
     Agreement"), among the Company, the Banks and the Agent; and
     ---------

(c) CHEMICAL BANK, acting in its capacity as depositary (in such capacity, the "Depositary").
      ----------


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement;

          WHEREAS, pursuant to the Credit Agreement, the Second Amended and Restated Credit Agreement, dated as of December 31, 1992 among the Company, Maxwhale Corp., the Banks and the Agent is being amended to contain, inter alia,
(a) a revolving credit and letter of credit facility to provide financing for the Company's ongoing acquisition program and (b) certain other provisions upon the terms and subject to the conditions therein contained;

          WHEREAS, the Company will derive substantial benefit from the Credit Agreement, and, in connection with the execution thereof, the Company, the Banks and the Agent wish to amend the Cash Collateral Agreement dated as of October 21, 1993 among the Company, the Agent and the Depositary (the "Existing Cash Collateral Agreement") on the terms and conditions set forth herein and for convenience of reference, to restate the Existing Cash Collateral Agreement as so amended;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and to induce the Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make and/or continue their respective loans and other extensions of Credit (including, without limitation, the Inventory Letters of Credit and the Acquisition Letters of Credit), the parties hereto agree that the Existing Cash Collateral Agreement shall be and hereby is amended and restated in its entirety as follows:

          1. All terms defined in the Credit Agreement and used herein shall have the meanings given to them therein except where specifically defined herein or where the context otherwise requires. The Depositary, however, shall have no duty to inquire into the terms of the Credit Agreement. Additionally, for purposes hereof, the term "Obligations" shall mean the unpaid principal amount of, and interest on (including without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, the Acceptance Reimbursement Obligations, the Inventory L/C Reimbursement Obligations, the Acquisition L/C Reimbursement Obligations, reimbursement obligations for Letters of Credit issued by any Bank in connection with any Line Letter and which are permitted by subsection 12.3(f) of the Credit Agreement, amounts owing to any Bank in connection with Working Capital Borrowings or Acquisition Loans permitted pursuant to subsection 2.1 or subsection 5.1, respectively, of the Credit Agreement and all other obligations and liabilities of the Company or any Subsidiary to the Agent or to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, any Acceptance, any Draft, any Application, any Letter of Credit, this Cash Collateral Agreement, any other Loan Document (including, without limitation, the Guarantee) and any other document (including, without limitation, any Line Letter) executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Company pursuant to the terms of the Credit Agreement) or otherwise.

          2. (a) Concurrently with the execution and delivery of this Cash Collateral Agreement, there shall be established and thereafter maintained by the Depositary an account entitled "Chemical Bank as Agent - Petroleum Heat and Power Co., Inc. Cash Collateral Account" (herein referred to as the "Cash
                                                                     ----
Collateral Account").  All moneys and securities therein shall at all times be
- - ------------------
subject to the exclusive dominion and control of the Depositary, provided that
                                                                 --------
the Depositary shall act with respect to the Cash Collateral Account in accordance with the terms of this Cash Collateral Agreement.

          (b) The Company agrees that it shall deposit in the Cash Collateral Account in immediately available funds all amounts required to be deposited therein pursuant to the Credit Agreement (including, without limitation, subsection 7.4 thereof). The Company shall notify the Depositary and the Agent of each such deposit. All amounts deposited shall be retained in the Cash Collateral Account and shall be withdrawn only as follows:

          (i) upon written instructions of the Agent from time to time, specifying the amount to be withdrawn, and stating that the Company has failed to pay any of the Obligations when due and that the withdrawal is in accordance with Section 5(a) hereof, the Depositary shall promptly withdraw the amount specified in such notice and pay the same to the Agent for application by the Agent to payment of such unpaid Obligations;

          (ii) upon written request of the Company to the Agent at any time and from time to time when the amount on deposit in the Cash Collateral Account is in excess of the amount required pursuant to the Credit Agreement and no Default or Event of Default has occurred and is continuing, the Agent will request that the Depositary withdraw from the Cash Collateral Account the amount specified in such notice from the Company (not to exceed the amount of such excess), and the Depositary shall promptly withdraw the amount specified in such request and pay the same to the Company or its order; and

        (iii)  upon termination of this Cash Collateral Agreement pursuant to
     Section 6 hereof, the Depositary shall promptly withdraw all amounts in the Cash Collateral Account and pay the same to the Company or its order (or otherwise as directed by a court of competent jurisdiction).

          3. (a) If an Event of Default shall have occurred and be continuing, the Pledged Funds (as defined below) and any investment earnings thereon shall be available to the Agent for withdrawal and distribution as provided in Section 2(b)(i) hereof.

          4. The Company hereby pledges, assigns and transfers to the Agent, and grants to the Agent, for the ratable benefit of the Banks, a first lien on and security interest in all cash and securities at any time and from time to time deposited or held in the Cash Collateral Account or held by the Depositary hereunder (the "Pledged Funds" or "Collateral") as collateral security for the
                -------------      ----------
performance and payment in full of the Obligations. The Company agrees that it shall have no dominion or control over or of the Pledged Funds.

          5. (a) The Agent shall apply all funds withdrawn from the Cash Collateral Account pursuant to clause (i) of Section 2(b) hereof in the manner provided in clause (b) of this Section 5. The Depositary shall have no responsibility for such application.

          (b) In the event that any portion of the outstanding principal of the Obligations has been declared or has become due and payable whether or not prior to its stated maturity, the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Agent's or any Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Agent and any Bank upon any such sale or sales, public or private, to purchase the whole or any part of said collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby expressly waived or released, to the extent permitted by law. The Agent shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Agent and any Bank hereunder, including reasonable attorneys' fees and legal expenses, to itself for application to the payment in whole or in part, of the Obligations in such order as the Agent may elect, the Company remaining liable for any deficiency in the Obligations remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Agent account for the surplus, if any, to the Company. The Company agrees that the Agent need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Company if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Cash Collateral Agreement and in any other instrument or agreement securing, evidencing or relating to any of the obligations, the Agent and each Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

          6. This Cash Collateral Agreement shall terminate on the date upon which the Acquisition L/C Commitment has terminated and no Acquisition L/C Obligations remain outstanding; provided that if any Default or Event of Default
                                --------
shall have occurred and then be continuing, this Cash Collateral Agreement shall not terminate and, instead, all amounts on deposit in the Cash Collateral Account shall be held as collateral security for the Obligations.

          7. (a) Cash held by the Depositary in the Cash Collateral Account shall be invested and reinvested in accordance with subparagraph (b) below. So long as a Default or Event of Default shall have occurred and be continuing, if the net proceeds of a sale of any Permitted Investment pursuant to Section 7(b) does not equal the face value at maturity of such Permitted Investment, the Depositary shall give written notice to the Company of such deficiency and the Company shall promptly deposit into the Cash Collateral Account additional cash or Permitted Investments (as hereinafter defined) with a face value at maturity equal to or in excess of such deficiency.

          (b) If the Depositary is so directed by the Company by the delivery of an oral request confirmed in writing, any cash held in the Cash Collateral Account shall (unless the Agent shall have notified the Depositary that there is an existing Event of Default) be invested or reinvested by the Depositary in accordance with the instructions of the Company in Permitted Investments. The Depositary shall sell all or any designated part of such investments if so directed by the Company by the delivery of a written request subject to the provisions of the second sentence of paragraph 7(a). All such investments, the interest thereon and the net proceeds of the sale or payment thereof (plus any deficiency paid by the Company) shall be held by the Depositary in the Cash Collateral Account, subject to withdrawal as provided in Section 2(b) hereof, for the same purposes as the cash used to purchase such investments. Notwithstanding the foregoing, if the Agent has notified the Depositary that there is an existing Event of Default under the Credit Agreement, any cash held in the Cash Collateral Account shall be invested or reinvested by the Depositary in accordance with the instructions of the Agent. Such instructions shall be given in the same manner as required of the Company pursuant to this Section.

          (c) The Depositary is hereby authorized and directed, without instructions or further act by the Company or the Agent, to sell for cash, as soon as practicable, any or all Permitted Investments held in a Cash Collateral Account in order to effect a withdrawal therefrom pursuant to Section 2(b) hereof, without responsibility to account for, or any liability for loss of, interest or increased fees (including, without limitation, fees payable on the undrawn amount of each Acquisition Letter of Credit) as a result of such sale. If an Event of Default shall have occurred and be continuing and such sale (or any payment at maturity) produces a net sum less than the cost (including accrued interest) of the investments so sold or paid, the Company shall be required to pay the deficiency to the Depositary upon receipt by the Company of notice of such deficiency, for deposit in the Cash Collateral Account and application to payment of the Obligations as permitted hereunder.

          (d)  As used herein, "Permitted Investments" shall mean (i) securities
                                ---------------------
issued or directly and fully guaranteed by the United States Government or (ii) certificates of deposit of any domestic commercial bank (including, without limitation, the Agent) having capital and surplus in excess of $500,000,000, in each case maturing no later than the earlier of (x) one year from the date of acquisition and (y) five years following the last day of the Acquisition L/C Commitment Period.

          8. (a) The Company agrees to pay the reasonable fees and expenses (including disbursements, advances and reasonable counsel fees) of the Depositary incurred in connection with its execution and delivery of this Cash Collateral Agreement and the performance of its duties hereunder. The duties of the Depositary are only such as are specifically provided herein, including, without limitation, as provided by any written instructions signed by the party hereto who is authorized hereunder to deliver such instructions to the Depositary. The duties of the Depositary are purely ministerial in nature, and the Depositary shall incur no liability whatsoever, except for willful misconduct or gross negligence.

          (b) Beyond the safe custody of moneys and securities held in the Cash Collateral Account, the Depositary shall be under no responsibility in respect to any of the items deposited with it other than to comply with the specific duties and responsibilities herein set forth or set forth in any written instructions herein provided for and, without limiting the generality of the foregoing, the Depositary shall have no obligation or responsibility to solicit any items for deposit in the Cash Collateral Account or to determine (i) the correctness of any statement or calculation made by the Agent, any Bank or the Company in any written instructions, (ii) whether any deposit in the Cash Collateral Account is proper or (iii) whether the existence of an Event of Default shall restrict or require any action of the Depositary hereunder other than as may be specified in any written instructions of the Agent delivered pursuant hereto. The Depositary may consult with counsel and shall be fully protected in any action taken in accordance with such advice. The Depositary shall be fully indemnified by the Company against any liability, except for liability resulting from its own willful misconduct or gross negligence, and against the cost and expense of defending any legal proceedings which may be instituted against it in respect of the subject matter of this Cash Collateral Agreement (including counsel fees), but the Depositary shall not be required to institute legal proceedings of any kind. The Depositary shall have no responsibility for the genuineness or validity of any document or other item deposited with it and shall be fully protected in acting in accordance with any written instructions given it hereunder and believed by it to have been signed by the proper party or parties.

          9. (a) The Depositary may resign at any time by giving 60 days' prior written notice to the Agent and the Company.

          (b) So long as no Default or Event of Default has occurred and is continuing, and no fees or other amounts are owing by the Company to the Depositary hereunder, the Company may select a successor Depositary with the consent of the Agent, which consent shall not be unreasonably withheld, provided
                                                                        --------
that such successor Depositary shall execute a counterpart of this Cash Collateral Agreement.

          (c) Upon appointment and acceptance as Depositary, each successor Depositary shall forthwith, without further act or deed, succeed to all the rights and duties of its predecessor under this Cash Collateral Agreement. Such predecessor shall promptly deliver to such successor Depositary all sums and securities held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Depositary under this Cash Collateral Agreement. Upon the written request of the successor Depositary, the Agent or the Company, and upon payment of all amounts due to such predecessor under this Cash Collateral Agreement, such predecessor shall transfer, assign and confirm to the successor Depositary all its rights under this Cash Collateral Agreement by executing and delivering from time to time to the successor Depositary such further instruments and by taking such other action as may reasonably be deemed by such successor Depositary, the Agent or the Company to be necessary or appropriate in connection therewith.

          10. The Company represents and warrants that:

          (a) The Company has the power, authority and legal right to execute, deliver and perform this Cash Collateral Agreement, to grant the lien on the Collateral pursuant to this Cash Collateral Agreement, and that this Cash Collateral Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

          (b) This Cash Collateral Agreement is effective to create a valid lien on and security interest of the first priority in the Pledged Funds on deposit in the Cash Collateral Account, and the Company has taken no action which would subject the Pledged Funds to any prior lien or security interest or to any agreement purporting to grant to any third party a lien or security interest on the property or assets of the Company which would include the Pledged Funds. Upon the making of deposits in the Cash Collateral Account, all action necessary or desirable to protect and perfect such lien and security interest will have been duly taken;

          (c) No security agreements have been executed and delivered by the Company, and no financing statements have been filed by the Company in any jurisdiction, granting or purporting to grant a lien on or security interest in the funds constituting or to constitute the Pledged Funds to any secured party except in connection with this Cash Collateral Agreement and the other Loan Documents;

          (d) No consent or authorization of, filing with or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Cash Collateral Agreement; and

          (e) The Company will promptly notify the Agent of any lien, charge, encumbrance, security interest or claim made or asserted against the Cash Collateral Account or any portion thereof and shall defend the Cash Collateral Account against any such lien, charge, encumbrance, security interest or claim.

          11. The Company agrees at any time or from time to time, upon the request of the Agent or any Bank, to execute and deliver to the Agent or such Bank such further documents and to do such further acts and things as the Agent or such Bank may reasonably request in order fully to effect the purposes of this Cash Collateral Agreement.

          12. Any notice or demand upon any party to this Cash Collateral Agreement shall be deemed to have been effectively given or made when delivered by hand or, in the case of telegraphic notice, when delivered to the telegraph company or, in the case of telex and/or telecopy notice, when sent (such telegram or telex and/or telecopy to be confirmed in writing addressed to the address set forth below) to such address or number set forth below (until another address or number shall have been designated in writing by the respective party to which such address or number relates):

     The Company:        Petroleum Heat and Power Co., Inc.
                         Clearwater House
                         2187 Atlantic Street - 5th Floor
                         Stamford, Connecticut  06902
                         Telecopier:  (203) 328-7422
                         Attention:  Irik P. Sevin, President

     The Agent:               Chemical Bank
                         7600 Jericho Turnpike
                         Woodbury, NY 11797
                         Attention:  John T. Mast
                         Telecopier:  (516) 364-3307

     Depositary:              Chemical Bank
                         600 Fifth Avenue - 10th Floor
                         New York, New York  10020
                         Telecopier:  (516) 364-3307
                         Attention:  Escrow Administration


          13. This Cash Collateral Agreement is being delivered in the State of New York, and the rights, obligations and liabilities of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          14. Any provision of this Cash Collateral Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15. None of the terms or provisions of this Cash Collateral Agreement may be waived, altered or amended except by an instrument in writing, duly executed by the parties hereto.

          16. This Cash Collateral Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Cash Collateral Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        PETROLEUM HEAT AND POWER CO., INC.


                                        By
                                          ---------------------------------
                                          Title:

                                        CHEMICAL BANK, as Agent


                                        By
                                          ---------------------------------
                                          Title:

                                        CHEMICAL BANK, as Depositary


                                        By
                                          ---------------------------------
                                          Title:

                                                                    EXHIBIT E to
                                                                Credit Agreement
                                                                ----------------


                       FORM OF THIRD AMENDED AND RESTATED
                              SUBSIDIARY GUARANTEE


          THIRD AMENDED AND RESTATED SUBSIDIARY GUARANTEE, dated as of August 1, 1994, between each Subsidiary listed on Schedule I hereto (collectively, the "Guarantors") and CHEMICAL BANK (as successor by merger to Manufacturers Hanover
 ----------
Trust Company), as agent (in such capacity, the "Agent") for the banks and other
                                                 -----
financial institutions (the "Banks") from time to time parties to the Third
                             -----
Amended and Restated Credit Agreement, dated as of August 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"),
                                                           ----------------
among Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company"), the Banks and the Agent.
 -------


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company and Manufacturers Hanover Trust Company were parties to a Credit Agreement, dated as of December 31, 1986 (the "Original
                                                                   --------
Agreement");
- - ---------

          WHEREAS, in connection with the Original Agreement, the Guarantors made a Guarantee, dated as of December 31, 1986, in favor of Manufacturers Hanover Trust Company (the "Original Guarantee");
                            ------------------

          WHEREAS, the Original Agreement was amended and restated pursuant to the Amended and Restated Credit Agreement, dated as of May 1, 1989 (the "First
                                                                         -----
Amended and Restated Credit Agreement"), among the Company, the banks party
- - -------------------------------------
thereto and Manufacturers Hanover Trust Company, as agent for such banks;

          WHEREAS; the First Amended and Restated Credit Agreement was amended and restated pursuant to the Second Amended and Restated Credit Agreement dated as of December 31, 1992 (the "Existing Credit Agreement"), among the Company, the banks party thereto and Chemical Bank, as agent for such banks;

          WHEREAS, in connection with the First Amended and Restated Credit Agreement, the Original Guarantee was amended and restated pursuant to the Amended and Restated Subsidiary Guarantee, dated as of May 1, 1989 (the "First
                                                                         -----
Amended and Restated Guarantee");
- - ------------------------------

          WHEREAS, in connection with the Existing Credit Agreement, the First Amended and Restated Guarantee was amended and restated pursuant to the Second Amended and Restated Subsidiary Guarantee dated as of December 31, 1992 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Guarantee");

          WHEREAS, the Company has requested that the Existing Credit Agreement be amended to contain, inter alia, (i) a revolving credit and letter of credit
                       ----- ----
facility to provide
financing for the Company's ongoing acquisition program, (ii) provisions for the issuance of Inventory Letters of Credit (as defined in the Credit Agreement) and
(iii) certain other provisions upon the terms and subject to the conditions therein contained;

          WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial benefits from the making of the extensions of credit under the Credit Agreement and the Line Letter; and

          WHEREAS, in connection with the execution of the Credit Agreement, the Guarantors, the Banks and the Agent wish to amend the Existing Guarantee on the terms and conditions set forth herein and, for convenience of reference, to restate the Existing Guarantee as so amended;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and to induce the Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective extensions of credit to the Company under the Credit Agreement and the Line Letter, the Guarantors hereby agree with the Agent, for the ratable benefit of the Banks, that the Existing Guarantee shall be and hereby is amended and restated in its entirety as follows:

          1.  Defined Terms.  Unless otherwise defined herein, terms defined in
              -------------
the Credit Agreement shall herein have the respective meanings assigned to them therein. The following terms shall have the following meanings:

          "Credit Documents"  shall mean the Credit Agreement, each Note, each
           ----------------
     Letter of Credit, each Acceptance, each Draft, each Line Letter, each Application, each Security Document and any other Loan Document.

          "Letters of Credit" shall mean all letters of credit issued by any
           -----------------
     Bank as permitted pursuant to subsections 3.1 and 6.1 of the Credit Agreement.

          "Obligations" shall mean the unpaid principal amount of, and interest
           -----------
     on (including without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, the Acceptance Reimbursement Obligations, the Inventory L/C Reimbursement Obligations, the Acquisition L/C Reimbursement Obligations, reimbursement obligations for Letters of Credit issued by any Bank in connection with any Line Letter and which are permitted by subsection 12.3(f) of the Credit Agreement, amounts owing to any Bank in connection with Working Capital Borrowings or Acquisition Loans permitted pursuant to subsection 2.1 or subsection 5.1, respectively, of the Credit Agreement and all other obligations and liabilities of the Company or any Subsidiary to the Agent or to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, any Acceptance, any Draft, any Application, any Letter of Credit, any other Loan Document (including, without limitation, the Guarantee) and any other document (including, without limitation, any Line Letter) executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Company pursuant to the terms of the Credit Agreement) or otherwise.

          2.  Guarantee.  (a)  Each Guarantor hereby, jointly and severally,
              ---------
unconditionally and irrevocably guarantees to the Agent and the Banks and their respective successors, indorsees, transferees and assignees, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent or by the Banks in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Acquisition Commitments, Acquisition Term Loan Commitments, Working Capital Commitments, all Letters of Credit and the Line Letters are terminated, notwithstanding that from time to time prior thereto the Company may be free from any Obligations.

          (b) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Bank on account of its liability hereunder, it will notify the Agent and such Bank in writing that such payment is made under this Guarantee for such purpose.

          (c) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agent or any Bank hereunder.

          (e) No payment or payments made by the Company, any Guarantor, any other guarantor or any other Person or received or collected by the Agent or any Bank from the Company, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to up to the maximum liability of such

Guarantor hereunder until the Obligations are paid in full and the Acquisition Commitments, Acquisition Term Loan Commitments, the Working Capital Commitments, all Letters of Credit and all Line Letters are terminated.

          3.  Right of Set-off.  The Agent and each Bank are  hereby irrevocably
              ----------------
authorized by each Guarantor at any time and from time to time without notice to such Guarantor, any such notice being hereby waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Bank to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Agent or such Bank may elect, on account of the liabilities of such Guarantor hereunder and claims of every nature and description of the Agent or such Bank against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Inventory L/C Reimbursement Obligation, any Acceptance Reimbursement Obligation, any Draft, any Letter of Credit, any Application, any Line Letter, any other Security Document or otherwise, as the Agent or such Bank may elect, whether or not the Agent or such Bank has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Agent and each Bank shall notify such Guarantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the
                                                           --------
failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Bank may have.

          4.  No Subrogation.  Notwithstanding any payment or payments made by
              --------------
any Guarantor hereunder, or any set-off or application of funds of such Guarantor by the Agent or any Bank, such Guarantor shall not be entitled to be subrogated to any of the rights of the Agent or any Bank against the Company, or, any other Guarantor or any other Person or against any collateral security or guarantee or right of offset held by the Agent or any Bank for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company, any other Guarantor or any other Person in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Banks by the Company on account of the Obligations are paid in full and the Acquisition Commitments, Acquisition Term Loan Commitments, the Working Capital Commitments, all Letters of Credit and all Line Letters are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Banks, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

          5.  Amendments, etc. with respect to the Obligations.  Each Guarantor
              ------------------------------------------------
shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor or any other Guarantor, and without notice to or further assent by such Guarantor or any other Guarantor, any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by the Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Bank, and the Credit Agreement, any Note, any Letter of Credit, any Line Letter, any Acceptance, any Draft, the Security Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Agent or any Bank may, but shall be under no obligation to, make a similar demand on the Company or any other Guarantor or guarantor, and any failure by the Agent or any Bank to make any such demand or to collect any payments from the Company or any such other Guarantor or guarantor or any release of the Company or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Bank against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          6.  Guarantee Absolute and Unconditional.  Each Guarantor waives any
              ------------------------------------
and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between the Company or any Guarantor, on the one hand, and the Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, any Note, any Letter of Credit, any Application, any Acceptance, any Draft, any Line Letter, any other Security Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance. When the Agent is pursuing its rights and remedies hereunder against any Guarantor, the Agent or any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Bank to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Banks against such Guarantor.

          7.  Reinstatement.  This Guarantee shall continue to be effective, or
              -------------
be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or any Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8.  Payments.  Each Guarantor hereby agrees that the Obligations will
              --------
be paid to the Agent without set-off or counterclaim in U.S. Dollars at the office of the Agent located at 7600 Jericho Turnpike, Woodbury, New York 11797.

          9.  Representations and Warranties.  Each Guarantor represents and
              ------------------------------
warrants to the Agent and the Banks that:

          (a) such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

          (b) such Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

          (c) this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

          (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of such Guarantor;

          (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

          (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby or (ii) which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of such Guarantor;

          (g) such Guarantor has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property, and none of such property is subject to any lien of any nature whatsoever except as permitted by subsection 12.2 of the Credit Agreement; and

          (h) such Guarantor has filed or caused to be filed all tax returns required to be filed by it, and has paid all taxes due on said returns or on any assessments made against it (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books in accordance with GAAP).

          Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing, issuance of a Letter of Credit or creation of an Acceptance under the Credit Agreement on and as of such date of borrowing, issuance or creation, as the case may be, as though made hereunder on and as of such date.

          11.  Severability.  Any provision of this Guarantee which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12  Paragraph Headings.  The paragraph headings used in this Guarantee
              ------------------
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          13.  No Waiver; Cumulative Remedies.  Neither the Agent nor any Bank
               ------------------------------
shall by any act (except by a written instrument pursuant to paragraph 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          14.  Waivers and Amendments; Successors and Assigns; Governing Law.
               -------------------------------------------------------------
None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by such Guarantor and the Agent, provided that any provision of this Guarantee may
                              --------
be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. This Guarantee shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          15.  Notices.  Notices by the Agent to each Guarantor may be given by
               -------
mail, by telex or by facsimile transmission, addressed to each Guarantor at its address or transmission number set forth on Schedule I hereto and shall be effective (a) in the case of mail, 2 days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile transmissions, when sent. Each Guarantor may change its address and transmission numbers by written notice to the Agent.

          16.  Authority of Agent.  Each Guarantor acknowledges that the rights
               ------------------
and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          17.  GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          18.  Submission to Jurisdiction; Waivers.  (a)  Each Grantor hereby
               -----------------------------------
irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding commenced by any party hereto relating to this Guarantee or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth on Schedule I hereto or at such other address of which the Agent shall have been notified with copies addressed as set forth in Section 15; and

         (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) EACH GUARANTOR, EACH BANK AND THE AGENT KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE, AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT OF SET-OFF AND ITS RIGHT TO INTERPOSE COUNTERCLAIMS IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

          19.  Counterparts   This Guarantee may be executed by one or more of
               ------------
the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the Guarantors and the Agent has caused this Guarantee to be duly executed and delivered by their duly authorized officers as of the date first above written.


                              ORTEP FUEL OIL OF RHODE ISLAND, INC.
                              ORTEP OF CONNECTICUT, INC.
                              PETRO, INC.
                              PETRO/CRYSTAL CORP.
                              ORTEP OF STATEN ISLAND, INC.
                              CBW REALTY CORP. OF NEW YORK
                              CBW REALTY CORP. OF CONNECTICUT
                              CBW REALTY CORP. OF PENNSYLVANIA
                              CBW REALTY CORP.
                              OCENNET FUEL OIL CORP.
                              ORTEP OF NEW JERSEY, INC.
                              MAXWHALE CORP.
                              PUBLIC FUEL SERVICES CO., INC.
                              MILLER FUEL OIL CO.
                              D.J.W. GASOLINE CO.
                              ORTEP OF PENNSYLVANIA, INC.
                              MAREX CORPORATION
                              A.P. WOODSON CO.
                              RELIANCE UTILITIES CORP.


                              By__________________________________
                                Title:


                              CHEMICAL BANK, as Agent



                              By__________________________________
                                Title:

                                                                   SCHEDULE I to
                                                      Third Amended and Restated
                                                           Subsidiary  Guarantee
                                                           ---------------------


                        NAMES AND ADDRESSES OF GUARANTORS
                        ---------------------------------


                      ORTEP FUEL OIL OF RHODE ISLAND, INC.
                            ORTEP OF CONNECTICUT, INC.
                                   PETRO, INC.
                               PETRO/CRYSTAL CORP.
                          ORTEP OF STATEN ISLAND, INC.
                          CBW REALTY CORP. OF NEW YORK
                         CBW REALTY CORP. OF CONNECTICUT
                        CBW REALTY CORP. OF PENNSYLVANIA
                                CBW REALTY CORP.
                             OCENNET FUEL OIL CORP.
                                Clearwater House
                        2187 Atlantic Street  - 5th Floor
                          Stamford, Connecticut   06902
                            Telecopier: (203) 328-7422
                         Attention:  Joseph P. Cavanaugh


                            ORTEP OF NEW JERSEY, INC.
                              1245 Westfield Avenue
                            Clark, New Jersey  07066
                           Telecopier:  (908) 574-8888
                        Attention:  Joseph P. Cavanaugh


                                 MAXWHALE CORP.
                                 1 Coffey Street
                            Brooklyn, New York  11231
                           Telecopier: (718) 624-5459
                         Attention: Joseph P. Cavanaugh


                         PUBLIC FUEL SERVICES CO., INC .
                               740 Jamaica Avenue
                            Brooklyn, New York  11208
                           Telecopier: (718) 827-1105
                         Attention: Joseph P. Cavanaugh

                               D.J.W. GASOLINE CO.
                               MILLER FUEL OIL CO.
                           ORTEP OF PENNSYLVANIA, INC.
                              4025 Pottsville Pike
                          Reading, Pennsylvania  19605
                           Telecopier: (215) 929-0397
                         Attention:  Joseph P. Cavanaugh


                                MAREX CORPORATION
                               8900 Citation Road
                           Baltimore, Maryland  21221
                          Telecopier:  (410) 574-7027
                        Attention:  Joseph P. Cavanaugh


                                A.P.  WOODSON CO.
                               8101 Parston Drive
                             Forrestville, MD  20747
                           Telecopier: (301) 735-8243
                         Attention: Joseph P. Cavanaugh


                            RELIANCE UTILITIES CORP .
                                 522 Grand Blvd.
                           Westbury, New York  115901
                           Telecopier: (516) 338-0065
                        Attention: Joseph P. Cavanaugh

                                                                    EXHIBIT F to
                                                                Credit Agreement
                                                                ----------------


                                     FORM OF
                           THIRD AMENDED AND RESTATED
                          SUBSIDIARY SECURITY AGREEMENT

          THIRD AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT, dated as of August 1, 1994, between each Subsidiary signatory hereto (each, a "Grantor"),
                                                                    -------
and CHEMICAL BANK (as successor by merger to Manufacturers Hanover Trust Company), as agent (in such capacity, the "Agent") for the banks and other
                                           -----
financial institutions (the "Banks") from time to time parties to the Third
                             -----
Amended and Restated Credit Agreement, dated as of August 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"),
                                                           ----------------
among Petroleum Heat and Power Co., Inc. (the "Company"), the Banks and the
                                               -------
Agent.


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company and Manufacturers Hanover Trust Company were parties to a Credit Agreement, dated as of December 31, 1986 (the "Original
                                                                   --------
Agreement");
- - ---------

          WHEREAS, in connection with the Original Agreement, the Grantors made a Security Agreement, dated as of December 31, 1986, in favor of Manufacturers Hanover Trust Company (the "Original Security Agreement");
                            ---------------------------

          WHEREAS, the Original Agreement was amended and restated pursuant to the Amended and Restated Credit Agreement, dated as of May 1, 1989 (as amended, supplemented or otherwise modified prior to the date hereof, the "First Amended
                                                                  -------------
and Restated Credit Agreement"), among the Company, Maxwhale Corp., the banks
- - -----------------------------
party thereto and Manufacturers Hanover Trust Company, as agent for such banks;

          WHEREAS, the First Amended and Restated Credit Agreement was amended and restated pursuant to the Second Amended and Restated Credit Agreement dated as of December 31, 1992 (the "Existing Credit Agreement") among the Company, the
                              -------------------------
banks parties thereto and Chemical Bank, as agent for such banks;

          WHEREAS, in connection with the First Amended and Restated Credit Agreement, the Original Security Agreement was amended and restated pursuant to the Amended and Restated Subsidiary Security Agreement, dated as of May 1, 1989, made by the Grantors in favor of Manufacturers Hanover Trust Company, as agent (the "First Amended and Restated Security Agreement");
      ---------------------------------------------

          WHEREAS, in connection with the Existing Credit Agreement, the First Amended and Restated Security Agreement was amended and restated pursuant to the Second Amended and Restated Subsidiary Security Agreement, dated as of December 31, 1992, made by the Grantors in favor of Chemical Bank, as agent (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Security Agreement");
                                                  ---------------------------

          WHEREAS, the Company has requested that the Existing Credit Agreement be amended to contain, inter alia, (i) a revolving credit and letter of credit
                       ----- ----
facility to provide financing for the Company's ongoing acquisition program (ii) provisions for the issuance of Inventory Letters of Credit (as defined in the Credit Agreement) and (iii) certain other provisions upon the terms and subject to the conditions therein contained;

          WHEREAS, the Company and the Grantors are engaged in related businesses, and each Grantor will derive substantial benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, in connection with the execution of the Credit Agreement, the Grantors, the Agent and the Banks wish to amend the Existing Security Agreement on the terms and conditions set forth herein and, for convenience of reference, to restate the Existing Security Agreement as so amended;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and to induce the Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective loans and other extensions of credit to the Company under the Credit Agreement, the Grantors hereby agree with the Agent, for the ratable benefit of the Banks, that the Existing Security Agreement shall be and hereby is amended and restated in its entirety as follows:

          1.  Defined Terms.  Unless otherwise defined herein:
              -------------

(a) terms which are defined in the Credit Agreement and used herein are so used as so defined;

(b) the following terms which are defined in the UCC are used herein as so defined: Accounts, Chattel Paper, Instruments, Inventory and Proceeds; and

(c)  the following terms shall have the following meanings:

          "Collateral" shall have the meaning set forth in Section 2 of this
           ----------
     Security Agreement.

          "Customer Lists" shall mean, at any time, the names and addresses of
           --------------
     all customers of each Grantor at such time, together with all trade names and trademarks and all supporting documents, including but not limited to computer discs, programs, tapes, aged trial balances and carrying media.

          "Guarantee" shall mean the Third Amended and Restated Subsidiary
           ---------
     Guarantee, dated as of the date hereof, made by each Grantor in favor of the Agent, for the benefit of the Banks, as amended, supplemented or otherwise modified from time to time.

          "Obligations" shall mean the obligations of each Grantor (including,
           -----------
     without limitation, the "Obligations" referred to therein) under the Guarantee to which it is a party.

          "Security Agreement" shall mean this Third Amended and Restated
           ------------------
     Subsidiary Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Trademarks"  means (a) all trademarks, trade names, corporate names,
           ----------
     company names, business names, fictitious business names, trade styles, service marks, logos and other source of business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in
     Schedule I hereto, and (b) all renewals thereof.

          "Trademark License"  means any agreement, written or oral, naming a
           -----------------
     Grantor as licensor or licensee, granting any right under any Trademark and the goodwill associated therewith.

          "UCC" shall mean the Uniform Commercial Code as from time to time in
           ---
     effect in the State of New York.

          2.  Confirmation and Grant of Security Interest.  (a)  Each Grantor
              -------------------------------------------
hereby confirms and acknowledges that pursuant to the Existing Security Agreement and certain other Loan Documents the Agent had been duly assigned, pledged and granted, for the ratable benefit of the Banks, a continuing security interest in and to certain of the Collateral (as defined in the Existing Security Agreement). Each Grantor hereby ratifies and restates such pledge, assignment and grant as to all of such Collateral and confirms that such pledge, assignment and grant shall continue to be made for the ratable benefit of the Banks in favor of the Agent.

          (b) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby grants to the Agent, for the ratable benefit of the Banks, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):
                                ----------

       (i) all Customer Lists;

      (ii) all Accounts;

     (iii) all Inventory;

      (iv) all Trademarks;

       (v) all Trademark Licenses;

      (vi) all books and records pertaining to the Collateral; and

     (vii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

          3.  Representations and Warranties.  Each Grantor hereby represents
              ------------------------------
and warrants that:

          (a)  Title; No Other Liens.  Except for the lien granted to the Agent
               ---------------------
     for the benefit of the Banks pursuant to this Security Agreement and the other liens permitted to exist on the Collateral pursuant to the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral granted by such Grantor is on file or of record in any public office, except such as may have been filed in favor of the Agent, for the benefit of the Banks, pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

          (b)  Perfected First Priority Liens.  The liens granted by such
               ------------------------------
     Grantor pursuant to this Security Agreement constitute perfected liens on the Collateral in favor of the Agent, for the ratable benefit of the Banks, which are prior to all other liens on the Collateral created by such Grantor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from such Grantor.

          (c)  Location of Inventory.  The Inventory of such Grantor is kept at
               ---------------------
     the locations listed with respect to such Grantor on Schedule II hereto.

          (d)  Power and Authority; Authorization.  Such Grantor has the
               ----------------------------------
     corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the lien on the Collateral granted by such Grantor pursuant to, this Security Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the lien on the Collateral granted by such Grantor pursuant to, this Security Agreement.

          (e)  Enforceability.  This Security Agreement constitutes a legal,
               --------------
     valid and binding obligation of such Grantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (f)  No Conflict.  The execution, delivery and performance of this
               -----------
     Security Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Grantor and will not result in the creation or imposition of any lien on any of the properties or revenues of such Grantor pursuant to any Requirement of Law or Contractual Obligation of such Grantor, except as contemplated hereby.

          (g)  No Consents, etc.  No consent or authorization of, filing with,
               -----------------
     or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Grantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

          (h)  No Litigation.  No litigation, investigation or proceeding of or
               -------------
     before any arbitrator or Governmental Authority is pending or, to the knowledge of such Grantor, threatened by or against such Grantor or against any of its properties or revenues with respect to this Security Agreement, the Collateral or any of the transactions contemplated hereby.

          (i)  Chief Executive Office.  Such Grantor's chief executive office
               ----------------------
     and chief place of business is located at the location listed with respect to such Grantor on Schedule III hereto.

          4.  Covenants.  Such Grantor covenants and agrees with the Agent and
              ---------
the Banks that, from and after the date of this Security Agreement until the Obligations are paid in full and the Acquisition Commitments, Acquisition Term Loan Commitments, Working Capital Commitments, all Letters of Credit and all Acceptances are terminated:

          (a)  Further Documentation; Pledge of Instruments.  At any time and
               --------------------------------------------
     from time to time, upon the written request of the Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, filings with appropriate Governmental Authorities needed to perfect the security interest granted hereunder in trademarks and tradenames and the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby. Such Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          (b)  Indemnification.  Such Grantor agrees to pay, and to save the
               ---------------
     Agent and the Banks harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by any Person (other than the Agent or any Bank) in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement.

          (c)  Maintenance of Records.  Such Grantor will keep and maintain at
               ----------------------
     its own cost and expense satisfactory and complete records of the Collateral. Such Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the further security of the Agent and the Banks, the Agent, for the ratable benefit of the Banks, shall have a security interest in all of such Grantor's books and records pertaining to the Collateral, and such Grantor shall turn over for inspection any such books and records to the Agent or to its representatives during normal business hours at the request of the Agent.

          (d)  Right of Inspection.  The Agent and the Banks shall at all times
               -------------------
     have full and free access during normal business hours to all the books, correspondence and records of such Grantor, and the Agent and the Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Agent and the Banks, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

          (e)  Compliance with Laws, etc.  Such Grantor will comply in all
               --------------------------
     material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Grantor's business; provided, however, that such Grantor may contest any Requirement of Law in
     --------  -------
     any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Banks' rights or the priority of their liens on the Collateral.

          (f)  Payment of Obligations.  Such Grantor will pay promptly when due
               ----------------------
     all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to such Grantor, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on such Grantor's books in accordance with GAAP.

          (g)  Limitation on Liens on Collateral.  Such Grantor will not create,
               ---------------------------------
     incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the liens created hereby and other than as permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Agent and the Banks in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (h)  Limitations on Dispositions of Collateral.   Such Grantor will
               -----------------------------------------
     not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted in the Credit Agreement.

          (i)  Further Identification of Collateral.  Such Grantor will furnish
               ------------------------------------
     to the Agent and the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (j)  Notices.  Such Grantor will advise the Agent and the Banks
               -------
     promptly, in reasonable detail, at their respective addresses set forth in subsection 15.2 of the Credit Agreement, (i) of any lien (other than liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral granted by it and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the liens created hereunder.

          (k)  Changes in Locations, Name, etc.  Such Grantor will not (i)
               --------------------------------
     permit any Inventory having a market value in excess of $100,000 to be kept at a location at which the Agent does not have a perfected security interest; or (ii) change its name, identity or corporate structure to such an extent that any financing statement (after giving effect to any amendments thereto) filed by the Agent in connection with this Security Agreement would become seriously misleading.

          5.  Trademarks.
              ----------

          5.1  Representations and Warranties Concerning the Trademarks.
               --------------------------------------------------------
Schedule I hereto includes all registered Trademarks owned by each Grantor in its own name as of the date hereof. To the best of each Grantor's knowledge, each of its Trademarks is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set forth in Schedule I, none of such Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any United States Governmental Authority which would be reasonably likely to limit, cancel or question the validity of any Trademark. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Trademark, or (ii) which, if adversely determined, would be reasonably likely to have a material adverse effect on the value of any Trademark.

          5.2  Covenants.  (a)  Each Grantor (either itself or through
               ---------
licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is of negligible economic value to it, (i) continue to use each of its Trademarks in a manner which maintains such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless such Grantor shall grant to the Agent, for the ratable benefit of the Banks, a perfected security interest in such mark pursuant to this Security Agreement, and (iv) not

(and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any of its Trademarks may become invalidated.

               (b) Each Grantor will notify the Agent and the Banks immediately if it knows, or has reason to know, that any application or registration relating to any Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor's ownership of any Trademark or its right to register the same or to keep and maintain the same.

          (c) Whenever a Grantor either itself or through any agent, employee, licensee or designee, shall file an application for registration of any Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Agent and the Banks within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Grantor shall execute and deliver any and all additional agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Banks' security interest in any Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations shall have been fully paid and the Working Capital Commitments, the Acquisition Commitments, the Acquisition Term Loan Commitments and all Letters of Credit shall have been terminated.

          (d) Each Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each of its applications (and to obtain the relevant registration) and to maintain each registration of its Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (e) In the event that any Trademark included in the Collateral granted by a Grantor is infringed, misappropriated or unlawfully diluted by a third party, such Grantor shall promptly notify the Agent and the Bank after it learns thereof and shall, unless such Grantor shall reasonably determine that such Trademark is of negligible economic value to such Grantor which determination such Grantor shall promptly report to the Agent and the Banks, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Trademark.

          6.  Provisions Relating to Accounts.
              -------------------------------

          6.1  Grantor Remains Liable under Accounts.  Anything herein to the
               -------------------------------------
contrary notwithstanding, each Grantor shall remain liable under each of its Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Bank shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to such Account pursuant hereto, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.2  Analysis of Accounts.  The Agent shall have the right to make
               --------------------
test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, its Accounts. The Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

          6.3  Collections on Accounts.  (a)  The Agent hereby authorizes each
               -----------------------
Grantor to collect its Accounts, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by a Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Banks only as provided in Section 9, and (ii) until so turned over, shall be held by such Grantor in trust for the Agent and the Banks, segregated from other funds of such Grantor.

          (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At the Agent's request at any time when any Event of Default shall have occurred and be continuing, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to its Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          6.4  Representations and Warranties.  (a)  No amount payable to a
               ------------------------------
Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

          (b) The place where such Grantor keeps its records concerning the Accounts is the location listed with respect to such Grantor on Schedule III hereto.

          (c) None of the obligors on any Accounts (other than obligors with respect to Accounts which, in the aggregate, are not material in relation to all Accounts of the Company and its Subsidiaries taken as a whole) is a Governmental Authority.

          6.5  Covenants.  (a)  The amount represented by each Grantor to the
               ---------
Banks from time to time as owing by each account debtor or by all account debtors in respect of its Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder.

          (b) No Grantor will amend, modify, terminate or waive (other than in the ordinary course of business in accordance with past practice) any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral.

          (c) No Grantor will fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination and except with respect to Accounts which, in the aggregate, are not material in relation to all Accounts of the Company and its Subsidiaries taken as a whole).

          (d) No Grantor will fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account (except with respect to Accounts which, in the aggregate, are not material in relation to all Accounts of the Company and its Subsidiaries taken as a whole).

          (e) Other than in the ordinary course of business as generally conducted by the relevant Grantor over a period of time, such Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (f) No Grantor will remove its books and records from the location specified in Section 5.4(b).

          (g) In any suit, proceeding or action brought by the Agent or any Bank under any Account for any sum owing thereunder, each Grantor will save, indemnify and keep the Agent and such Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by a Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from a Grantor.

          7.  Agent's Appointment as Attorney-in-Fact.
              ---------------------------------------

          (a)  Powers.  Each Grantor hereby irrevocably constitutes and appoints
               ------
the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

            (i) at any time when any Event of Default shall have occurred and be continuing, in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

           (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, and

          (iii) at any time when any Event of Default shall have occurred and be continuing, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to assign any Trademark (along with goodwill of the business to which such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the liens of the Agent and the Banks thereon and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b)  Other Powers.  Each Grantor also authorizes the Agent, at any
               ------------
time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c)  No Duty on the Part of Agent or Banks.  The powers conferred on
               -------------------------------------
the Agent and the Banks hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          8.  Performance by Agent of Grantor's Obligations.  If any Grantor
              ---------------------------------------------
fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, itself performs or complies, or otherwise causes performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by such Grantor to the Agent on demand and shall constitute Obligations secured hereby.

          9.  Proceeds.  It is agreed that if an Event of Default shall occur
              --------
and be continuing (a) all Proceeds received by each Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent and the Banks, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required), and (b) any and all such Proceeds received by the Agent (whether from such Grantor or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Banks as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Acquisition Commitments, Acquisition Term Loan Commitments, Working Capital Commitments, all

Letters of Credit and all Acceptances shall have been terminated shall be paid over to the relevant Grantor or to whomsoever may be lawfully entitled to receive the same.

          10.  Remedies.  If an Event of Default shall occur and be continuing,
               --------
the Agent, on behalf of the Banks may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in a Grantor, which right or equity is hereby waived or released. Each Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the relevant Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

          11.  Amendments, etc, with respect to the Obligations.  Each Grantor
               ------------------------------------------------
shall remain obligated hereunder, and the Collateral shall remain subject to the lien granted hereby, notwithstanding that, without any reservation of rights against such Grantor, and without notice to or further assent by such Grantor, any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by the Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Bank, and the Credit Agreement, the Notes, the Letters of Credit and any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure this or any other lien at any time held by it as security for the Obligations or any property subject thereto. Each Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Security Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Security Agreement; and all dealings between a Grantor, on the one hand, and the Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Security Agreement.

          12.  Limitation on Duties Regarding Preservation of Collateral.  The
               ---------------------------------------------------------
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Bank, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Grantor or otherwise.

          13.  Powers Coupled with an Interest.  All authorizations and agencies
               -------------------------------
herein contained with respect to the Collateral are irrevocable and constitute powers coupled with an interest.

          14.  Severability.  Any provision of this Security Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15.  Paragraph Headings.  The paragraph headings used in this Security
               ------------------
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          16.  No Waiver; Cumulative Remedies.   Neither the Agent nor any Bank
               ------------------------------
shall by any act (except by a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          17.  Waivers and Amendments; Successors and Assigns; Governing Law.
               -------------------------------------------------------------
None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor(s) affected thereby and the Agent, provided that any
                                                           --------
provision of this Security Agreement may be waived by the Agent in a written letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Security Agreement shall be binding upon the successors and assigns of the Grantors and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

          18.  GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          19.  Notices.  Notices hereunder may be given by mail, by telex or by
               -------
facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Guarantee and shall be effective (a) in the case of mail, 2 days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent. A Grantor may change its address and transmission number by written notice to the Agent, and the Agent may change its address and transmission number by written notice to the Grantors and, in the case of a Bank, to the Agent.

          20.  Authority of Agent.  Each Grantor acknowledges that the rights
               ------------------
and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          21.  Release of Collateral and Termination.  (a) The Agent shall
               -------------------------------------
(without any requirement of consent of or notice to any Person, including, without limitation, any Bank) release from the liens created hereby any Collateral which is sold, transferred or otherwise conveyed in accordance with the terms of the Credit Agreement.

          (b) At such time as the Obligations shall have been paid in full and the Working Capital Commitments, the Acquisition Commitments, the Acquisition Term Loan Commitments, all Letters of Credit and all Acceptances shall have been terminated, the Collateral shall be released from the Liens created hereby, and this Security Agreement and all obligations of the Agent and the Grantors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Upon request of any Grantor following any such termination, the Agent will deliver (at the sole cost and expense of such Grantor) to such Grantor any Collateral held by the Agent hereunder, and execute and deliver (at the sole cost and expense of such Grantor) to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          22.  Counterparts.  This Security Agreement may be executed by one or
               ------------
more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the Grantors and the Agent has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                              ORTEP FUEL OIL OF RHODE ISLAND, INC.
                              ORTEP OF CONNECTICUT, INC.
                              PETRO, INC.
                              PETRO/CRYSTAL CORP.
                              ORTEP OF STATEN ISLAND, INC.
                              CBW REALTY CORP. OF NEW YORK
                              CBW REALTY CORP. OF CONNECTICUT
                              CBW REALTY CORP. OF PENNSYLVANIA
                              CBW REALTY CORP.
                              OCENNET FUEL OIL CORP.
                              ORTEP OF NEW JERSEY, INC.
                              MAXWHALE CORP.
                              PUBLIC FUEL SERVICES CO., INC.
                              MILLER FUEL OIL CO.
                              D.J.W. GASOLINE CO.
                              ORTEP OF PENNSYLVANIA, INC.
                              MAREX CORPORATION
                              A.P. WOODSON CO.
                              RELIANCE UTILITIES CORP.



                              By
                                ------------------------------------------------

                                Title:


                              CHEMICAL BANK, as Agent



                              By
                                ------------------------------------------------

                                Title:

                                                                   SCHEDULE I TO
                                                      THIRD AMENDED AND RESTATED
                                                   SUBSIDIARY SECURITY AGREEMENT
                                                   -----------------------------


                                   TRADEMARKS
                                   ----------


      COMPANY                               TRADEMARK
      -------                               ---------

 Maxwhale Corp.                       Whale Design

                                      Reg. No.: 1,293,778

                                                                  SCHEDULE II TO
                                                      THIRD AMENDED AND RESTATED
                                                   SUBSIDIARY SECURITY AGREEMENT
                                                   -----------------------------


                                    INVENTORY
                                    ---------


                                                 State Where
                 Subsidiary                       Inventory
                 ----------                       is Located
                                            --------------------


      Marex Corporation                          Maryland

      Maxwhale Corp.                             Massachusetts
                                                 New Jersey
                                                 New York
      Miller Fuel Oil Co.                        Pennsylvania

      Occennet Fuel Oil Corp.                    Connecticut
      Ortep of Connecticut, Inc.                 Connecticut

      Ortep of New Jersey, Inc.                  New Jersey

      Ortep of Pennsylvania, Inc.                Pennsylvania
      Ortep Fuel Oil of Rhode Island, Inc.       Rhode Island

      Petro, Inc.                                Connecticut
                                                 New York
      Public Fuel Service Co., Inc.              New York

      Reliance Utilities Corp.                   New York

      A.P. Woodson Company, Inc.                 Maryland

                                                                 SCHEDULE III TO
                                                      THIRD AMENDED AND RESTATED
                                                   SUBSIDIARY SECURITY AGREEMENT
                                                   -----------------------------


                                  SUBSIDIARIES
                                  ------------

                                                          CHIEF EXECUTIVE
                                                                 OFFICE
                                                        --------------------
           SUBSIDIARY              PLACE OF BUSINESS
           ----------              -----------------             -

 1. Ortep of New Jersey, Inc.    1245 Westfield Avenue  2187 Atlantic Street
                                 Clark, NJ 07066        Stamford, CT  06902

 2. Ortep of Staten Island,      2541 Richmond Terrace  2187 Atlantic Street
    Inc.                         Staten Island, NY      Stamford, CT  06902
                                 10303
 3. Ortep of Pennsylvania,       4025 Pottsville Pike   2187 Atlantic Street
    Inc.                         Reading, PA  19603     Stamford, CT  06902

 4. Ortep of Connecticut, Inc.   212 Elm Street         2187 Atlantic Street
                                 North Haven, CT        Stamford, CT  06902
                                 06473
 5. Petro/Crystal Corp.          2187 Atlantic Street   2187 Atlantic Street
                                 5th Floor              Stamford, CT  06902
                                 Stamford, CT  06902

 6. Reliance Utilities Corp.     522 Grand Blvd.        2187 Atlantic Street
                                 Westbury, NY  11590    Stamford, CT  06902

 7. Public Fuel Service Co.,     740 Jamaica Avenue     2187 Atlantic Street
    Inc.                         Brooklyn, NY  11208    Stamford, CT  06902
 8. Petro, Inc.                  2187 Atlantic Street   2187 Atlantic Street
                                 5th Floor              Stamford, CT  06902
                                 Stamford, CT  06902

 9. CBW Realty Corp. of New      2187 Atlantic Street   2187 Atlantic Street
    York                         5th Floor              Stamford, CT  06902
                                 Stamford, CT  06902
 10.       CBW Realty Corp. of   2187 Atlantic Street   2187 Atlantic Street
           Connecticut           5th Floor              Stamford, CT  06902
                                 Stamford, CT  06902

 11.       CBW Realty Corp. of   2187 Atlantic Street   2187 Atlantic Street
           Pennsylvania          5th Floor              Stamford, CT  06902
                                 Stamford, CT  06902

                                                          CHIEF EXECUTIVE
                                                                 OFFICE
                                                        --------------------
           SUBSIDIARY              PLACE OF BUSINESS
           ----------              -----------------             -

 12.       CBW Realty Corp.      2187 Atlantic Street   2187 Atlantic Street
                                 5th Floor              Stamford, CT  06902
                                 Stamford, CT  06902

 13.       Miller Fuel Oil Co.   301 No. Forge Road     2187 Atlantic Street
                                 Palmyra, PA  17078     Stamford, CT  06902
 14.       D.J.W. Gasoline       4025 Pottsville Pike   2187 Atlantic Street
           Company, Inc.         Reading, PA  19605     Stamford, CT  06902

 15.       Marex Corporation     8900 Citation Road     2187 Atlantic Street
                                 Baltimore, MD  21221   Stamford, CT  06902
 16.       Maxwhale Corp.        1 Coffey Street        2187 Atlantic Street
                                 Brooklyn, NY  11231    Stamford, CT  06902

 17.       Ocennet Fuel Oil      64 Oakland Avenue      2187 Atlantic Street
           Corp.                 East Hartford, CT      Stamford, CT  06902
                                 06108

 18.       A.P. Woodson          8101 Parston Drive     2187 Atlantic Street
           Company, Inc.         Forestville, MD        Stamford, CT  06902
                                 20747
 19.       Ortep Fuel Oil of     Colfax & Concord       2187 Atlantic Street
           Rhode Island, Inc.    Street                 Stamford, CT  06902
                                 Pawtucket, RI  02860

                                                                    EXHIBIT G to
                                                                Credit Agreement
                                                                ----------------

                                     FORM OF
                             REQUEST FOR ACCEPTANCES

               [LETTERHEAD OF PETROLEUM HEAT AND POWER CO., INC.]

                                    ______________ __, 19__

[BANK NAME]
[ADDRESS]

Dear Sirs:

          Reference is made to the Third Amended and Restated Credit Agreement, dated as of August 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Petroleum Heat and Power Co., Inc.,
                   ----------------
the banks and other financial institutions from time to time parties thereto (the "Banks") and Chemical Bank, as Agent. Unless otherwise defined herein,
      -----
capitalized terms which are defined in the Credit Agreement are used herein as therein defined. We hereby request that you accept and discount the enclosed Draft[s], payable on ________ __, 19__, for a period of __ days subject to the terms of the Credit Agreement.

          We hereby certify that the proceeds of your discount of the Draft[s] will be used solely to finance, and will be the sole source of financing for, the following domestic purchases and shipments of #2 fuel oil:

Draft          Date of                            Dollar
Number    Shipment       Origin      Destination       Amount
- - ------    --------       ------      -----------       ------


We further certify to you that each destination written above is either (1) 25 miles from the corresponding place of origin or (2) located in a State different from that of the corresponding place of origin. Upon request, we will provide to you the bill of lading or invoice number for each shipment, as well as any other information which you may request relating to any shipment or the financing.

          We further certify that on the date hereof we are requesting that the other Banks parties to the Credit Agreement accept and discount Drafts in the amount required by subsection 4.3 of the Credit Agreement.

                              PETROLEUM HEAT AND POWER CO., INC.


                              By:_______________________
                                   Title:

                                             EXHIBIT H to
                                             Credit Agreement
                                             ----------------


                                  FORM OF DRAFT

- - --------------------------------------------------------------------------------


                                   [consecutive numbers]

                                   _________ __, 19__1/
                                                     -


          At ____2/ days after the date hereof, Pay to the Order of
                 -
___________________________3/ the sum of ____________________ DOLLARS
                           -
($___________)4/.
              -


[Name of Bank upon
   which Draft is Drawn]
[Address of Bank]


                              PETROLEUM HEAT AND POWER CO., INC.


                              By:_________________________
                                   Title:













































          --------------------

          1/   Insert date of Acceptance
          -

          2/   Insert 30, 60, 90 or 180
          -

          3/   Insert name of Bank upon which Acceptance is drawn
          -

          4/   Insert amount of Draft
          -

                                             EXHIBIT I to
                                             Credit Agreement
                                             ----------------


                                     FORM OF
                           BORROWING BASE CERTIFICATE

          This Certificate is delivered pursuant to subsection 11.1(i) of Third Amended and Restated Credit Agreement, dated as of August 1, 1994 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Petroleum Heat and Power Co., Inc., a Minnesota
 ----------------
corporation (the "Company"), the several banks and other financial institutions
                  -------
from time to time parties thereto and Chemical Bank, as Agent. Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

          On behalf of the Company, the undersigned certifies that he is [the Chief Financial Officer][a Senior Vice President] of the Company, and that, as such, he is authorized to execute this Borrowing Base Certificate on behalf of the Company and further certifies that:

          For purposes of this Borrowing Base Certificate, the Borrowing Base and Borrowing Base Adjustment calculation date is ___________ __, 199__ (the "Calculation Date").
 ----------------

          1.   The value of all Eligible Accounts of the Company and its
     Subsidiaries as of the Calculation Date is: $_______________.   [Schedule I
     hereto sets forth certain calculations used to determine such value] .

          2.   90% of the amount designated in Item 1 above is:
                                               ------
     $_______________.

          3.   The value of all Eligible Inventory of the Company and its
     Subsidiaries as of the Calculation Date is:    $________________.

          4. The aggregate purchase price of all Eligible Inventory Under Contract of the Company and its Subsidiaries valued on a "first-in/first-out" basis at the contract price as of the Calculation Date is:
     $____________.

          5.   The sum of the amounts designated in Item 3 and Item 4 above of
                                                    ------     ------
     the Company and its Subsidiaries as of the Calculation Date is:
     $________________.

          6.   80% of the amount designated in Item 5 above is: $____________.
                                               ------

          7.   The Borrowing Base (the sum of the amounts designated in Item 2
                                                                        ------
     and Item 6 above) as of the Calculation Date is:      $________________.
         ------

          8. The aggregate amount of outstanding accounts payable for petroleum and/or propane purchases of the Company and its Subsidiaries as of the
     Calculation Date is:   $_____________.

          9. The aggregate amount of Working Capital Borrowings (other than Working Capital Loans) of the Company and its Subsidiaries as of the
     Calculation Date is:    $________________.

          10. The Borrowing Base Adjustment (the sum of the amounts designated in Item 8 and Item 9 above) as of the Calculation Date is:
        ------     ------
     $_________________.

          11.  The Borrowing Base (the amount designated in Item 7) minus the
                                                            ------  -----
     Borrowing Base Adjustment (the amount designated in Item 10) as of the
                                                         -------
     Calculation Date is:       $_________________.

          12. The information contained in this Borrowing Base Certificate (including the information upon which the foregoing calculations are based) is true and complete in all material respects as of the date hereof.

          13. Except as disclosed in this Borrowing Base Certificate, there has been no material adverse change in the collectibility or enforceability of Accounts of the Company and its Subsidiaries or the market value or salability of Inventory of the Company and its subsidiaries since ______________ ___, 19__.

          14. The Aggregate Outstanding Working Capital Extensions of Credit of all of the Banks will not exceed the amount designated in Item 11.
                                                               -------

          15. To the best of my knowledge after due inquiry and in good faith, the calculations contained herein are determined in accordance with GAAP and the Borrowing Base calculations are based upon Accounts and Inventory of the Company and its Subsidiaries which meet the criteria set forth in the Credit Agreement for Eligible Accounts and Eligible Inventory, respectively.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of_________, 19__ [insert the Closing Date or 20th day and the applicable month and year, as may be the case].


                              PETROLEUM HEAT AND POWER CO., INC.


                              By:___________________________
                                Name:
                                Title:

                                                       Schedule I
                                                       ----------

                                Accounts Excluded
                                -----------------


A.   Accounts, the balance of which is in excess
     of $250,000, that have been excluded which are
     owed by an obligor which has taken any of
     the actions or suffered any of the events of
     the kind described in paragraph (g) of
     Section 13 of the Credit Agreement is:            $_________

B.   Accounts that have been excluded which
     are not free and clear of all liens and other
     claims of any other Person (except in favor
     of the Agent for the ratable benefit of the
     Banks) is:                                   $_________

C.   Other Accounts that have been excluded in
     determining Eligible Accounts is:                 $_________

                                                                   EXHIBIT J to
                                                                CREDIT AGREEMENT
                                                                ----------------




                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to:

(a) the Credit Agreement, dated as of August 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among
                                                   ----------------
     Petroleum Heat and Power Co., Inc. (the "Company"), the Banks named therein
                                              -------
     and Chemical Bank, as agent for the Banks (in such capacity, the "Agent");
                                                                       -----
     and

(b) the letter agreement, dated as of August 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Line Letter"), among the
                                                   -----------
     Company and the Banks named therein.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                               (the "Assignor") and                      (the
          --------------------       --------       --------------------
"Assignee") agree as follows:
 --------

     1. (a) The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ___% interest (the "Assigned Interest") in
                                                         -----------------
and to the Assignor's rights and obligations under the Credit Agreement and the Line Letter with respect to those credit facilities contained in the Credit Agreement and/or the Line Letter as are set forth on SCHEDULE 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal
    -----------------                      -------------------
amount for each Assigned Facility as set forth on SCHEDULE 1.

     (b) Notwithstanding anything to the contrary contained in this Assignment and Acceptance, the sole obligation of an Assignee hereunder with respect to the Line Letter shall be to take the participating interest specified in SCHEDULE 1 in its ratable share of any letters of credit outstanding under the Line Letter on the date hereof and otherwise to comply with the terms of the Line Letter.
In no event shall any Assignee, by its execution and delivery of this Assignment and Acceptance, be deemed to have provided any commitment to take participating interests in letters of credit issued under the Line Letter after the date hereof.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the Line Letter, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document, the Line Letter or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement, any other Loan Document the Line Letter or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 11.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 8.16(b) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be
                                                                     ----------
  , 19   (the "Effective Date").  Following the execution of this Assignment and
- - --    --       --------------
Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and the Line Letter and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank under the Credit Agreement, the other Loan Documents and the Line Letter, and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the Line Letter.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
   RELATING TO THE CREDIT AGREEMENT, DATED AS OF                     , 199  ,
                                                 ---------------- ---     --
                                      AMONG
                                                           ,
                     --------------------------------------
                             THE BANKS NAMED THEREIN
                                       AND
      CHEMICAL BANK, AS AGENT FOR THE BANKS (IN SUCH CAPACITY, THE "AGENT")

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:
      Credit           Principal
 Facility Assigned  Amount Assigned     Commitment Percentage
                                             Assigned1/
                                                     -


                    Working Capital Commitment
 Working Capital    $                      .               %
                     --------------     --- ---------------
 Loans

 Inventory Letters  $                      .               %
                     --------------     --- ---------------
 of Credit
 Acceptances        $                      .               %
                     --------------     --- ---------------

                      Acquisition Commitment

 Acquisition R/C    $                      .               %
                     --------------     --- ---------------
 Loans
 Acquisition        $                      .               %
                     --------------     --- ---------------
 Letters of Credit

 Acquisition Term   $                      .               %
                     --------------     --- ---------------
 Loans

                           Line Letter
 Letters of Credit  $                      .               %
                     --------------     --- ---------------


        [NAME OF ASSIGNEE]               [NAME OF ASSIGNOR]



        By                               By
        Name:                            Name:
        Title:                           Title:























          --------------------

          1/
          -
             Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

        Accepted:                        Consented To:
        --------                         ------------

        CHEMICAL BANK, as Agent          PETROLEUM HEAT AND POWER CO.,
                                         INC.


        By                               By
        Name:                            Name:
        Title:                           Title:

                                                                    EXHIBIT K TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                                     FORM OF
                                   LINE LETTER

                                                            as of August 1, 1994

Petroleum Heat and Power Co., Inc.
Davenport Street
Stamford, Connecticut  06904
Attention:  Irik P. Sevin, President

Dear Sirs:

          Each financial institution referred to below (each, a "Bank") is
                                                                 ----
pleased to confirm that it is severally (but not jointly with the other Banks referred to below) holding available for Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company") a line of credit (the "Line of Credit")
                            -------                          --------------
from the date hereof through June 30, 1995 in an aggregate amount not to exceed the percentage specified opposite its signature hereto (such Bank's "Ratable
                                                                     -------
Share") times $15,000,000 to be used exclusively to issue standby letters of
- - -----
credit to support insurance requirements of the Company and its subsidiaries (collectively, the "Letters of Credit"). Notwithstanding anything to the
                    -----------------
contrary contained herein, the availability of the Line of Credit and the obligation of the Issuing Bank (as hereinafter defined) to issue Letters of Credit shall be subject to the Banks' continued satisfaction with the financial condition, business and operations of the Company and its Subsidiaries and shall, in any event, terminate if all of the facilities provided for in the Credit Agreement expire or are otherwise terminated. THE WILLINGNESS OF THE BANKS TO HOLD AVAILABLE FOR THE COMPANY THE LINE OF CREDIT SHALL IN NO EVENT BE DEEMED TO BE A COMMITMENT OR OBLIGATION OF ANY BANK AND EACH BANK MAY, AT ANY TIME IN ITS SOLE DISCRETION, REDUCE ITS RATABLE SHARE OF THE LINE OF CREDIT OR TERMINATE ITS SHARE OF THE LINE OF CREDIT IN ACCORDANCE WITH THE TERMS HEREOF.


Issuance of Letters of Credit
- - -----------------------------

          The parties hereto agree that Chemical Bank will act as the issuing bank (the "Issuing Bank") for each Letter of Credit. The Company may from time
           ------------
to time request that the Issuing Bank issue a Letter of Credit hereunder by delivering to the Issuing Bank an application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of such application, the Issuing Bank will process such application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Letter of Credit to the Company promptly following the issuance thereof.

          Unless the Issuing Bank shall have been notified in writing to the contrary by any Bank prior to the date it is to issue any Letter of Credit, the Issuing Bank may assume that such Bank continues to be satisfied with the financial condition, business and operations of the Company and may, in reliance upon such assumption, issue such Letter of Credit.


Provisions Relating to Letters of Credit
- - ----------------------------------------

          The Letters of Credit shall have maturities of up to one year; provided that each such Letter of Credit shall be automatically extended for
- - --------
successive periods of one year (but in no event shall any Letter of Credit be extended beyond June 30, 1996) unless, at least thirty days prior to the date such Letter of Credit would otherwise be extended (any such date of extension, an "Extension Date"; and the date which is thirty days prior thereto, the
    --------------
"Refusal Deadline"), the Issuing Bank notifies the Company that it elects not to
 ----------------
extend such Letter of Credit. The Company agrees to give each Bank at least 45 days prior notice to any Extension Date that it desires to extend the relevant Letter or Credit. Each Letter of Credit shall (a) be denominated in Dollars,
(b) be in a minimum face amount of $100,000 and (c) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          The Company shall pay to the Issuing Bank, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to the undrawn face amount of each Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder, in an amount equal to 1-3/4% per annum of such undrawn face amount. Such commissions shall be payable in advance on the date of issuance of each Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be non refundable. In addition to the foregoing fees and commissions, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit. The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

          The Issuing Bank irrevocably agrees to grant and hereby grants to each other Bank (each such other Bank, a "L/C Participant"), and, to induce the
                                     ---------------
Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Ratable Share of the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Line Letter, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Ratable Share of the amount of such draft, or any part thereof, which is not so reimbursed. The Agent agrees to provide to each L/C Participant a copy of each Letter of Credit issued pursuant to the terms hereof and a copy of any draft paid under any such Letter of Credit.

          If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to the immediately preceding paragraph in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (a) such amount, times (b) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (c) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to the immediately preceding paragraph is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate then payable on Working Capital Loans under the Credit Agreement which bear interest at a rate based upon the Alternate Base Rate. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.

          Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata
                                                                   --- ----
share of such payment in accordance with this Line Letter, the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its Ratable Share thereof; provided,
                                                                   --------
however, that in the event that any such payment received by the Issuing Bank
- - -------
shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          The Company agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified in the Credit Agreement in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any overdue Working Capital Loans under the Credit Agreement which bear interest at a rate based upon the Alternate Base Rate.

          The parties hereto hereby agree that the provisions of subsections 3.6, 3.7 and 3.8 of the Credit Agreement are deemed to be incorporated herein by reference as if each Letter of Credit was an Inventory Letter of Credit under the Credit Agreement and as if the Banks party hereto (other than the Issuing
Bank) were Inventory L/C Participants.


Reduction or Termination of Line of Credit
- - ------------------------------------------

          Each Bank may, at any time in its sole discretion, elect to reduce or terminate its Ratable Share by providing five Business Days' prior written notice to the Issuing Bank and the Company. In the event that any Bank gives such notice (each such Bank, a "Withdrawing Bank"), such Bank shall have no
                                ----------------
obligation to purchase participating interests in any Letter of Credit which is to be issued, or with respect to which the Refusal Deadline is to occur, on or after the sixth Business Day following the date of delivery of such notice (such sixth Business Day, the "Reduction Date"). Notwithstanding the foregoing, each
                         --------------
Bank hereby agrees that any reduction or termination of its ratable share of the Line of Credit shall not affect its obligation to purchase participating interests in each Letter of Credit which was issued prior to the Reduction Date and with respect to which no Refusal Deadline has occurred following the Reduction Date.

          In the event that any Bank elects to become a Withdrawing Bank, then, from and after the Reduction Date, (a) such Withdrawing Bank's Ratable Share of any Letter of Credit to be issued shall be reduced by the amount specified in its notice to the Issuing Bank and the Company and (b) the Ratable Share each remaining Bank shall be increased by the amount equal to:
                  Commitment Percentage
                    of Remaining Bank            Commitment
                                           x    Percentage of
                     Total Commitment         Withdrawing Bank
                      Percentages of
                     Remaining Banks

provided, that in no event shall any Bank's Ratable Share of the aggregate
- - --------
amount of Letters of Credit outstanding in respect of which it is obligated to purchase a participating interest exceed the "Cap Amount" set forth opposite its signature hereto.


Collateral Security for Line of Credit
- - --------------------------------------

          Obligations owing to the Banks in connection with this Line of Credit (including, without limitation, reimbursement obligations resulting from drawings under the Letters of Credit) shall be secured equally and ratably with the obligations of the
Company under the Third Amended and Restated Credit Agreement, dated as of August 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein terms defined in
           ----------------
the Credit Agreement are used herein as therein defined), among the Company, the banks and other financial institutions from time to time parties thereto (the "Banks") and Chemical Bank, a New York banking
 -----
corporation, as agent for the Banks (in such capacity, the "Agent"), in
                                                            -----
accordance with the terms of the Security Documents.

          Without diminishing the effect of the third to last sentence of
Section 13 of the Credit Agreement, the Company agrees that, if any Letter of Credit is outstanding at a time when the agreement of all Banks to provide this Line of Credit has been terminated for any reason, the Company shall deposit in a cash collateral account opened by the Agent and having terms and conditions acceptable to the Agent and the Banks an amount equal to the then undrawn and unexpired amount of any such Letter of Credit.


Miscellaneous
- - -------------

          The parties hereto agree (i) that if pursuant to the terms of subsection 15.6(c) of the Credit Agreement any Bank sells all or any part of its rights under the Credit Agreement or the Notes it shall sell a proportionate amount of its rights and obligations under the Line of Credit and the Letters of Credit so that at all times the Commitment Percentage set forth herein for such Bank shall equal the Commitment Percentage of such Bank in the Credit Agreement and (ii) to amend this letter agreement to effectuate the foregoing.

          With respect to assignments pursuant to subsection 15.6(c) of the Credit Agreement, unless the transferor Bank and the Purchasing Bank specifically agree otherwise, the Purchasing Bank shall be responsible for its Ratable Share of all issued and outstanding Letters of Credit at the time of the assignment as well as for all Letters of Credit which are subsequently issued.

          The Company and each Bank hereby irrevocably and unconditionally waives trial by jury and the Company hereby waives its right of set-off and its right to interpose counterclaims in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

          THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Please acknowledge your acceptance of the foregoing by signing where indicated below and by returning this letter to Chemical Bank.

                              Very truly yours,

Ratable Share:  35.0%              CHEMICAL BANK, as Issuing Bank and as
Cap Amount:  $5,250,000                 a Bank


                              By:
                                 -----------------------------------------------
                                 Name:

Ratable Share:  20.0%              THE FIRST NATIONAL BANK OF BOSTON
Cap Amount:  $3,000,000

                              By:
                                 -----------------------------------------------
                                 Name:

Ratable Share:  20.0%              NATIONSBANK OF NORTH CAROLINA, N.A.
Cap Amount:  $3,000,000

                              By:
                                 -----------------------------------------------
                                 Name:

Ratable Share:  15.0%              NATIONAL WESTMINSTER BANK USA
Cap Amount:  $2,250,000

                              By:
                                 -----------------------------------------------
                                 Name:

Ratable Share:  10.0%              UNION TRUST COMPANY
Cap Amount:  $1,500,000

                              By:
                                 -----------------------------------------------
                                 Name:


Agreed to and Accepted:
- - ----------------------

PETROLEUM HEAT AND POWER
  CO., INC.

By:
     ------------------------------------------------------
     Title: Senior Vice-President